As filed with the Securities and Exchange Commission on July 18, 2025.

Registration No. 333-282686

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

Amendment No. 6

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CURANEX PHARMACEUTICALS INC

(Exact name of registrant as specified in its charter)

Nevada	2834	83-0741390
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

2 Jericho Plaza, Suite 101B

Jericho, NY 11753

(718) 673-6078

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

Jun Liu

Chief Executive Officer

Curanex Pharmaceuticals Inc

2 Jericho Plaza, Suite 101B

Jericho, NY 11753

(718) 673-6078

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mark Crone, Esq.	Huan Lou, Esq.
Joe Laxague, Esq. Eleanor Osmanoff, Esq.	David Manno, Esq. Sichenzia Ross Ference Carmel LLP
The Crone Law Group, P.C.	1185 Avenue of the America, 31st Floor
420 Lexington Avenue, Suite 2446	New York, NY 10036
New York, New York 10710	Telephone: (212) 930-9700
Telephone: (775) 234-5221

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Registration Statement contains two prospectuses, as set forth below.

●	Public Offering Prospectus. A prospectus to be used for the public offering of 3,750,000 Shares of Common Stock of the Registrant (the “Public Offering Prospectus”) through the underwriter named on the cover page of the Public Offering Prospectus.
●	Resale Prospectus. A prospectus to be used for the resale by the Selling Stockholders of up to 1,750,000 Selling Stockholder Shares of the Registrant (the “Resale Prospectus”).

The Resale Prospectus is substantively identical to the Public Offering Prospectus, except for the following principal points:

●	they contain different outside and inside front covers and back covers;
●	they contain different Offering sections in the Prospectus Summary;
●	they contain different Use of Proceeds sections;
●	the Capitalization and Dilution sections are deleted from the Resale Prospectus;
●	a Selling Stockholders section is included in the Resale Prospectus; and
●	the Underwriting section from the Public Offering Prospectus on page Alt-1 is deleted and replaced with a Selling Stockholders Plan of Distribution section on Alt-3 is inserted in its place

The Registrant has included in this Registration Statement a set of alternate pages after the back-cover page of the Public Offering Prospectus (the “Alternate Pages”) to reflect the foregoing differences in the Resale Prospectus as compared to the Public Offering Prospectus. The Public Offering Prospectus will exclude the Alternate Pages and will be used for the public offering by the Registrant. The Resale Prospectus will be substantively identical to the Public Offering Prospectus except for the addition or substitution of the Alternate Pages and will be used for the resale offering by the Selling Stockholder.

Unless noted otherwise, all share and the price per share numbers for all periods presented in these prospectuses have been retroactively adjusted for the reverse stock split of our outstanding Common Stock at a ratio of 3-for-5, which became effective as of November 19, 2024.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION	PRELIMINARY PROSPECTUS	DATED JULY 18, 2025

3,750,000 Shares of Common Stock

CURANEX PHARMACEUTICALS INC

This is an initial public offering (this “Offering” or the “IPO”) of 3,750,000 shares (the “Shares”) of common stock, $0.0001 par value per share (“Common Stock”) of Curanex Pharmaceuticals Inc, a Nevada corporation (the “Company,” “Curanex,” “we,” “us” or “our”) on a firm commitment underwritten basis. We are also registering up to 1,750,000 shares of Common Stock (the “Selling Stockholder Shares”) for resale by the stockholders named in the separate Resale Prospectus (the “Selling Stockholders”). We will not receive any proceeds from the sales of outstanding common shares by the Selling Stockholders.

The sale of the Selling Stockholder Shares is conditioned upon the successful completion of the sale of Shares by the Company in the IPO. Following listing of our shares on The Nasdaq Capital Market, the per share public offering price of the Selling Stockholder Shares to be sold by the Selling Stockholders will be at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices. The Selling Stockholders may sell shares to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling shareholders, the purchasers of the shares, or both. Any participating broker-dealers and who are affiliates of broker-dealers may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and any commissions or discounts given to any such broker-dealer or affiliates of a broker-dealer may be regarded as underwriting commissions or discounts under the Securities Act. The registration of the resale of the Selling Stockholder Shares does not mean that any of the Selling Stockholders will offer or sell any of the Selling Stockholder Shares. The successful listing of the Company’s Shares on The Nasdaq Capital Market is a condition to the closing of our underwritten primary offering and the secondary offering by the Selling Stockholders.

We will pay all fees and expenses incident to the registration of the resale of the Selling Stockholder Shares. However, the Selling Stockholders will not sell any Selling Stockholder Shares until after the closing of the IPO. For additional information on the possible methods of sale that may be used by the Selling Stockholders, you should refer to the section of this prospectus entitled “Selling Stockholders—Plan of Distribution”.

Prior to this Offering, there has been no public market for the Common Stock. The Company expects that the initial public offering price will be between US$4.00 and US$6.00 per share. We have applied to have our Common Stock listed on The Nasdaq Capital Market under the symbol “CURX”. There is no assurance that this Offering will be closed and that we will be successful in listing our Common Stock on Nasdaq.

Upon the completion of this Offering, the Company will have 27,750,000 shares of Common Stock issued and outstanding if the Over-allotment Option (as defined below) is not exercised. Our founders, Dian Ying Jing and Chang Liu, together with our Chief Executive Officer and President, Jun Liu, all of whom are members of the same family, beneficially own approximately 80.0% of the outstanding shares of Common Stock as of the date of this prospectus and will own approximately 69.3% of our outstanding voting stock after the completion of this Offering. They also beneficially own 100% of Series A Preferred Stock (“Series A Preferred Stock”) as of the date of this prospectus that provide them with 40% of the voting power of our equity voting stock. To the extent that these individuals agree to vote their shares together with regard to the election of directors, we will be deemed a “controlled company” under the corporate governance standards for Nasdaq listed companies, and for so long as we remain a controlled company under this definition, we are eligible to utilize certain exemptions from the corporate governance requirements under Nasdaq Listing Rules. We do not plan to rely on these exemptions, but we may elect to do so in the future. Please read “Prospectus Summary – Implications of Being a Controlled Company” beginning on page 3 of this prospectus for more information.

We are an emerging growth company and a smaller reporting company under the federal securities laws, and, as such, have elected to comply with certain reduced public company reporting requirements. Investing in our Common Stock involves a high degree of risk.

Investing in our Common Stock involves a high degree of risk. See “Risk Factors” beginning on page 5 of this prospectus for a discussion of information that should be considered in connection with an investment in our Common Stock.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Initial assumed public offering price (the lower end of the estimated public offering price between $4.00 and $6.00 per share)	$
Underwriting discounts and commissions (1)	$
Proceeds to us (before expenses)(2)	$

(1)	The Company has agreed to pay the underwriters a fee equal to 7% of the gross proceeds of the offering. See “Underwriting” for additional disclosure regarding underwriting compensation payable by us.

(2)	Does not include a non-accountable expense allowance equal to 1% of the gross proceeds of the Offering, payable to the underwriters. See “Underwriting” beginning on page 82 of this prospectus for additional information regarding underwriting compensation.

The underwriters are selling 3,750,000 Shares (or 4,312,500 Shares if the underwriters exercise their over-allotment option in full) in this Offering on a firm commitment basis. We have granted to the underwriters an option, exercisable within 45-days after the closing of the Offering, to purchase an additional 15% of the total number of shares of our Common Stock sold in the Offering at the initial public offering price solely for the purpose of covering over-allotments, if any (the “Over-allotment Option”).

The underwriters expect to deliver our shares to purchasers in the Offering on or about ______________, 2025.

Dominari Securities LLC	Revere Securities LLC	PACIFIC CENTURY SECURITIES, LLC.

Prospectus dated __________

Through and including ______________ 2025 (the 25th day after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in the Offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriter and with respect to their unsold allotments or subscriptions.

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment. Neither we, nor the underwriters, have authorized any other person to provide you with information that is different from, or adds to, that contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor the underwriters take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information contained in this prospectus or any free writing prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our Common Stock. Our business, financial condition, results of operations and prospects may have changed since that date. We are not making an offer of any securities in any jurisdiction in which such offer is unlawful.

No action is being taken in any jurisdiction outside the United States to permit a public offering of our Common Stock or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this public offering and the distribution of this prospectus applicable to that jurisdiction.

For investors outside the United States: Neither we nor the underwriters have taken any action that would permit the Offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the Offering of the securities covered hereby and the distribution of this prospectus outside of the United States.

The information in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since those dates.

No person is authorized in connection with this prospectus to give any information or to make any representations about us, the securities offered hereby or any matter discussed in this prospectus, other than the information and representations contained in this prospectus. If any other information or representation is given or made, such information or representation may not be relied upon as having been authorized by us.

Neither we nor the underwriters have done anything that would permit the Offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than the United States. You are required to inform yourself about, and to observe any restrictions relating to, the Offering and the distribution of this prospectus.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our Common Stock. Before investing in our securities, you should carefully read this entire prospectus, including our financial statements and the related notes thereto and the information set forth under the sections “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes thereto, in each case included in this prospectus. Some of the statements in this prospectus constitute forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements.” Except as otherwise indicated, references to “we,” “us,” “our” and the “Company” refer to Curanex Pharmaceuticals Inc., New York corporation, prior to the reincorporation from New York to Nevada, and to Curanex Pharmaceuticals Inc, a Nevada corporation, following that reincorporation.

Corporate History and Recent Development

Curanex was originally incorporated under the laws of the State of New York on June 1, 2018 under the name “Durand Damiel Health Inc,” focusing on research and development (R&D) of health products and botanical medicines. On October 24, 2023, the Company changed its name to “Fordman Pharma Inc.,” and on November 9, 2023, the Company changed its name to Curanex Pharmaceuticals Inc and changed its focus on discovering, developing and commercializing innovative botanical drugs for major unmet needs to treat patients suffering from inflammatory diseases.

On April 15, 2024, the Company entered into an initial subscription agreement with an individual, Xiaohong Song (the “Investor”), which was superseded by the amended and restated subscription agreement entered between the parties on November 27, 2024 (the Subscription Agreement”) pursuant to which the Investor agreed to purchase a number of shares of our Common Stock representing 0.1% of the total outstanding number of our Common Stock following the completion of the Offering for the purchase price of $200,000. Upon successful completion of the sale of Shares by the Company in the underwritten primary offering, the Company will have 27,750,000 shares of Common Stock issued and outstanding if the over-allotment option is not exercised or 28,312,500 shares of Common Stock if the underwriters exercise in full the over-allotment option. Accordingly, the Company anticipates that it will issue to the Investor 27,750 or 28,312 shares of Common Stock, as applicable.

On June 10, 2024, Curanex Pharmaceuticals Inc., a New York corporation (“Curanex NY”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Curanex Pharmaceuticals Inc, a newly formed Nevada corporation and a wholly owned subsidiary of Curanex NY (the “Surviving Corporation”), pursuant to which, on the same date, Curanex NY, as parent in this transaction, merged with and into the Surviving Corporation (the “Reincorporation”). Upon the consummation of the Reincorporation, Curanex NY ceased its legal existence as a New York corporation, and the Surviving Corporation continued business of Curanex NY as the surviving corporation in the Reincorporation under the name “Curanex Pharmaceuticals Inc” succeeding all our rights, assets, liabilities and obligations, except that our affairs ceased to be governed by the New York Business Corporation Law and became subject to the Nevada Revised Statutes.

On June 17, 2024, we entered into an Asset Purchase Agreement and Plan of Reorganization (the “Asset Purchase Agreement”) with Duraviva Pharma Inc (“Duraviva”), a New York corporation, and an entity in which our majority shareholders, including its President and members of the President’s immediate family, also majority shareholders and officers and directors, and on the same date, closed the transactions contemplated by the Asset Purchase Agreement (the “Closing”). Upon the Closing, Duraviva transferred and assigned to the Company four (4) provisional patent applications and its 8 research and development animal studies and reports and the rights to use the studies for further R&D, clinical and commercial purposes (the “IP Assets”). In consideration for $730,000 and the transfer and assignment of the IP Assets by Duraviva, constituting all or substantially all the assets of Duraviva, the Company issued an aggregate of 23,400,000 shares of Common Stock to Duraviva’s shareholders, pro-rata to their beneficial ownership in Duraviva. As contemplated by the Asset Purchase Agreement, Duraviva liquidated its remaining assets and dissolved its charter under the laws of its incorporation.

On November 19, 2024, our Board of Directors (the “Board”) and our stockholders approved an amendment to our amended and restated articles of incorporation (the “Amendment”) to effect a reverse stock split of the outstanding shares of the Common Stock, at a ratio of three-for-five (3-for-5) (the “Reverse Stock Split”). The Amendment became effective on the same date, upon filing of the Amendment with the Secretary of State of the State of Nevada. As a result of the Reverse Stock Split, every five (5) shares of our issued and outstanding Common Stock, automatically and without any action of the Company or any holder thereof, were combined into three (3) validly issued and non-assessable shares of Common Stock, resulting in 24,000,000 post Reverse Stock Split shares of Common Stock. No fractional shares were issued to any stockholder of the Company, and in lieu of issuing any such fractional shares, any fractional shares resulting from the Reverse Stock Split, if applicable, will be rounded up to the nearest whole share of Common Stock. Proportionate adjustments will be made to the exercise prices and the number of shares underlying the Company’s outstanding equity awards, convertible notes, and warrants, as applicable. The shares of Common Stock as adjusted to the Reverse Stock Split will remain fully paid and non-assessable. The Reverse Stock Split will not affect the number of authorized shares of Common Stock or the par value of the Common Stock nor will it change the authorized shares of preferred stock or the relative voting power of holders of the outstanding Common Stock.

Business Overview

Curanex is a developmental stage pharmaceutical company dedicated to discovering, developing and commercializing innovative botanical drugs to treat patients suffering from inflammatory diseases. Our mission is to address significant unmet medical needs and improve patients’ lives by harnessing the power of natural substances. We are dedicated to discovering, developing and commercializing botanical medicines for treating patients with immune and inflammatory diseases and to develop therapies that may offer potential benefits to patients with unmet clinical needs in various fields, such as autoimmune diseases, metabolic diseases and viral infections.

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Our founders and related research personnel have been devoted to natural substances (“phytomedicine”) since 1996. Based on their knowledge and experience of natural substances and relevant technologies, they developed a proprietary platform for identifying, extracting and optimizing novel anti-inflammatory compounds from medicinal plants. We believe that this platform will allow us to create a pipeline of botanical drug candidates with potentially unique mechanisms of action to address unmet medical needs.

Our lead drug candidate, Phyto-N, is a proprietary botanical extract with chemical components and pharmacological activities that harnesses potential anti-inflammatory properties of a medicinal plant with a long history of human use. Phyto-N has a long history of use in Chinese traditional medicine, which focuses on an alternative herbal medical practice, and has shown positive results in animal models of multiple inflammatory diseases.

Our objective is to prioritize the development of Phyto-N and its active compounds, to conduct further preclinical and clinical studies to evaluate its therapeutic potential and safety profile, and if warranted, to seek the necessary regulatory approval in order to commercialize Phyto-N. Specifically, we aim to establish proof-of-concept for our botanical drug development platform to bring therapies that will improve life of patients who currently have limited or no effective treatment options and to generate value for our stockholders. Our current drug development pipeline encompasses seven core indications: ulcerative colitis, atopic dermatitis, COVID-19, diabetes, nonalcoholic fatty liver disease (“NAFLD”), and gout. If successfully developed and approved, Phyto-N may improve the lives of many patients worldwide. However, our research to date has been limited to preclinical studies for each of these indications.

Our initial business plan is to submit an Investigational New Drug application (“IND”) for the treatment of ulcerative colitis in the first half of 2026. If allowed to proceed by the U.S. Food and Drug Administration (“FDA”), a Phase I trial will be initiated 30 days post-IND submission. If the Phase I trial is completed with positive results, we intend to proceed with a Phase II trial for ulcerative colitis as our lead indication. Contingent upon the success of our ulcerative colitis trials, available funding, and other strategic considerations, Curanex may subsequently initiate additional Phase II trials in other high-value indications such as atopic dermatitis, coronavirus (COVID-19), gout, diabetes, and NAFLD. This multiple indication strategy represents our long-term vision to explore and maximize the value of Phyto-N and build a robust pipeline of botanical drug candidates targeting inflammatory diseases. The successful completion of these clinical trials could position Phyto-N as a potential botanical drug candidate for multiple inflammatory indications, addressing specific unmet medical needs. If approved, Phyto-N could provide patients with new treatment options for various inflammatory conditions.

As we progress towards clinical development, we will continue to invest in translational research to further elucidate the mechanisms of action, biomarkers, and patient stratification strategies for Phyto-N. These efforts will support our precision medicine approach and help us optimize the design and execution of our clinical trials to improve the chances of success. However, the process for conducting clinical trials is uncertain and there is no assurance that our clinical development activities will meet our planned timelines. There is also no assurance that we will be successful in obtaining FDA regulatory approval, in obtaining sufficient funds to pursue our growth strategy, and in commercialization of our lead or other product candidates.

As a company that is developing botanical drugs, we may face challenges that similar companies experienced in the past with obtaining regulatory approval, as the development and approval process for botanical drugs involves additional challenges, including, but not limited to the complex nature of botanical extracts, which may contain multiple active compounds, making it difficult to identify and characterize all active ingredients, challenges in standardization and quality control due to natural variations in plant materials, difficulties in predicting pharmacokinetics and potential drug interactions due to the complex composition of botanical extracts, and manufacturing complexities in scaling up production while maintaining consistency and quality. Currently only two (2) botanical drugs have received FDA approval, such as Veregen® (sinecatechins), a green tea extract for the treatment of genital and perianal warts, and Fulyzaq®/Mytesi® (crofelemer), derived from the Croton lechleri tree, for managing diarrhea in HIV/AIDS patients on antiretroviral therapy. This limited number of approvals highlights both the innovative nature of our approach and the potential challenges in obtaining regulatory approval. These challenges involve additional costs and may result in delays, or failure to obtain the required FDA regulatory approval.

Implications of Being an Emerging Growth Company

As a company with less than $1.235 billion in revenue during our last completed fiscal year, we qualify as an “emerging growth company” as defined in the federal securities laws. An emerging growth company may take advantage of specified reduced reporting requirements that are otherwise applicable generally to public companies. These reduced reporting requirements include:

●	an exemption from compliance with the auditor attestation requirement on the effectiveness of our internal control over financial reporting;

●	an exemption from compliance with any requirement that the Public Company Accounting Oversight Board may adopt regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

●	an exemption from the requirements to obtain a non-binding advisory vote on executive compensation or a stockholder approval of any golden parachute arrangements;

●	extended transition periods for complying with new or revised accounting standards;

●	being permitted to present only two years of audited financial statements and only two years of related “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in addition to any required unaudited interim financial statements in this prospectus; and

●	reduced disclosures regarding executive compensation in our periodic reports, proxy statements and registration statements, including in this prospectus.

We will remain an emerging growth company until the earliest to occur of: (i) the end of the first fiscal year in which our annual gross revenue is $1.235 billion or more; (ii) the date on which we are deemed to be a “large accelerated filer,” as defined in the Securities Exchange Act of 1934, as amended, (the “Exchange Act”); (iii) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt securities; and (iv) the end of the fiscal year during which the fifth anniversary of the Offering occurs. We may choose to take advantage of some, but not all, exemptions afforded to emerging growth companies. We currently intend to take advantage of the exemptions discussed above. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock. We will take advantage of the extended transition period for complying with any new or revised financial account standards provided pursuant to Section 7(a)(2)(B).

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Implications of Being a Smaller Reporting Company

We are also a “smaller reporting company,” as defined under SEC Regulation S-K. As such, we also are exempt from the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”) and also are subject to less extensive disclosure requirements regarding executive compensation in our periodic reports and proxy statements. We will continue to be deemed a smaller reporting company until the end of the fiscal year in which (i) we have a public common equity float of more than $250 million or (ii) we have annual revenues for the most recently completed fiscal year of more than $100 million and a public common equity float or public float of more than $700 million. We also would not be eligible for status as a smaller reporting company if we become an investment company, an asset-backed issuer or a majority-owned subsidiary of a parent company that is not a smaller reporting company.

We have elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this prospectus is a part and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our stockholders may be different from what you might receive from other public reporting companies in which you hold equity interests.

Implications of Being a Controlled Company

Our founders, Dian Ying Jing and Chang Liu, together with our Chief Executive Officer and President, Jun Liu, all of whom are members of the same family, beneficially own approximately 80% of the outstanding shares of Common Stock as of the date of this prospectus and will own approximately 69.3% of our outstanding voting stock after this Offering. They also beneficially own 100% of Series A Preferred Stock as of the date of this prospectus that provide them with 40% of the voting power of our equity voting stock. To the extent that these individuals agree to vote their shares together with regard to the election of directors, we will be deemed a “controlled company” under the corporate governance standards for Nasdaq listed companies and for so long as we remain a controlled company under this definition, we are eligible to utilize certain exemptions from the corporate governance requirements of Nasdaq.

For so long as we are a controlled company under that definition, we are permitted to rely on certain exemptions from corporate governance rules, including:

●	an exemption from the rule that a majority of our Board must be independent directors;

●	an exemption from the rule that the compensation of our chief executive officer must be determined or recommended solely by independent directors; and

●	an exemption from the rule that our director nominees must be selected or recommended solely by independent directors.

Although we do not intend to rely on the “controlled company” exemption under Nasdaq listing rules, we could elect to rely on this exemption in the future. If we elect to rely on the “controlled company” exemption, a majority of the members of our Board might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors.

As a result, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements.

Corporate Information

Our principal executive offices are located at 2 Jericho Plaza, Suite 101B, Jericho, NY 11753. Our telephone number is (718) 673-6078. Our website address is www.curanexpharma.com. Information contained in, or that can be accessed through, our website is not incorporated by reference into this prospectus, and you should not consider information on our website to be part of this Prospectus.

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THE OFFERING

The following summary of the Offering contains basic information about the offering and Common Stock and is not intended to be complete. It does not contain all the information that is important to you. For a more complete understanding of the Common Stock, please refer to the section of this Public Offering Prospectus entitled “Description of Securities”.

Securities offered by us:	3,750,000 shares of Common Stock (or 4,312,500 shares of Common Shares if the underwriters exercise the over-allotment option in full).

Offering Price	The Company expects that the initial public offering price will be between US$4.00 and US$6.00 per share

Common Stock outstanding before this Offering:(1)	24,000,000 shares

Common Stock to be outstanding immediately after this Offering:(2)	27,750,000 shares (or 28,312,500 shares if the underwriters exercise the over-allotment option in full)

Underwriter compensation:

In connection with the underwritten primary offering, we agreed to pay to the underwriters a cash fee equal to seven percent (7%) of the gross proceeds from the sale of the Shares in the Offering. In addition, we have agreed to: (i) reimburse the underwriters for fees and expenses of legal counsel and other out-of-pocket expenses incurred in connection with this Offering up to $150,000); (ii) pay the underwriters one percent (1%) of the gross proceeds of the Offering as a non-accountable expense allowance; and (iii) indemnify the underwriters for certain liabilities in connection with this Offering. See “Underwriting.”

Over-Allotment Option:

We have granted the underwriters an option, exercisable at any time and from time to time, in whole or in part, within 45 days after the closing of this Offering to purchase up to an additional 15% of the number of Common Stock sold in this Offering at the initial public offering price solely for the purpose of covering over-allotments, if any.

Use of proceeds:	Based upon an initial public offering price of US$4.00 per Share, (the lower end of the price range set forth on the cover page of this prospectus), we estimate that we will receive approximately $12,114,369 in net proceeds from the sale of our Common Stock offered by us in this Offering (approximately $14,206,869 if the underwriters exercise their Over-allotment Option in full), after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. We intend to use the net proceeds received from this underwritten offering for general and working capital purposes, including but not limited to investing in research and development, including in our technology, and for other working capital and general corporate purposes. See “Use of Proceeds.”

Dividend policy:	Holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared by our Board out of funds legally available. We have not paid any dividends since our inception, and we presently anticipate that all earnings, if any, will be retained for the development of our business. Any future disposition of dividends will be at the discretion of our Board and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements and other factors.

Risk factors:	Investing in our securities is highly speculative and involves a high degree of risk. You should carefully consider the information set forth in this prospectus and, in particular, the specific factors set forth in the “Risk Factors” section beginning on page 5 of this prospectus before deciding whether or not to invest in our securities.

Proposed ticker symbol:	We applied to list our Common Stock on The Nasdaq Capital Market, subject to official notice of issuance, under the symbol “CURX.” No assurance can be given that our applications will be approved, or that a trading market will develop for our Common Stock. If our application is not approved, we will not continue with this Offering.

Transfer agent:	VStock Transfer, LLC.

Lock-ups:

We will not, without the prior written consent of the Representative (as defined below), sell, transfer or otherwise dispose of any capital securities (or underlying securities) of the Company for a period of six (6) months from the effective date of the registration statement of which this prospectus forms a part.

Our directors, officers and holders of more than 5% of the Company’s outstanding shares as of the effective date of the registration statement of which this prospectus forms a part are expected to enter into lock-up agreements with the Representative not to sell, transfer, or dispose of any of our Common Stock for a period of six (6) months from the effective date of the registration statement of which this prospectus forms a part.

See “Underwriting.”

(1)	Based on 24,000,000 shares of Common Stock issued and outstanding as of the date of this prospectus, reflecting the Reverse Stock Split.

Except as otherwise indicated, all information in this prospectus assumes that:

●	no shares of Common Stock have been issued pursuant to the Subscription Agreement;

●	no shares of Common Stock have been issued pursuant to any warrants or options; and

●	no shares of Common Stock have been issued pursuant to the Representative’s Over-allotment Option.

4

RISK FACTORS

Our business is subject to many risks and uncertainties, which may affect our future financial performance. If any of the events or circumstances described below occur, our business and financial performance could be adversely affected, our actual results could differ materially from our expectations, and the price of our stock could decline. The risks and uncertainties discussed below are not the only ones we face. There may be additional risks and uncertainties not currently known to us or that we currently do not believe are material that may adversely affect our business and financial performance. You should carefully consider the risks described below, together with all other information included in this prospectus including our financial statements and related notes, before making an investment decision. The statements contained in this prospectus that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, the trading price of our Common Stock could decline, and investors in our securities may lose all or part of their investment.

Risks Related to Our Business

We have a limited operating history in an evolving industry, which makes it difficult to evaluate our future prospects and may increase the risk that we will not be successful.

We have a limited operating history on which to base an evaluation of its business and prospects. We are subject to all the risks inherent in a small company seeking to develop, market and distribute new services, particularly companies in evolving markets such as the pharmaceutical industry. The likelihood of our success must be considered, in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with the development, introduction, marketing and distribution of new products and services in a competitive environment. We are therefore subject to many of the risks common to early-stage enterprises, including under-capitalization, cash shortages, limitations with respect to personnel, financial and other resources and lack of revenues.

If we fail to raise capital when needed it will have a material adverse effect on our business, financial condition and results of operations.

We have a very limited revenue-producing operation and will require the proceeds from this Offering to execute our full business plan. Beginning in 2023, when the Company discontinued its sale of health and dietary supplemental products and changed its focus on developing and marketing Phyto-N as a botanical drug, the Company did not generate any revenue. Our lead product candidate, Phyto-N, is still in early preclinical development stage, and we do not generate any revenue from product sales or other commercial activities.

The Company’s full business plan includes conducting FDA-required GLP toxicology and pharmacokinetic studies, manufacturing clinical trial material, initiating and conducting Phase I clinical trials, advancing to Phase II trials for our lead indication (ulcerative colitis), potentially conducting additional Phase II trials in other high-value indications, proceeding to Phase III trials, and ultimately launching, manufacturing, and marketing the product. We estimate that it will require over $150 million to execute our full business plan through FDA approval and product launch. We believe that we will be able to raise net proceeds from this Offering that will enable us to implement our initial business plan, specifically to complete an IND and initiate Phase I clinical trial for Phyto-N in ulcerative colitis. However, there is no assurance that we will be able to sell all or a significant portion of the shares in this Offering and to implement our initial business plan. Further, even if we receive proceeds from this Offering sufficient to implement our initial plan, significant additional funding will be required for completion of Phase II and subsequent development stages of our full business plan. We expect to finance these stages of our business plan through a combination of additional public or private equity offerings, debt financings, strategic partnerships, and grants. No assurance can be given as to how much additional capital will be required or that additional financing can be obtained, or if obtainable, that the terms will be satisfactory to us, or that such financing would not result in a substantial dilution of shareholder’s interest. A failure to raise capital when needed would have a material adverse effect on our business, financial condition and results of operations. In addition, debt financing may involve a pledge of assets and may be senior to interests of equity holders. Any debt financing secured in the future could involve restrictive covenants relating to capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital or to pursue business opportunities, including potential acquisitions. If we are unable to obtain adequate funds to pursue our growth strategy and to implement our business plan, as necessary, we may be required to reduce, curtail or discontinue operations.

Risks Related to Our Financial Conditions

We are a developmental stage pharmaceutical company with no commercial products. Our lead product candidate, Phyto-N, requires significant clinical development and investment before it can potentially be commercialized and before we can generate any revenue from product sales or other commercial activities. The Company expects to incur further losses in the development of its business, has negative cash flows from operating activities, and is dependent upon future issuances of equity or other financing to fund ongoing operations.

Furthermore, upon becoming an SEC reporting company, we will be required to comply with numerous financial reporting and legal requirements, including those pertaining to audits and internal control. The costs of maintaining a public company reporting requirements could be significant and may preclude us from seeking financing or equity investment on terms acceptable to us and our shareholders. We estimate these costs to be more than $100,000 per year and may be higher if our business volume or business activity increases significantly.

Until we can generate significant revenues, we expect to satisfy our future cash needs through equity and debt financing, including loans from our founders, and proceeds from this Offering. There can be no assurance that the Company will be able to achieve its business plan, raise additional capital, or secure the additional financing necessary to implement its operating plan. If our revenues are insufficient or non-existent, and we are unable to obtain adequate funds to implement our business plan, as necessary, we may be required to reduce, curtail or discontinue operations, and investors could lose part or all of their investment in our Company.

Risks Related to Protection of Intellectual Property Rights

If we are unable to obtain patent protection for our lead product candidate, to successfully develop and commercialize Phyto-N, our ability to sustain future operations will be significantly diminished.

We are currently developing only one drug, Phyto-N, a botanical extract with distinct chemical components and pharmacological activities. We previously obtained four (4) applications for provisional patents related to Phyto-N transferred and assigned to us by Duraviva upon the closing of the Asset Purchase Agreement, all of which expired on March 18, 2025. On March 13, 2025, prior to expiration of these patents, we filed an international Patent Cooperation Treaty (PCT) application with the United States Patent and Trademark Office (“USPTO”) for utility patent, aiming to convert three (3) of the four (4) of these provisional patent applications and combining them into one utility patent, to secure broader international protection. We determined not to pursue further patent protection for potential treatment of acne and let the provisional patent application related to treatment of acne expire based on our clinical studies and experiments which did not support pursuing any potential for Phyto-N in acne treatment. While we filed this international PCT application prior to expiration of the three (3) other provisional patents, to preserve the priority dates with respect to our provisional patent applications, there is no assurance that we will be successful in obtaining registration of this PCT application in the United States, and that our effort to successfully develop and obtain commercialization of Phyto-N will be successful. If we are unable to obtain FDA regulatory approval, to obtain patent protections related to Phyto-N, to develop successfully and commercialize Phyto-N, we may be required to cease or reduce our operations.

5

Any failure in our clinical trials could impair the commercial prospects for our development of Phyto-N.

Clinical trials have a high risk of failure. A number of companies in the pharmaceutical industry, including biotechnology companies, have suffered significant setbacks in advanced clinical trials, even after achieving promising results in earlier trials. If we experience delays in the testing or approval process or need to perform more or larger clinical trials than originally planned, our commercial prospects for Phyto-N may be impaired and we may be required to cease or reduce our operations.

Our success is largely dependent on our ability to obtain and maintain patent protection and preserve trade secrets, which cannot be guaranteed. Failure to obtain and maintain effective registration of non-provisional utility patents in the United States will have a significant adverse effect on our business.

The future success of our business is dependent upon the intellectual property rights surrounding the technology, including registration of patents, trade secrets, know-how and continuing technological innovation. Effective patent protection is expensive to develop and maintain, both in terms of initial and ongoing registration requirements and expenses and the costs of defending our rights. Although we will seek to protect our proprietary rights, our actions may be inadequate to protect any proprietary rights or to prevent others from claiming violations of their proprietary rights. Litigation or other legal proceedings may be necessary to defend against claims of infringement. Such litigation could result in substantial costs and diversion of our management’s attention.

The patent positions of pharmaceutical and biotechnology companies can be highly uncertain and involve complex legal and factual questions. On June 17, 2024, we acquired the IP Assets from Duraviva, including the exclusive license to use certain rights of Duraviva. This included assignment of the four provisional patent applications to us.

A provisional patent application in the United States lasts only 12 months and essentially acts as a placeholder with the USPTO. It does not automatically turn into a non-provisional (utility) patent. Instead, it requires filing a utility patent application within a year of the filing date of the provisional patent application to claim the earlier priority date and to receive the full protection that a utility patent provides. On March 13, 2025, we filed an international PCT application with the USPTO, aiming to convert three (3) of the four (4) of these provisional patent applications and combining them into one utility patent, to secure broader international protection. We determined not to pursue further patent protection for potential treatment of acne and let the provisional patent application related to treatment of acne expire based on our clinical studies and experiments which did not support pursuing any potential for Phyto-N in acne treatment. While we filed this international PCT application prior to expiration of the three (3) other provisional patents, to preserve the priority dates with respect to our provisional patent applications, there is no assurance that we will be successful in obtaining registration of this utility patent in the United States and the broader international patent protection we need.

Compared to provisional patent applications, applications for non-provisional utility patent require to undergo a thorough examination process by patent examiners to determine patentability, patentability of the invention, including its novelty and non-obviousness. Non-provisional applications also require providing formal claims, detailed drawings, and a written description that fully discloses the invention’s subject matter and scope.

Moreover, patent applications and patents may be opposed or challenged by third parties. As patent applications in the United States are maintained in secrecy until published or issued and as publication of discoveries in the scientific or patent literature often lag behind the actual discoveries, we cannot be certain that there are no other pending patent applications or issued patents from other parties. Additionally, the breadth of claims allowed in biotechnology and pharmaceutical patents, or their enforceability cannot be predicted. We cannot be sure that we will be successive in obtaining and maintaining effective patent protection for the technologies underlying Phyto-N and successfully defending patent rights in those technologies against third-party challenges.

Any litigation of this nature, regardless of outcome or merit, could result in substantial costs and diversion of management and technical resources, any of which could adversely affect our business and operating results.

If we fail to maintain, protect and enhance our intellectual property rights, our business and operating results may be harmed. There can be no assurance that other companies are not investigating or developing other technologies that are similar to our technology. If the protection of proprietary rights is inadequate to prevent unauthorized use or appropriation by third parties, the value of our brand and other intangible assets may be diminished. Any of these events could have an adverse effect on our business and financial results.

Claims by other companies that we infringe on their proprietary technology may result in liability for damages or stop our development and commercialization efforts.

The pharmaceutical industry is highly competitive, and patents have been applied for by, and issued to, other parties relating to products competitive with Phyto-N. This may give rise to claims that they infringe the patents or proprietary rights of other parties existing now and in the future. Furthermore, to the extent that we or our respective consultants or research collaborators use intellectual property owned by others in work performed for us, disputes may also arise as to the rights in such intellectual property or in resulting know-how and inventions. An adverse claim could subject us to significant liabilities to such other parties and/or require disputed rights to be licensed from such other parties.

We cannot be sure that any license required under any such patents or proprietary rights would be made available on terms acceptable to us, if at all. If we do not obtain such licenses, we may encounter delays in product market introductions, or may find that the development, manufacture or sale of products requiring such licenses may be precluded. We have not conducted any searches or made any independent investigations of the existence of any patents or proprietary rights of other parties.

6

We may be subject to substantial costs stemming from our defense against third-party intellectual property infringement claims.

Third parties may assert that we are using their proprietary information without authorization. Third parties may also have or obtain patents and may claim that technologies licensed to or used by us infringe their patents. If we are required to defend patent infringement actions brought by third parties, or if we sue to protect our own patent rights, we may be required to pay substantial litigation costs and managerial attention may be diverted from business operations even if the outcome is not adverse to us. In addition, any legal action that seeks damages or an injunction to stop us from carrying on our commercial activities relating to the affected technologies could subject us to monetary liability and require us or any third-party licensors to obtain a license to continue to use the affected technologies. We cannot predict whether we would prevail in any of these types of actions or that any required license would be made available on commercially acceptable terms or at all.

We may enter into collaboration agreements for the development of products and business development, which could expose us to the risk of reliance on the viability of third parties.

In conducting our research and development activities, we may in the future rely on collaborative agreements with third parties such as manufacturers, contract research organizations, commercial partners, universities, governmental agencies and not-for-profit organizations for both strategic and financial resources. We do not currently have such agreements with third-party manufacturers, suppliers or other service companies, including commercial partners. In the future, if we are able to establish and maintain arrangements with these third-party manufacturers, suppliers or other service companies, reliance on them may expose us to the risk of reliance on the viability of third parties.

If the third parties that we engage to supply any materials or manufacture product for our nonclinical studies and clinical trials should cease to continue to do so for any reason, we likely would experience delays in advancing these studies and trials while we identify and qualify replacement suppliers or manufacturers and we may be unable to obtain replacement supplies on terms that are favorable to us or at all. In addition, if we are not able to obtain adequate supplies of our drug candidates or the substances used to manufacture them, it will be more difficult for us to develop our drug candidates and compete effectively.

The loss of, or failure to perform by us or our partners under, any applicable agreements or arrangements, or our failure to secure additional agreements for other products in development, would substantially disrupt or delay our research and development and commercialization activities. Any such loss would likely increase our expenses and materially harm our business, financial condition and results of operation.

There is no assurance we will be profitable.

There is no assurance that we will earn profits in the future, or that profitability will be sustained. There is no assurance that future revenues will be sufficient to generate the funds required to continue our business development and marketing activities. If we do not have sufficient capital to fund our operations, we may be required to reduce our drug research and development efforts or forego certain business opportunities.

We may not have the ability to manage its growth.

We anticipate that significant expansion will be required to address potential growth in its customer base and market opportunities. Our anticipated expansion is expected to place a significant strain on our management, operational and financial resources. To manage any material growth of its operations and personnel, we may be required to improve existing operational and financial systems, procedures and controls and to expand, train and manage its employee base. There can be no assurance that our planned personnel, systems, procedures and controls will be adequate to support our future operations, that management will be able to hire, train, retain, motivate and manage required personnel or that our management will be able to successfully identify, manage and exploit existing and potential market opportunities. Failure to manage our growth effectively could cause us to misallocate management or financial resources, and result in additional expenditures and inefficient use of existing human and capital resources or we otherwise may be forced to grow at a slower pace that could impair or eliminate our ability to achieve and sustain profitability. If we are unable to manage growth effectively, our business, prospects, financial condition and results of operations may be materially adversely affected.

7

We may engage in acquisition activity, which could have adverse effects on its business.

If appropriate opportunities present themselves, we intend to acquire businesses, technologies, platforms, services, or products that we believe are strategic. We currently have no understandings, commitments or agreements with respect to any material acquisition and no material acquisition is currently being pursued. There can be no assurance that we will be able to identify, negotiate or finance future acquisitions successfully, or to integrate such acquisitions with our current business. The process of integrating an acquired business, technology, service or product into the Company may result in unforeseen operating difficulties and expenditures and may absorb significant management attention that would otherwise be available for ongoing development of the Company’s business. Future acquisitions could result in potentially dilutive issuances of equity securities, the incurrence of debt, contingent liabilities and/or amortization expenses related to goodwill and other intangible assets, which could materially adversely affect our business, results of operations and financial condition. Any such future acquisitions of other businesses, technologies, services or products might require us to obtain additional equity or debt financing, which might not be available on terms favorable to us, or at all, and such financing, if available, might be dilutive.

We will rely on third parties for the manufacturing of our clinical drug supplies, and we may face various risks and uncertainties based on our dependence on these manufacturers, which may impair the development of our drug candidates.

We have no ability to internally manufacture the drug candidates that we need to conduct our clinical trials for the products that we acquire. For the foreseeable future, we expect to continue to rely on third-party manufacturers and other third parties to produce, package and store sufficient quantities of our drug candidates and any future drug candidates for use in our clinical trials. We may face various risks and uncertainties in connection with our reliance on third-party manufacturers, including:

●	reliance on third-party manufacturers for regulatory compliance and quality assurance;

●	the possibility of breach of the manufacturing agreement by the third-party manufacturer because of factors beyond our control;

●	the possibility of termination or nonrenewal of our manufacturing agreement by the third-party manufacturer at a time that is costly or inconvenient for us;

●	the potential that third-party manufacturers will develop know-how owned by such third-party manufacturer in connection with the production of our drug candidates that is necessary for the manufacture of our drug candidates; and

●	reliance on third-party manufacturers to assist us in preventing inadvertent disclosure or theft of our proprietary knowledge.

Phyto-N may be complicated and expensive to manufacture. If our third-party manufacturers fail to deliver our drug candidates for clinical use on a timely basis, with sufficient quality, and at commercially reasonable prices, we may be required to delay or suspend clinical trials or otherwise discontinue development of our drug candidates. While we may be able to identify replacement third-party manufacturers or develop our own manufacturing capabilities for these drug candidates, this process would likely cause a delay in the availability of our drug candidates and an increase in costs. In addition, third-party manufacturers may have a limited number of facilities in which our drug candidates can be manufactured, and any interruption of the operation of those facilities due to events such as equipment malfunction or failure or damage to the facility by natural disasters could result in the cancellation of shipments, loss of product in the manufacturing process or a shortfall in available drug candidates.

8

We rely on the performance of highly skilled personnel, and if we are unable to attract, retain and motivate well-qualified employees, our business could be harmed.

We are, and will be, heavily dependent on the skill, acumen and services of our management and other employees. Our future success depends on our continuing ability to attract, develop, motivate and retain highly qualified and skilled employees. Qualified individuals are in high demand, and we may incur significant costs to attract them. In addition, the loss of any of our senior management or key employees could materially adversely affect our ability to execute our business plan, and we may not be able to find adequate replacements. All of our officers and. employees are at-will employees, which means they may terminate their employment relationship with us at any time, and their knowledge of our business and industry would be extremely difficult to replace. We cannot ensure that we will be able to retain the services of any members of our senior management or other key employees. If we do not succeed in attracting well-qualified employees or retaining and motivating existing employees, our business could be harmed.

We may become a party to various legal proceedings, which could have a material adverse effect on our business, financial condition or results of operations.

The Company and/or its directors and officers may be subject to a variety of civil or other legal proceedings, with or without merit. From time to time in the ordinary course of its business, we may become involved in various legal proceedings, including commercial, employment and other litigation and claims, as well as governmental and other regulatory investigations and proceedings. Such matters can be time-consuming, divert management’s attention and resources and cause us to incur significant expenses. Furthermore, because litigation is inherently unpredictable, the results of any such actions may have a material adverse effect on our business, operating results or financial condition.

Even if the claims are without merit, the costs associated with defending these types of claims may be substantial, both in terms of time, money, and management distraction. In particular, patent and other intellectual property litigation may be protracted and expensive, and the results are difficult to predict and may require us to stop offering certain features, purchase licenses or modify our products and features while we develop non-infringing substitutes or may result in significant settlement costs. We do not own any patents, and, therefore, may be unable to deter competitors or others from pursuing patent or other intellectual property infringement claims against us.

The results of litigation and claims to which we may be subject cannot be predicted with certainty. Even if these matters do not result in litigation or are resolved in our favor or without significant cash settlements, these matters, and the time and resources necessary to litigate or resolve them, could harm our business, results or operations and reputation.

Risks Related to the Regulation of Our Business and Products

Clinical drug development involves a lengthy and expensive process with an uncertain outcome, and results of earlier studies may not be predictive of future study results.

Clinical testing is expensive and can take many years to complete, and its outcome is inherently uncertain. Failure can occur at any time during the clinical study process. The results of pre-clinical studies and early clinical studies, if any are commenced, of our product candidates may not be predictive of the results of later-stage clinical studies. Product candidates that have shown promising results in early-stage clinical studies may still suffer significant setbacks in subsequent advanced clinical studies. There is a high failure rate for drugs proceeding through clinical studies, and product candidates in later stages of clinical studies may fail to show the desired safety and efficacy traits despite having progressed satisfactorily through preclinical studies and initial clinical studies. A number of companies in the pharmaceutical industry have suffered significant setbacks in advanced clinical studies due to lack of efficacy or adverse safety profiles, notwithstanding promising results in earlier studies. Moreover, preclinical and clinical data are often susceptible to varying interpretations and analyses. We do not know whether any Phase I, Phase II, Phase III (if any) or other clinical studies we may conduct will demonstrate consistent or adequate efficacy and safety sufficient to obtain regulatory approval to market our product candidates.

9

The regulatory approval processes of the FDA and comparable foreign authorities are lengthy, time consuming and inherently unpredictable. If we are ultimately unable to obtain regulatory approval for our product candidates, our business will be substantially harmed.

The time required to obtain approval by the FDA and comparable foreign authorities is unpredictable, typically takes many years following the commencement of clinical studies and depends upon numerous factors. In addition, approval policies, regulations or the type and amount of clinical data necessary to gain approval may change during the course of a product candidate’s clinical development and may vary among jurisdictions, which may cause delays in the approval or the decision not to approve an application. We have not obtained regulatory approval for any product candidate, including Phyto-N, and it is possible that our lead candidate, Phyto-N, or any product candidates we may seek to develop in the future will not ever obtain regulatory approval.

Applications for Phyto-N and our additional product candidates could fail to receive regulatory approval for many reasons, including but not limited to the following:

●	the FDA or comparable foreign regulatory authorities may disagree with the design or implementation of our clinical studies;

●	we may be unable to demonstrate to the FDA or comparable foreign regulatory authorities that a product candidate’s safety-benefit ratio for its proposed indication is acceptable;

●	the FDA or comparable foreign regulatory authorities may disagree with our interpretation of data from preclinical studies or clinical studies;

●	the data collected from clinical studies of our product candidates may not be sufficient to support the submission of a new drug application, or NDA, in the United States or elsewhere;

●	the FDA or comparable foreign regulatory authorities may fail to approve the manufacturing processes, test procedures and specifications or facilities of third-party manufacturers with which we contract for clinical and commercial supplies; and

●	the approval policies or regulations of the FDA or comparable foreign regulatory authorities may significantly change in a manner rendering our clinical data insufficient for approval.

We are heavily dependent on the success of Phyto-N, our lead product candidate, Phyto-N. We cannot give any assurance that Phyto-N will proceed to clinical development or that it will receive regulatory approval, which is necessary before we can commercialize it.

We have not submitted marketing applications to the FDA or comparable foreign regulatory authorities. We cannot be certain that our lead product candidate, Phyto-N or any other of our product candidates will be successful in clinical studies or receive regulatory approval or what regulatory pathway the regulatory authorities shall designate for our product candidates. Further, our product candidates may not receive regulatory approval even if they are successful in clinical studies. If we do not receive regulatory approvals for our product candidates, we may not be able to continue our operations.

We plan to seek regulatory approval to commercialize Phyto-N in the United States and foreign countries. To obtain regulatory approvals we must comply with the numerous and varying regulatory requirements of such countries regarding safety, efficacy, chemistry, manufacturing and controls, clinical studies, commercial sales, pricing and distribution of our product candidates. Even if we are successful in obtaining approval in one jurisdiction, we cannot ensure that we will obtain approval in any other jurisdiction. If we are unable to obtain approval for our product candidates in multiple jurisdictions, our revenue and results of operations would be negatively affected.

10

The development and approval process for botanical drugs involves unique challenges and regulatory considerations that may result in additional costs, delays, or failure to obtain regulatory approval.

As a company focused on developing botanical drugs, we face specific challenges that are distinct from those encountered in conventional drug development. These include:

●	The complex nature of botanical extracts, which may contain multiple active compounds, making it difficult to identify and characterize all active ingredients.

●	Challenges in standardization and quality control due to natural variations in plant materials.

●	Difficulties in predicting pharmacokinetics and potential drug interactions due to the complex composition of botanical extracts.

●	Potential intellectual property protection challenges, which may affect our ability to secure market exclusivity.

●	Manufacturing complexities in scaling up production while maintaining consistency and quality.

These factors may result in a more complex and potentially longer regulatory review process, additional costs, and a higher risk of regulatory delays or rejections compared to conventional drug development. The FDA’s approach to botanical drugs, while acknowledging their unique characteristics, still requires rigorous evidence of safety and efficacy. As of 2024, only two (2) botanical drugs have received FDA approval, such as Veregen® (sinecatechins), a green tea extract for the treatment of genital and perianal warts, and Fulyzaq®/Mytesi® (crofelemer), derived from the Croton lechleri tree, for managing diarrhea in HIV/AIDS patients on antiretroviral therapy. This limited number of approvals highlights both the innovative nature of our approach and the potential challenges in obtaining regulatory approval. If we fail to adequately address these botanical-specific challenges, it could significantly impact our ability to obtain regulatory approval for our product candidates and adversely affect our business, financial condition, and results of operations.

We may encounter substantial delays in our clinical studies, or we may fail to demonstrate safety and efficacy to the satisfaction of applicable regulatory authorities.

Before obtaining marketing approval from regulatory authorities for the sale of our product candidates, we must conduct extensive clinical studies to demonstrate the safety and efficacy of the product candidates in humans. Clinical testing is expensive, time consuming and uncertain as to the outcome. We cannot guarantee that any clinical studies will be conducted as planned or completed on schedule, if at all. A failure of one or more clinical studies can occur at any stage of testing, and our future clinical studies may not be successful. Events that may prevent successful or timely completion of clinical development include but are not limited to:

●	inability to generate sufficient preclinical, toxicology or other in vivo or in vitro data to support the initiation of human clinical studies;

●	delays in reaching a consensus with regulatory agencies on study design;

●	delays in reaching agreement on acceptable terms with prospective contract research organizations, or CROs, and clinical study sites, the terms of which can be subject to extensive negotiation and may vary significantly among different CROs and clinical study sites;

●	delays in obtaining required Institutional Review Board, or IRB, approval at each clinical study site;

●	imposition of a clinical hold by regulatory agencies, after review of an IND application, or equivalent application, or an inspection of our clinical study operations or study sites;

●	delays in recruiting suitable patients to participate in our clinical studies;

●	difficulty collaborating with patient groups and investigators;

●	failure by our CROs, other third parties or us to adhere to clinical study requirements;

●	failure to perform in accordance with the FDA’s Good Clinical Practices, or GCP, requirements, or applicable regulatory guidelines in other countries;

●	delays in having patients complete participation in a study or return for post-treatment follow-up;

●	changes in regulatory requirements and guidance that require amending or submitting new clinical protocols;

●	clinical studies of our product candidates producing negative or inconclusive results, which may result in us deciding, or regulators requiring us, to conduct additional clinical studies or abandon product candidate development programs; and

●	delays in manufacturing, testing, releasing, validating or importing/exporting sufficient stable quantities of our product candidates for use in clinical studies or the inability to do any of the foregoing.

Any inability to successfully complete preclinical and clinical development could result in additional costs to us or impair our ability to generate revenue. We may also be required to conduct additional safety, efficacy and comparability studies before we will be allowed to start clinical studies with our repurposed drugs. Clinical study delays could also shorten any periods during which our product candidates have patent protection and may allow our competitors to bring product candidates to market before we do, which could impair our ability to obtain orphan exclusivity and successfully commercialize our product candidates and may harm our business and results of operations.

11

We face risks related to compliance with corporate governance laws and financial reporting standards.

We also expect that there will continue to be new laws, regulations and industry standards concerning privacy, data protection and information security proposed and enacted in various jurisdictions. Any failure or perceived failure by us to comply with our posted privacy policies, our privacy-related obligations to users or other third parties or any other legal obligations or regulatory requirements relating to privacy, data protection or information security may result in governmental investigations or enforcement actions, litigation, claims or public statements against us by consumer advocacy groups or others and could result in significant liability, cause our users to lose trust in us and otherwise have an adverse effect on our reputation and business. Furthermore, the costs of compliance with, and other burdens imposed by, the laws, regulations and policies that are applicable to the businesses of our users may limit the adoption and use of, and reduce the overall demand for, our platform.

Additionally, if third parties we work with violate applicable laws, regulations or agreements, such violations may put our users’ data at risk, could result in governmental investigations or enforcement actions, fines, litigation, claims or public statements against us by consumer advocacy groups or others and could result in significant liability, cause our users to lose trust in us and otherwise have an adverse effect on our reputation and business. Further, public scrutiny of or complaints about technology companies or their data handling or data protection practices, even if unrelated to our business, industry or operations, may lead to increased scrutiny of technology companies, including us, and may cause government agencies to enact additional regulatory requirements, or to modify their enforcement or investigation activities, which may increase our costs and risks.

We are increasingly dependent on information technology, and our systems and infrastructure face certain risks, including cybersecurity and data leakage risks.

Significant disruptions to our information technology systems or breaches of information security could adversely affect our business. In the ordinary course of business, we may collect, store and transmit large amounts of confidential information, and it is critical that we do so in a secure manner to maintain the confidentiality and integrity of such information. We have also outsourced significant elements of our information technology infrastructure; as a result, we manage independent vendor relationships with third parties who are responsible for maintaining significant elements of our information technology systems and infrastructure and who may or could have access to our confidential information. The size and complexity of our information technology systems, and those of our third-party vendors, make such systems potentially vulnerable to service interruptions and security breaches from inadvertent or intentional actions by our employees, partners or vendors. These systems are also vulnerable to attacks by malicious third parties and may be susceptible to intentional or accidental physical damage to the infrastructure maintained by us or by third parties. Maintaining the secrecy of confidential, proprietary and/or trade secret information is important to our competitive business position. While we have taken steps to protect such information and have invested in systems and infrastructures to do so, there can be no guarantee that our efforts will prevent service interruptions or security breaches in our systems or the unauthorized or inadvertent wrongful use or disclosure of confidential information that could adversely affect our business operations or result in the loss, dissemination or misuse of critical or sensitive information. The increasing sophistication and frequency of cybersecurity threats, including targeted data breaches, ransomware attacks designed to encrypt our data for ransom and other malicious cyber activities, pose a significant risk to the integrity and confidentiality of our data systems. A breach our security measures or the accidental loss, inadvertent disclosure, unapproved dissemination, misappropriation or misuse of trade secrets, proprietary information or other confidential information, whether as a result of theft, hacking, fraud, trickery or other forms of deception, or for any other cause, could enable others to produce competing products, use our proprietary technology or information, and/or adversely affect our business position. Further, any such interruption, security breach, loss or disclosure of confidential information could result in financial, legal, business and reputational harm to us and could have a material adverse effect on our business, financial position, results of operations and/or cash flow.

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Geopolitical conditions, including trade disputes and direct or indirect acts of war or terrorism, could have an adverse effect on our operations and financial results.

Our operations could be disrupted by geopolitical conditions, political and social instability, acts of war, terrorist activity or other similar events. In February 2022, Russia initiated significant military action against Ukraine. In response, the U.S. and certain other countries imposed significant sanctions and export controls against Russia, Belarus and certain individuals and entities connected to Russian or Belarusian political, business, and financial organizations, and the U.S. and certain other countries could impose further sanctions, trade restrictions, and other retaliatory actions should the conflict continue or worsen. It is not possible to predict the broader consequences of the conflict, including related geopolitical tensions, and the measures and retaliatory actions taken by the U.S. and other countries in respect thereof as well as any counter measures or retaliatory actions by Russia or Belarus in response, including, for example, potential cyberattacks or the disruption of energy exports, is likely to cause regional instability, geopolitical shifts, and could materially adversely affect global trade, currency exchange rates, regional economies and the global economy. In addition, the ongoing conflicts in the Middle East may further impact global economic conditions and market sentiments. This, in turn, could adversely affect the trading price of our shares of Common Stock and investor interest in us. The outcome of the Russia-Ukraine war and conflicts in the Middle East remain uncertain, and while it is difficult to predict the impact of any of the foregoing, the conflict and actions taken in response to the conflict could increase our costs, disrupt our supply chain, reduce our sales and earnings, impair our ability to raise additional capital when needed on acceptable terms, if at all, or otherwise adversely affect our business, financial condition, and results of operations.

Inflation may adversely affect our operations and financial results.

In periods of rising inflation, the cost of raw materials, components and labor essential for manufacturing our products may increase and as a consequence, our overall profit margin may be adversely affected.

Risks Relating to Ownership of Our Securities.

There is no active public trading market for our Common Stock and we cannot assure you that an active trading market will develop in the near future.

Our Common Stock is not quoted in the over-the-counter markets and is not listed on any stock exchange and there is currently no active trading in our securities. We will apply to have our Common Stock listed on The Nasdaq Capital Market under the symbol “CURX” which listing is a condition to this Offering. We cannot assure you that an active trading market for our Common Stock will develop in the future due to a number of factors, including the fact that we are a small company that is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. We cannot give you any assurance that an active public trading market for our Common Stock will develop or be sustained. You may not be able to liquidate your shares quickly or at the market price if trading in our common stock is not active.

The price of our Common Stock may rapidly fluctuate or may decline regardless of our operating performance, resulting in substantial losses for investors.

The initial public offering price for the Shares in this Offering will be determined by negotiations between us and the underwriters and may not be indicative of prices that will prevail in the open market following this Offering. We anticipate that our initial public offering price will be between $4.00 and $6.00 per share. Given the small size of the offering and the anticipated public float, the trading price of our Common stock following this Offering may be subject to instances of extreme stock price run-ups followed by rapid price declines and stock price volatility unrelated to both our actual and expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our stock. Additional factors that may contribute to high volatility of our Common Stock, many of which are beyond our control, include limited trading volume, actual or anticipated fluctuations in our results of operations; the financial projections we may provide to the public, any changes in these projections or our failure to meet these projections; failure of securities analysts to initiate or maintain coverage of our Company, changes in financial estimates or ratings by any securities analysts who follow our Company or our failure to meet these estimates or the expectations of investors; announcements by us or our competitors of significant innovations, acquisitions, strategic partnerships, joint ventures, operating results or capital commitments; changes in operating performance and stock market valuations of other companies in our industry; price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole. As such, it may make it difficult for prospective investors to assess the value of our securities. The market price of our common stock may also decline below the initial offering price, and you may not be able to sell your shares of our Common Stock at or above the price you paid in the offering, or at all.

A possible “short squeeze” due to a sudden increase in demand of our Common Stock that largely exceeds supply may lead to price volatility in our Common Stock.

Following this Offering, investors may purchase our Common Stock to hedge existing exposure in our Common Stock or to speculate on the price of our Common Stock. Speculation on the price of our Common Stock may involve long and short exposures. To the extent aggregate short exposure exceeds the number of shares of our Common Stock available for purchase in the open market, investors with short exposure may have to pay a premium to repurchase our Common Stock for delivery to lenders of our Common Stock. Those repurchases may in turn dramatically increase the price of our Common Stock until investors with short exposure are able to purchase additional shares of Common Stock to cover their short position. This is often referred to as a “short squeeze.” A short squeeze could lead to volatile price movements in our Common Stock that are not directly correlated to the performance or prospects of our Company and once investors purchase the shares of Common Stock necessary to cover their short position the price of our Common Stock may decline.

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Future sales of our Common Stock, or the perception that such sales may occur, may depress our share price, and any additional capital through the sale of equity or convertible securities may dilute your ownership in us.

We may in the future issue our previously authorized and unissued securities. We are authorized to issue 475,000,000 shares of Common Stock and 25,000,000 shares of blank check preferred stock with such designations, preferences and rights as determined by our Board. As of the date of this prospectus, we designed and issued 1,000,000 shares of Series A Preferred Stock. The potential issuance of additional shares of Common Stock and other series of preferred stock could result in the dilution of the ownership interests of the holders of our securities and may create downward pressure on the trading price, if any, of our Common Stock. The registration rights of certain of our stockholders and the sales of substantial amounts of our Common Stock following the effectiveness of the registration statement of which this prospectus is a part or other effective registration statements of the Company, or the perception that these sales may occur, could cause the market price of our Common Stock to decline and impair our ability to raise capital. These shares also may be sold pursuant to Rule 144 under the Securities Act, depending on their holding period and subject to restrictions in the case of shares held by persons deemed to be our affiliates. We also may grant additional registration rights in connection with any future issuance of our capital stock.

Our founders will continue to own a significant percentage of our Common Stock and our Series A Preferred Stock and will be able to exert significant control over matters subject to shareholder approval.

Our founders, Dian Ying Jing and Chang Liu, together with our Chief Executive Officer and President, Jun Liu, all of whom are members of the same family, beneficially own approximately 80% of the outstanding shares of Common Stock. They also beneficially own 100% of Series A Preferred Stock that provide them with 40% of the voting power of our equity voting stock. Upon the closing of this Offering, they will beneficially own approximately 69.3% of the voting power of our outstanding voting stock, or approximately 67.9% if the underwriter exercises its option to purchase additional shares of Common Stock from us in full. Therefore, even after this Offering, they will have the ability to substantially influence us through this ownership position. For example, they may be able to significantly influence elections of directors, amendments of our organizational documents or approval of any merger, sale of assets or other major corporate transaction. Their interests may not always coincide with our corporate interests or the interests of other shareholders, and he may act in a manner with which you may not agree or that may not be in the best interests of our other shareholders. So long as they continue to own a significant amount of our equity, they will continue to be able to strongly influence or effectively control our decisions.

The requirements of being a public company.

As a public company, we will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the “Exchange Act,” the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act and other applicable securities rules and regulations. Compliance with these rules and regulations will increase our legal and financial compliance costs, make some activities more difficult, time-consuming or costly and increase demand on our systems and resources. The Exchange Act requires, among other things, that we file annual, quarterly and current reports with respect to our business and operating results. The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. In order to maintain and, if required, improve our disclosure controls and procedures and internal control over financial reporting to meet this standard, significant resources and management oversight may be required. As a result, management’s attention may be diverted from other business concerns, which could harm our business and operating results. We may need to hire more employees in the future to comply with these requirements, which will increase our costs and expenses.

In addition, changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice, regulatory authorities may initiate legal proceedings against us and our business may be harmed.

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We also expect that being a public company and these new rules and regulations will make it more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These factors could also make it more difficult for us to attract and retain qualified members of our board of directors, particularly to serve on our audit committee and compensation committee and qualified executive officers.

As a result of disclosure of information in this prospectus and in filings required of a public company, our business and financial condition will become more visible, which we believe may result in increased threatened or actual litigation, including by competitors and other third parties. If such claims are successful, our business and operating results could be harmed, and even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could divert the resources of our management and harm our business and operating results.

We may not be able to satisfy the listing requirements of Nasdaq to maintain a listing of our Common Stock.

If our Common Stock is listed on Nasdaq, we must meet certain financial and liquidity criteria to maintain such listing. If we violate the maintenance requirements for continued listing of our Common Stock, our Common Stock may be delisted. In addition, our Board may determine that the cost of maintaining our listing on a national securities exchange outweighs the benefits of such listing. A delisting of our Common Stock from Nasdaq may materially impair our stockholders’ ability to buy and sell our Common Stock and could have an adverse effect on the market price of, and the efficiency of the trading market for, our Common Stock. In addition, the delisting of our Common Stock could significantly impair our ability to raise capital.

There was no public market for our Common Stock prior to this Offering, and an active market in which investors can resell their shares may not develop.

Prior to this Offering, there was no public market for our Common Stock. All investments in securities involve the risk of loss of capital. No guarantee or representation is made that an investor will receive a return of its capital. The value of our Common Stock can be adversely affected by a variety of factors, including development problems, regulatory issues, technical issues, commercial challenges, competition, legislation, government intervention, industry developments and trends, and general business and economic conditions. We cannot predict the extent to which an active market for our Common Stock will develop or be sustained after this Offering, or how the development of such a market might affect the market price of our Common Stock.

Our failure to maintain effective internal controls over financial reporting could have an adverse impact on us.

We are required to establish and maintain appropriate internal controls over financial reporting. Failure to establish those controls, or any failure of those controls once established, could adversely impact our public disclosures regarding our business, financial condition or results of operations. In addition, management’s assessment of internal controls over financial reporting may identify weaknesses and conditions that need to be addressed in our internal controls over financial reporting or other matters that may raise concerns for investors. Any actual or perceived weaknesses and conditions that need to be addressed in our internal control over financial reporting, disclosure of management’s assessment of our internal controls over financial reporting or disclosure of our public accounting firm’s attestation to or report on management’s assessment of our internal controls over financial reporting may have an adverse impact on the price of our Common Stock.

A control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. In addition, the design of a control system must reflect the fact that there are resource constraints and the benefit of controls must be relative to their costs. Because of the inherent limitations in all control systems, no system of controls can provide absolute assurance that all control issues and instances of fraud, if any, within our Company have been detected. These inherent limitations include the realities that judgments in decision-making can be faulty and that breakdowns can occur because of simple error or mistake. Further, controls can be circumvented by individual acts of some persons, by collusion of two or more persons, or by management override of the controls. The design of any system of controls is also based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions. Over time, control may become inadequate because of changes in conditions or the degree of compliance with policies or procedures may deteriorate. Because of inherent limitations in a cost-effective control system, misstatements due to error or fraud may occur and may not be detected.

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Our financial controls and procedures may not be sufficient to ensure timely and reliable reporting of financial information, which, as a public company, could materially harm our stock price.

We require significant financial resources to maintain our public reporting status. We cannot assure you that we will be able to maintain adequate resources to ensure that we will not have any future material weakness in our system of internal controls. Our internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles in the United States of America. Our internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the Company’s assets that could have a material effect on the financial statements.

Despite these controls, because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Therefore, even those systems determined to be effective can provide only reasonable assurance of achieving their control objectives. Furthermore, smaller reporting companies like us face additional limitations. Smaller reporting companies employ fewer individuals and can find it difficult to employ resources for complicated transactions and effective risk management. Additionally, smaller reporting companies tend to utilize general accounting software packages that lack a rigorous set of software controls.

If we fail to have effective controls and procedures for financial reporting in place, we could be unable to provide timely and accurate financial information and be subject to investigation by the SEC and civil or criminal sanctions.

We must implement additional and expensive procedures and controls in order to grow our business and organization and to satisfy new reporting requirements, which will increase our costs and require additional management resources.

Upon becoming a fully public reporting company, we will be required to comply with the Sarbanes-Oxley Act and the related rules and regulations of the SEC, including the requirements that we maintain disclosure controls and procedures and adequate internal control over financial reporting. In the future, if our securities are listed on a national exchange, we may also be required to comply with marketplace rules and heightened corporate governance standards. Compliance with the Sarbanes-Oxley Act and other SEC and national exchange requirements will increase our costs and require additional management resources. We recently have begun upgrading our procedures and controls and will need to continue to implement additional procedures and controls as we grow our business and organization and to satisfy new reporting requirements. If we are unable to complete the required assessment as to the adequacy of our internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act or if we fail to maintain internal control over financial reporting, our ability to produce timely, accurate and reliable periodic financial statements could be impaired.

If we do not maintain adequate internal control over financial reporting, investors could lose confidence in the accuracy of our periodic reports filed under the Exchange Act. Additionally, our ability to obtain additional financing could be impaired or a lack of investor confidence in the reliability and accuracy of our public reporting could cause our stock price to decline.

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We are an “emerging growth company” under the JOBS Act of 2012 and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and we may take advantage of certain exemptions from various reporting requirements that are not applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our Common Stock less attractive because we may rely on these exemptions. If some investors find our Common Stock less attractive as a result, there may be a less active trading market for our Common Stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933 (the “Securities Act”) for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards. We will remain an “emerging growth company” until the last day of the fiscal year following the fifth anniversary of the date of the first sale of our Common Stock pursuant to an effective registration statement under the Securities Act, although we will lose that status sooner if our revenues exceed $1.235 billion, if we issue more than $1 billion in non-convertible debt in a three year period, or if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last day of our most recently completed second fiscal quarter.

Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

As a “controlled company” under the rules of Nasdaq, we may choose to exempt our Company from certain corporate governance requirements that could have an adverse effect on our public shareholders.

Upon the completion of this Offering, our founders and the management will beneficially own voting stock that provides them with approximately 69.3% of the voting power of our voting stock (approximately 67.9% if the Over-allotment Option is exercised) and we will be a “controlled company” within the meaning of the listing rules of Nasdaq.

As long as our officers and directors, either individually or in the aggregate, own at least 50% of the voting power of our Company, we are a “controlled company” as defined under the listing rules of Nasdaq.

For so as we are a controlled company under that definition, we are permitted to elect to rely, and may rely, on certain exemptions from corporate governance rules, including:

●	an exemption from the rule that a majority of our Board must be independent directors;

●	an exemption from the rule that the compensation of our chief executive officer must be determined or recommended solely by independent directors; and

●	an exemption from the rule that our director nominees must be selected or recommended solely by independent directors.

We do not intend to rely on the “controlled company” exemption under the Nasdaq listing rules at this time, but we could elect to rely on this exemption in the future. If we elect to rely on the “controlled company” exemption, a majority of the members of our Board might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors.

As a result, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements.

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We have not paid dividends in the past and do not expect to pay dividends in the future, and any return on investment may be limited to the value of our stock.

We have never paid cash dividends on our Common Stock and do not anticipate paying cash dividends on our Common Stock in the foreseeable future. We currently intend to retain any future earnings to support the development of our business and do not anticipate paying cash dividends in the foreseeable future. Our payment of any future dividends will be at the discretion of our Board after taking into account various factors, including, but not limited to, our financial condition, operating results, cash needs, growth plans and the terms of any credit agreements that we may be a party to at the time. In addition, our ability to pay dividends on our common stock may be limited by Nevada state law. Accordingly, investors must rely on sales of their Common Stock after price appreciation, which may never occur, as the only way to realize a return on their investment. Investors seeking cash dividends should not purchase our Common Stock.

We will indemnify and hold harmless our officers and directors to the maximum extent permitted by Nevada law.

Our bylaws provide that we will indemnify and hold harmless our officers and directors against claims arising from our activities to the fullest extent not prohibited by Nevada law. If we were called upon to perform under our indemnification agreement, then the portion of our assets expended for such purpose would reduce the amount otherwise available for our business.

Risks Related to this Offering

Our management will have broad discretion over the use of any net proceeds from this Offering and you may not agree with how we use the proceeds, and the proceeds may not be invested successfully.

Our management will have broad discretion as to the use of any net proceeds from this Offering and could use them for purposes other than those contemplated at the time of this Offering and in ways that do not necessarily improve our results of operations or enhance the value of our Common Stock. Accordingly, you will be relying on the judgment of our management with regard to the use of any proceeds from this Offering and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return for you.

If you purchase shares of Common Stock in this Offering, you will incur immediate and substantial dilution in the book value of your common shares of Common Stock.

The initial public offering price is substantially higher than the pro forma as adjusted net tangible book value per share of our Common Stock. Investors purchasing shares of Common Stock, in this Offering will pay a price per share that substantially exceeds the pro forma as adjusted net tangible book value of our Common Stock. As a result, investors purchasing shares of Common Stock in this Offering will incur immediate dilution of $3.5503 per share, based on an assumed initial public offering price of $4.00 per share, the lower end of the estimated price range of $4.00 and $6.00 per share set forth on the cover page of this prospectus (assuming the over-allotment option is not exercised), and our as adjusted pro forma net tangible book value as of March 31, 2025. As a result of this dilution, investors purchasing shares of Common Stock may receive significantly less than the purchase price paid in this offering in the event of liquidation. See “Dilution” for additional information.

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Investors in this Offering may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our Common Stock or other securities convertible into or exchangeable for our Common Stock. Investors purchasing our shares or other securities in the future could have rights superior to existing common stockholders, and the price per share at which we sell additional shares of our Common Stock or other securities convertible into or exchangeable for our Common Stock in future transactions may be higher or lower than the price per share in this Offering.

Sales of a significant number of shares of our Common Stock in the public markets, or the perception that such sales could occur, could depress the market price of our Common Stock.

Sales of a substantial number of shares of our Common Stock in the public markets could depress the market price of our Common Stock and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our Common Stock would have on the market price of our Common Stock.

Existing Shareholders may sell significant quantities of Common Stock.

Notwithstanding that certain officers and directors who are shareholders will sign lock-up agreements for a period of six (6) months from the effective date of the registration statement of which this prospectus forms a part, they may have acquired their shares at a lower price than that of this Offering. Accordingly, they may be incentivized to sell all or part of their holdings as soon as any applicable transfer restrictions have ended and such sales could have a negative impact on the market price of our Common Stock.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our stock price and trading volume could decline.

The trading market for our Common Stock will depend in part on the research and reports that securities or industry analysts publish about us or our business. Several analysts may cover our stock. If one or more of those analysts downgraded our stock or publish inaccurate or unfavorable research about our business, our stock price would likely decline. If one or more of these analysts cease coverage of our Company or fail to publish reports on us regularly, demand for our stock could decrease, which might cause our stock price and trading volume to decline.

IN ADDITION TO THE ABOVE RISKS, BUSINESSES ARE OFTEN SUBJECT TO RISKS NOT FORESEEN OR FULLY APPRECIATED BY MANAGEMENT. IN REVIEWING THIS FILING, POTENTIAL INVESTORS SHOULD KEEP IN MIND THAT OTHER POSSIBLE RISKS MAY ADVERSELY IMPACT THE COMPANY’S BUSINESS OPERATIONS AND THE VALUE OF THE COMPANY’S SECURITIES.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve substantial risks and uncertainties. The forward-looking statements are contained principally in the sections entitled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” but are also contained in this prospectus. In some cases, you can identify forward-looking statements by the words “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “aim,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” “target,” “seek” or the negative of these terms, or other comparable terminology intended to identify statements about the future. Forward-looking statements contained in this prospectus include, but are not limited to, statements about:

●	our future financial performance, including our revenue, costs of revenue, operating expenses and profitability;

●	the sufficiency of our cash and cash equivalents to meet our liquidity needs;

●	the availability of financing for smaller publicly traded companies like us; and

●	our ability to effectively manage our growth and future expenses.

We caution you that the foregoing list may not contain all of the forward-looking statements made in this prospectus.

These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus, we caution you that these statements are based on a combination of facts and factors currently known by us and our expectations of the future, about which we cannot be certain.

You should refer to the “Risk Factors” section of this prospectus for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by federal securities law.

You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

Market data and certain industry data and forecasts used throughout this prospectus were obtained from internal company surveys, market research, consultant surveys, publicly available information, reports of governmental agencies and industry publications and surveys. Industry surveys, publications, consultant surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but the accuracy and completeness of such information is not guaranteed. To our knowledge, certain third-party industry data that includes projections for future periods does not take into account the effects of the worldwide coronavirus pandemic. Accordingly, those third-party projections may be overstated and should not be given undue weight. Forecasts are particularly likely to be inaccurate, especially over long periods of time. In addition, we do not necessarily know what assumptions regarding general economic growth were used in preparing the forecasts we cite. Statements as to our market position are based on the most currently available data. While we are not aware of any misstatements regarding the industry data presented in this prospectus, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus.

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USE OF PROCEEDS

We estimate that we will receive net proceeds of approximately $12,114,369 (or approximately $14,206,869 if the underwriters’ option to purchase additional shares is exercised in full) from the sale of the Common Stock offered by us in this Offering, based on an assumed public offering price of $4.00 per share, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

Each $1.00 increase or decrease in the assumed initial public offering price of $4.00 per share would increase or decrease, as applicable, the net proceeds that we receive from this Offering by approximately $3,450,000, assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. We will receive no proceeds from the sale of the Selling Stockholder Shares under the separate Resale Prospectus.

The primary purposes of this underwritten Offering are to advance the development of our lead product candidate, Phyto-N, for the treatment of ulcerative colitis and to create a public market for the Company’s shares of Common Stock for the benefit of all stockholders, retain talented employees by providing them with equity incentives and obtain additional capital. Based on our current plans and assumptions, we intend to use such amount of the net proceeds from this Offering as follows:

	Amount	Percent
GROSS OFFERING	$15,000,000	100.00%
Underwriting Discounts(a)	$1,050,000	7.00%
Non-accountable Expense Allowance (b)	$150,000	1.00%
Estimated Offering expenses	$1,685,631	11.24%
Net Proceeds	$12,114,369	80.76%
USE OF NET PROCEEDS
Conducting FDA-required GLP toxicology and pharmacokinetic studies for Phyto-N in ulcerative colitis, and preparation and submission of the IND application[1]	$2,000,000	16.51%
Manufacture of the clinical trial material for Phyto-N [2]	$1,000,000	8.25%
Preparation and conducting the clinical trial for Phyto-N in ulcerative colitis [3]	$3,000,000	24.76%
Preparation and conducting Phase II clinical trials for Phyto-N in ulcerative colitis[4]	$4,000,000	33.02%
Working Capital and General Purposes[5]	$2,114,369	17.45%
TOTAL APPLICATION OF NET PROCEEDS	$12,114,369	100.00%

(a) Reflects 7% discounts in the amount of $1,050,000.
(b) Reflects 1% non-accountable expense allowance in the amount of $150,000. The non-accountable expense allowance represents an amount equal to 1% of the gross proceeds of the offering, payable to the underwriters for this offering as specified in our underwriting agreement (the “Underwriting Agreement”) with the Representative.

1	The Company intends to use approximately $2,000,000 or 16.51% of the net offering proceeds to conduct FDA-required good laboratory practice (“GLP”) toxicology and pharmacokinetic studies for Phyto-N in ulcerative colitis, and to prepare and submit an Investigational New Drug (IND) application
2	The Company intends to use approximately $1,000,000, or 8.25% of the net offering proceeds, to manufacture clinical trial material for Phyto-N.
3.	The Company intends to use approximately $3,000,000, or 24.76% of the net offering proceeds to initiate and conduct a Phase I clinical trial for Phyto-N in ulcerative colitis.
4.	The Company intends to use approximately $4,000,000, or 33.02% of the net offering proceeds to prepare and conduct Phase II clinical trials for Phyto-N in ulcerative colitis.
5.	The Company intends to use the remaining net offering proceeds in the amount of approximately $2,114,369, or 17.45% for working capital and other general corporate purposes

The foregoing information is an estimate only based on our current business plan. We estimate that it will require over $150 million to execute our full business plan through FDA approval and product launch.

●	The first phase of our full business plan includes: conducting FDA-required GLP toxicology and pharmacokinetic studies, manufacturing clinical trial material, conducting Phase I, and initiating and conducting Phase II clinical trials for ulcerative colitis. We estimate that we will need approximately $12 million to implement it. This phase is expected to take approximately 18-24 months.
●	The second phase of our business plan includes: conducting and completing Phase II trials for ulcerative colitis, and potentially conducting additional Phase II trials in other high-value indications. We estimate that we will need more than $38 million to implement it. This phase is estimated to take about 18-24 months.
●	If we successfully implement the second phase of our business plan, we will proceed with the third phase of our business plan, including completion of Phase III trials, preparing for and submitting FDA approval applications, scaling up manufacturing capabilities, developing and executing marketing strategies, and ultimately launching the product. We estimate that we will need over $100 million to implement it. This phase is projected to take 24-36 months.

We may find it necessary or advisable to re-allocate portions of the net proceeds reserved for one category to another, and we will have broad discretion in doing so. Pending these uses, we intend to invest the net proceeds of this Offering in a money market or other interest-bearing account. Our management will have broad discretion in the application of the net proceeds from this Offering and investors will be relying on the judgment of our management regarding the application of the proceeds.

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MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our Common Stock is not listed on any stock exchange or over-the-counter market or quotation system. There is currently no active trading market in our Common Stock. We submitted a listing application to have our Common Stock listed on The Nasdaq Capital Market under the symbol “CURX,” which listing is a condition to this Offering. There can be no assurance that our listing application will be approved. For more information see the section “Risk Factors.”

As of the date of this prospectus, 24,000,000 shares of our Common Stock were issued and outstanding and were held by 13 stockholders of record.

We also have outstanding as of the date of this prospectus:

●	1,000,000 shares of Series A Preferred Stock, par value $0.0001, with the stated value of $0.0001 per share.

Dividend Policy

We have not declared any cash dividends since inception and we do not anticipate paying any dividends in the foreseeable future. Instead, we anticipate that all of our earnings will be used to provide working capital, to support our operations, and to finance the growth and development of our business, including potentially the acquisition of, or investment in, businesses, technologies or products that complement our existing business. The payment of dividends is within the discretion of the Board and will depend on our earnings, capital requirements, financial condition, prospects, applicable Nevada law, which provides that dividends are only payable out of surplus or current net profits and other factors our board might deem relevant. There are no restrictions that currently limit our ability to pay dividends on our common stock other than those generally imposed by applicable state law.

Securities Authorized for Issuance under Equity Compensation Plan

Currently, we do not have any equity compensation plan. We are planning to adopt an equity compensation plan immediately after the Offering and we will set aside 15% of the outstanding share capital upon the closing of this Offering for employee stock option plan for our key management and staff.

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CAPITALIZATION

The following table sets forth our cash and capitalization, as of March 31, 2025, adjusted to reflect the 3-for-5 reverse stock split of our Common Stock, which became effective on November 19, 2024. As of March 31, 2025, we had 24,000,000 shares of Common Stock issued and outstanding, of which our Chief Executive Officer and Chairman, and the members of his immediate family, have beneficial ownership of 80%.

We also had 1,000,000 shares of Series A Preferred Stock, which remains unchanged. The shares of Series A Preferred Stock entitle the holders thereof 40% of the total voting power, but they do not entitle the holders to any dividend, liquidation, conversion or redemption rights. For more information regarding our securities please refer to “Market for Common Equity and Related Stockholder Matters” and “Description of Securities.”

Such information is set forth on the following basis:

●	on an actual basis, reflecting our capitalization prior to the Offering and the reverse stock split; and

●	on an as adjusted basis, reflecting adjustments for the reverse stock split, and our receipt of the net proceeds our sale and issuance of 3,750,000 shares of Common Stock in this Offering at an assumed initial public offering price of $4.00 per share, after deducting estimated underwriting discounts, commissions, and estimated offering expenses payable by us.

You should read the following table in conjunction with “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes included in this prospectus.

The as adjusted information set forth below is illustrative only and will be adjusted based on the reverse split, the actual public offering price and other terms of this Offering determined at pricing.

Our capitalization following the completion of this Offering will be adjusted based on the actual initial public offering price and other terms of this Offering determined at the pricing of this Offering. You should read the information in this table together with our financial statements and the related notes appearing at the end of this prospectus and the sections titled “Use of Proceeds” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

	Actual	As Adjusted
Common stock - $0.0001 par value, 475,000,000 shares authorized, 24,000,000 shares issued and outstanding as of March 31, 2025	$2,400	$2,775
Series A Preferred Stock - $0.0001 par value, 25,000,000 shares authorized, 1,000,000 shares issued and outstanding as of March 31, 2025	$100	$100
Common Stock to be Issued	$200,000	$200,000
Additional paid in capital	$923,309	$13,037,677
Accumulated deficit	$(760,031)	$(760,031)
TOTAL STOCKHOLDERS’ EQUITY	$365,777	$12,480,521
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$786,940	$12,901,684

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DILUTION

Purchasers of our Common Stock in this Offering will experience an immediate and substantial dilution in the as adjusted net tangible book value of their shares of Common Stock. Dilution in as adjusted net tangible book value represents the difference between the public offering price per share and the as adjusted net tangible book value per share of our Common Stock immediately after the Offering.

The historical net tangible book value of our Common Stock as of March 31, 2025 was $365,777, or approximately $0.0152 per share. Historical net tangible book value per share of our Common Stock represents our total tangible assets (total assets less net intangible assets) less total liabilities divided by the number of shares of Common Stock outstanding as of that date.

Assuming the over-allotment option is not exercised, after giving effect to the issuance of 3,750,000 Shares in this Offering at an assumed initial public offering price of $4.00 per share, resulting in the net proceeds of approximately $12,114,369, as adjusted net tangible book value as of March 31, 2025, would have been approximately $12,480,146 or $0.4497 per share of our Common Stock. This represents an immediate increase in historical net tangible book value of $0.4345 per share and an immediate dilution of $3.5503 per share to the new investors purchasing Shares in the Offering.

Each $1.00 increase or decrease in the assumed initial public offering price of $4.00 per share would increase or decrease, as applicable, the net proceeds that we receive from this Offering would increase or decrease by approximately $3,450,000, assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

The following table illustrates this per share dilution to new investors:

	Over-allotment not exercised	Over-allotment exercised in full
Public offering price per share	$4.00	$4.00
Historical net tangible book value per share as of March 31, 2025	$0.0152	$0.0642
Increase in net tangible book value per share after giving effect to the offering	$0.4345	$0.4497
As adjusted net tangible book value per share as of March 31, 2025 after the offering	$0.4497	$0.5139
Dilution to new investors after giving effect to the offering	$3.5503	$3.4861

After completion of this offering, and assuming that the underwriters do not exercise their over-allotment option, our existing stockholders would own approximately 86.49% and our new investors would own approximately 13.51% of the total number of shares of our Common Stock outstanding after this Offering.

In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities may result in further dilution to our stockholders.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the information presented in our historical financial statements and the related notes included elsewhere in this prospectus. In addition to historical information, the following discussion contains forward-looking statements, such as statements regarding our expectation for future performance, liquidity and capital resources, that involve risks, uncertainties and assumptions that could cause actual results to differ materially from our expectations. Our actual results may differ materially from those contained in or implied by any forward-looking statements. Factors that could cause such differences include those identified below and those described in “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors.” We assume no obligation to update any of these forward-looking statements.

Overview and Recent Development

Curanex was incorporated on June 1, 2018 as a New York corporation under the name “Durand Damiel Health Inc, focusing on research and development (R&D) of health products and botanical medicines. On October 24, 2023, the Company changed its name to “Fordman Pharma Inc.,” and on November 9, 2023, the Company changed its name to Curanex Pharmaceuticals Inc and changed the focus of its business operations on discovering, developing, and commercializing innovative botanical drugs for major unmet needs to treat patients suffering from inflammatory diseases.

Our business strategy is centered on developing innovative botanical drugs, with a focus on Phyto-N as our lead candidate, for the treatment of inflammatory diseases. By leveraging our founders’ expertise in botanical medicine, pursuing strategic partnerships, implementing efficient development processes, building a strong IP portfolio, fostering a culture of innovation, and maintaining focus and adaptability, we aim to establish Curanex as a leader in the field and create significant value for patients as well as our shareholders.

Reincorporation

On June 10, 2024, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Curanex Pharmaceuticals Inc, a newly formed Nevada corporation and our wholly owned subsidiary of the Company (the “Surviving Corporation”), pursuant to which, on the same date, we, as parent in this transaction, merged with and into the Surviving Corporation (the “Reincorporation”). Upon the consummation of the Reincorporation, we ceased our legal existence as a New York corporation, and the Surviving Corporation continued our business as the surviving corporation in the Reincorporation under the name “Curanex Pharmaceuticals Inc” succeeding all our rights, assets, liabilities and obligations, except that our affairs ceased to be governed by the New York Business Corporation Law and became subject to the Nevada Revised Statutes (“NRS”).

Asset Purchase Agreement

On June 17, 2024, we entered into the Asset Purchase Agreement with Duraviva, a related entity in which our Chief Executive Officer and President and members of his immediate family, including our Secretary, are also directors, officers and majority shareholders. At the Closing, occurred on the same date, Duraviva transferred to us all of its IP Assets, which together with $730,000 consideration, constitute all or substantially all of the assets of Duraviva. The IP Assets includes four (4) provisional patent applications (all of which expired on March 18, 2025) and 8 research and development animal study reports for:

1. Ulcerative Colitis

2. Atopic Dermatitis

3. Nonalcoholic fatty liver disease prevention

4. Nonalcoholic fatty liver disease treatment

5. Diabetes

6. COVID-19 prevention and treatment

7. Gouty nephritis

8. Gouty arthritis

On March 13, 2025, prior to the expiration, we filed with the USPTO an international PCT application for utility patent entitled “PLANT EXTRACT COMPOSITIONS AND USES THEREOF” (application # PCT/US25/19679) which combined the following three (3) provisional patent applications (except for the provisional patent application for treatment of acne, which the Company determined not to pursue further due to results of experiments conducted by the Company that did not show promising results).

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Reverse Stock Split

On November 19, 2024, our Board and our stockholders approved an amendment to our amended and restated articles of incorporation (the “Amendment”) to effect a reverse stock split of the outstanding shares of the Common Stock, at a ratio of three-for-five (3-for-5) (the “Reverse Stock Split”). The Amendment became effective on the same date, upon filing of the Amendment with the Secretary of State of the State of Nevada. As a result of the Reverse Stock Split, every five (5) shares of our issued and outstanding Common Stock, automatically and without any action of the Company or any holder thereof, were combined into three (3) validly issued and non-assessable shares of Common Stock, resulting in 24,000,000 post Reverse Stock Split shares of Common Stock. No fractional shares were issued to any stockholder of the Company, and in lieu of issuing any such fractional shares, any fractional shares resulting from the Reverse Stock Split, if applicable, will be rounded up to the nearest whole share of Common Stock. Proportionate adjustments will be made to the exercise prices and the number of shares underlying the Company’s outstanding equity awards, convertible notes, and warrants, as applicable. The shares of Common Stock as adjusted to the Reverse Stock Split will remain fully paid and non-assessable. The Reverse Stock Split will not affect the number of authorized shares of Common Stock or the par value of the Common Stock nor will it change the authorized shares of preferred stock or the relative voting power of holders of the outstanding Common Stock.

Promissory Notes issued to Dian Ying Jing.

On February 4, 2025, the Company received a loan in the amount of $200,000 from Dian Ying Jing, one of our founders, Secretary and the wife of our Chief Executive Officer, Jun Liu. To evidence this loan, on February 4, 2025, the Company issued Ms. Jing a promissory note in the principal amount of $200,000 (the “First Note”), with an interest rate of four and thirty-four percent (4.34%) per annum, to be paid on maturity date of February 4, 2026. The Company may prepay any amounts due under the First Note without penalty or premium. On May 30, 2025, the Company and Ms. Jing entered into Amendment No. 1 to the Note, pursuant to which the maturity date of the Note was extended to February 4, 2027. As of the date of this prospectus, the Company did not make any payments, and as of March 31, 2025, the outstanding balance owed on the First Note is $201,308.

On May 21, 2025, Ms. Jing loaned an additional $200,000 to the Company. To evidence this new loan, on May 23, 2025, the Company issued Ms. Jing a new promissory note in the principal amount of $200,000 (the “Second Note”), with an interest rate of four and thirty-four percent (4.34%) per annum, to be paid on May 23, 2027 (the “Maturity Date”). The Company may prepay any amounts due under the Second Note without penalty or premium.

Results of Operations

Comparison of Results of Operations for the Three Months Ended March 31, 2025 and 2024

Revenue and Cost of Sales

We did not generate any revenue during the three months ended March 31, 2025, or 2024. This is consistent with our focus on advancing the development of our botanical drug candidates and progressing toward our clinical and regulatory milestones.

We anticipate generating revenue only upon successful commercialization of our product candidates or from entering into strategic licensing agreements. However, there is no assurance as to the timing or likelihood of these events.

Operating Expenses

General and Administrative Expenses

General and administrative expenses were $137,452 for the three months ended March 31, 2025, compared to $80,201 for the same period in 2024. The decrease was primarily due to timing of expenses related to legal and accounting services, partially offset by ongoing costs associated with preparing for our IPO and maintaining public company readiness.

Research and Development Expenses

We did not incur material research and development expenses during the three-month periods ended March 31, 2025, or 2024, as our development activities remained in the planning phase. We expect R&D spending to increase significantly in future periods as we begin FDA-required studies and initiate clinical trial activities.

Other Income (Expense)

There was no significant other income or expense recorded for the three months ended March 31, 2025, or 2024.

Net Loss

We reported a net loss of $(137,583) for the three months ended March 31, 2025, compared to a net loss of $(80,201) for the three months ended March 31, 2024. The decrease in net loss was primarily due to lower G&A expenses as described above.

Liquidity and Capital Resources

As of March 31, 2025, we had cash and cash equivalents totaling $198,943, compared to $148,891 as of December 31, 2024. The increase was primarily attributable to a $200,000 shareholder loan received in February 2025 to support ongoing IPO-related costs.

We believe our existing cash and access to shareholders’ support are sufficient to fund our operations for at least the next twelve months. However, our ability to continue operating beyond this period is dependent upon the successful completion of our IPO or alternative financing transactions.

Going Concern Considerations

We have not yet achieved profitability and anticipate continued operating losses in the foreseeable future. Our financial statements include a going concern disclosure due to our recurring losses, accumulated deficit, and reliance on external funding. However, management believes that substantial doubt has been alleviated due to our strong cash position, receipt of the February 2025 shareholder loan, and anticipated IPO proceeds.

Cash Flows

Operating Activities

Net cash used in operating activities was $(149,947) for the three months ended March 31, 2025, primarily reflecting our G&A spending during the period.

Financing Activities

Net cash provided by financing activities totaled $200,000 for the three months ended March 31, 2025, reflecting proceeds from the shareholder loan described above.

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Contractual Obligations and Contingencies

On January 1, 2025, the Company assumed an office lease from Duraviva, a related party under common control, pursuant to a lease assignment agreement. The lease is classified as an operating lease and extends through August 31, 2026. In accordance with ASC 842, the Company recognized a right-of-use asset and corresponding lease liability as of the adoption date.

As of March 31, 2025, the total undiscounted future lease payments under this lease obligation are as $79,200 and $52,900 as of December 31, 2025, and 2026 respectively.

The lease liability was discounted using the Company’s incremental borrowing rate of 11%, resulting in a lease liability of $126,113 as of March 31, 2025.

In addition, we also continue to anticipate incurring a success-based underwriting fee and advisory fee in connection with our IPO upon completion of the offering.

Off-Balance Sheet Arrangements

We did not have any off-balance sheet arrangements as of March 31, 2025.

Emerging Growth Company and Smaller Reporting Company Status

We continue to qualify as an emerging growth company (EGC) and smaller reporting company (SRC), enabling us to utilize scaled disclosures and defer adoption of certain accounting standards.

Critical Accounting Policies and Estimates

Our financial statements are prepared in accordance with U.S. GAAP and require the use of estimates and assumptions. There were no material changes to our critical accounting policies and estimates during the three months ended March 31, 2025.

Conclusion

Our financial performance for the first quarter of 2025 reflects disciplined cost management as we prepare for the next phase of our development and capital raising efforts. We remain committed to advancing our pipeline, completing our IPO, and executing on our long-term growth strategy.

Comparison of Results of Operations for the Fiscal Years Ended December 31, 2024, and 2023

Revenue and Cost of Sales

We did not generate any revenue during the fiscal year ended December 31, 2024, or 2023. The absence of revenue is due to our continued focus on our strategic transition towards discovering, developing, and commercializing innovative botanical drugs for treating inflammatory diseases.

If our product candidates successfully progress through development and obtain regulatory approval or if we secure license agreements with third parties, we may generate revenue from product sales or licensing income. However, there is no guarantee as to when, or if, we will achieve these revenue streams.

Operating Expenses

General and Administrative Expenses

General and administrative expenses for the fiscal year ended December 31, 2024, totaled $290,386, a significant increase from $19,298 in the prior year. The increase was primarily driven by legal and accounting costs related to our S-1 registration filing and public company readiness efforts, as well as expenses associated with the Curanex-Duraviva asset acquisition and corporate reorganization.

Impairment Charge

During 2024, the Company recorded a $74,676 impairment charge related to its intangible assets, which were capitalized legal fees incurred for the filing of four provisional patent applications. These fees were erroneously capitalized as intangible assets instead of being expensed. Based on both quantitative and qualitative considerations, the Company determined that the misstatement was immaterial and therefore recorded an impairment charge to correct the error.

These provisional patent applications expired on March 18, 2025. On March 13, 2025, we filed with the USPTO an international Patent Cooperation Treaty (PCT) application, to convert three of the four provisional patent applications into one utility patent, to secure broader international protection. While we filed this international PCT application prior to expiration of these three (3) above-referenced provisional patents, to preserve the priority dates with respect to our provisional patent applications, there is no assurance that we will be successful in obtaining registration of this utility patent in the United States and the broader international patent protection we need.

Net Loss

As a result of the above factors, we reported a net loss of $(361,506) for the fiscal year ended December 31, 2024, compared to a net loss of $(19,198) for the fiscal year ended December 31, 2023. The higher net loss was primarily driven by increased G&A, IPO-related costs, and the impairment charge.

Liquidity and Capital Resources

As of December 31, 2024, we had cash and cash equivalents totaling $148,891, compared to $74,336 as of December 31, 2023. The substantial increase was driven by $730,000 we received from Duraviva in connection with the Asset Purchase Agreement which strengthened our balance sheet and positioned us for future R&D investments.

On February 4, 2025, we received a loan in the amount of $200,000 from Dian Ying Jing, our Secretary, and the wife of our Chief Executive Officer. The loan is documented by a promissory note with an annual interest rate of 4.34%, payable on its maturity date of February 4, 2026. The Company may prepay any outstanding amounts under the Note at any time without penalty or premium. The note was amended on May 30, 2025, which extended the maturity date from February 4, 2026 to February 4, 2027.

On May 21, 2025, we received another loan in the amount of $200,000 from Mr. Jing. This loan is documented by a new promissory note with an annual interest rate of 4.34%, payable on the maturity date of May 23, 2027.

Given our current cash position and anticipated IPO proceeds, we believe we have sufficient capital to fund operations through at least the next twelve months. However, our long-term liquidity will depend on our ability to secure additional financing through the IPO and strategic partnerships.

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Going Concern Considerations

We have yet to achieve profitability and anticipate continued operating losses in the near term. The accompanying financial statements include a going concern disclosure due to our historical losses, negative cash flows from operations, and reliance on external financing. However, management believes that substantial doubt regarding our ability to continue as a going concern has been alleviated. This conclusion is based on our strong cash position, recent financing activities, anticipated IPO proceeds, and support from shareholders, which collectively support our ability to continue operations for the foreseeable future.

Cash Flows

Operating Activities

Net cash used in operating activities was $(555,575) for the year ended December 31, 2024, compared to $(120) in 2023. The increase was primarily due to higher R&D spending and IPO-related expenses.

Financing Activities

Net cash provided by financing activities amounted to $630,100 for the year ended December 31, 2024, primarily driven by proceeds from equity issuances and capital contributions.

Contractual Obligations and Contingencies

On October 3, 2024, we entered into an agreement with Revere Securities (“Revere”) for underwriting services related to our IPO (the “Revere Agreement”), which provided that upon completion of the offering, the Company had to pay a success-based fee, consisting of:

●	7% of gross proceeds from the sale of shares, and
●	A $100,000 advisory fee payable at closing.

As of December 31, 2024, no amounts related to these contingency fees have been recognized in our financial statements.

On May 21, 2025, the Company terminated the Revere Agreement, in accordance with its termination provision by providing an advance thirty (30) days’ prior written notice to Revere. As a result of termination of the Revere Agreement prior to the completion of the Offering, the Company was not required to pay a success-based fee.

SEC Compliance Considerations

As a company pursuing an IPO under SEC regulations, we have made adjustments to enhance our disclosures in accordance with SEC guidance. Key highlights include:

●	Expanded risk factor disclosures related to regulatory risks and financing uncertainties.
●	Enhanced related party transaction disclosures detailing the Curanex-Duraviva asset transfer.
●	Additional IPO-related cost disclosures to ensure transparency in use of proceeds and financing structure.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements as of December 31, 2024.

Emerging Growth Company and Smaller Reporting Company Status

We operate as an emerging growth company (EGC) under the JOBS Act, allowing us to delay the adoption of new or revised accounting standards. Additionally, we qualify as a smaller reporting company (SRC) under SEC regulations, enabling us to provide scaled disclosures to streamline our reporting process.

Critical Accounting Policies and Estimates

Our financial statements are prepared in accordance with U.S. GAAP and require management to make significant judgments and estimates. Key areas include:

●	Impairment assessments for intangible assets.

Conclusion

Our strategic transition towards botanical drug development, combined with our ongoing IPO efforts, marks a significant phase in our corporate growth. We remain focused on advancing our lead drug candidates, securing regulatory approvals, and optimizing capital allocation to drive shareholder value.

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BUSINESS

Overview.

We are a developmental stage pharmaceutical company dedicated to discovering, developing and commercializing innovative botanical drugs to treat patients suffering from inflammatory diseases. Our mission is to address significant unmet medical needs and to improve patients’ lives by harnessing the power of natural substances. We are dedicated to discovering, developing and commercializing botanical medicines for treating patients with immune and inflammatory diseases and to develop therapies that may offer potential benefits to patients with unmet clinical needs in various fields, such as autoimmune diseases, metabolic diseases and viral infections. We are committed to “Bringing hope and healing through the wisdom of plants.”

Opportunities and Challenges in the Pharmaceutical Industry for Botanical Drugs

Market Overview

The global market for inflammatory disease treatments is rapidly growing, driven by increasing prevalence, unmet medical needs, and the limitations of current therapies. The botanical and plant-derived drugs market includes pharmaceuticals, nutraceuticals, and herbal remedies derived from botanical sources, plants, and natural compounds for therapeutic purposes. These drugs may include herbal extracts, phytochemicals, traditional medicines, and plant-based supplements used in managing various health conditions and promoting wellness. With over 100 types of inflammatory diseases affecting various organ systems and requiring long-term or lifelong treatment, there is a significant demand for innovative solutions that can provide efficacy, safety, and better quality of life for patients. Traditional anti-inflammatory drugs, primarily chemical compounds, often have limited efficacy and severe side effects. In contrast, botanical drugs with their multi-target mechanisms may represent a promising new frontier in the treatment of inflammatory diseases, with enormous market potential.

According to the “In-depth Market Research Report on the Global Phytomedicine Industry 2022-2026” released by the New Vision Industry Research Center, the market for phytomedicine and its active ingredients has been expanding rapidly, reaching approximately 34 billion USD, as consumer preferences shift towards natural and holistic health solutions. In summary, the botanical and plant-derived drugs market offers substantial growth potential, driven by consumer preferences for natural therapies and increasing research efforts.

Market Opportunities for Phyto-N

Phyto-N, our lead product candidate, is a medicinal botanical plant with distinct chemical components and potentially a wide spectrum of therapeutic effects. We believe that Phyto-N has a potential ability to target multiple disease pathways and regulate various pathological processes, and if these efforts are successful and lead to regulatory approval of Phyto-N determined by clinical trials, will make it a “pipeline in a product” that will address unmet needs in complex and hard-to-treat conditions. Our preclinical research on Phyto-N has shown early positive results, as it indicated its potential anti-inflammatory, immunomodulatory, and tissue-protective properties, which have been observed through animal studies and which may have the potential to be used to treat autoimmune diseases, metabolic disorders, and viral infections, where current treatment options may fall short in terms of efficacy, safety, and durability of response.

Phyto-N has been used as an herbal medicine by traditional Chinese medicine practitioners to treat patients over the last 30 years in China and has been shown promising results in managing symptoms of certain inflammatory diseases, such as ulcerative colitis, with some patients experiencing extended periods of symptom relief. These promising results of Phyto-N, as demonstrated in animal disease models and its use in traditional Chinese medicine, have motivated us to undertake rigorous scientific research and clinical development to further evaluate its therapeutic potential. We are currently preparing for an IND application and planning clinical trials for Phyto-N. If these efforts are successful and lead to regulatory approval, we believe that Phyto-N will address diverse medical needs. However, Phyto-N has not received regulatory approval as a drug in any jurisdiction, including China, and drug development is a complex, lengthy, and uncertain process, and there can be no assurance of clinical or commercial success.

We acquired from Duraviva its research and development animal study reports, including preliminary safety study reports.

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Duraviva previously evaluated Phyto-N’s therapeutic potential in animal models of six inflammatory diseases: ulcerative colitis, atopic dermatitis, gout, diabetes, nonalcoholic fatty liver disease (NAFLD), and COVID-19 at multiple institutes, including Rutgers University, which reports the Company acquired from Duraviva pursuant to the Asset Purchase Agreement. The preliminary safety studies, including single-dose and repeated-dose toxicity tests, have shown that Phyto-N does not exhibit any toxicity or side effects in experimental animals at the doses tested.

In addition to our focus on developing Phyto-N as a botanical drug, we are actively identifying and isolating the active chemical compounds responsible for its therapeutic effects. Our research is ongoing, and we anticipate that we will conclude our research prior to the filing of our IND application.

We believe that Phyto-N’s key competitive advantages include:

1. History of use in Chinese Traditional Medicine: Phyto-N’s history of human use in Chinese traditional medicine may provide an encouraging insight for multiple inflammatory diseases that may inform our clinical development process, though further rigorous studies are needed.

2. Potential multi-target mechanism of action: Phyto-N may modulate multiple inflammatory pathways simultaneously, potentially providing a more comprehensive treatment effect compared to single-target agents, with the potential to address complex disease pathologies and overcome treatment resistance.

3. Broad therapeutic potential: Phyto-N has shown effects in animal models across several inflammatory diseases, highlighting its versatility and potential to treat multiple indications with a single drug.

4. Potential for tolerability: Phyto-N’s botanical origin and potential multi-target mechanism may contribute to a favorable tolerability profile, and comprehensive clinical trials are needed to establish Phyto-N’s safety profile as a pharmaceutical product.

Development path of Phyto-N as a botanical drug.

The development of Phyto-N as a botanical drug presents both opportunities and challenges. As of the date of this prospectus, only two (2) botanical drugs have received FDA approval, such as Veregen® (sinecatechins), a green tea extract for the treatment of genital and perianal warts, and Fulyzaq®/Mytesi® (crofelemer), derived from the Croton lechleri tree, for managing diarrhea in HIV/AIDS patients on antiretroviral therapy. This highlights both the innovative nature of our approach and the potential challenges in obtaining regulatory approval.

Challenges:

1.	Complex composition: The multi-component nature of Phyto-N requires sophisticated analytical methods for quality control and consistency.
2.	Batch-to-batch consistency: Demonstrating consistent composition and potency across different batches can be more challenging than with single-molecule drugs.
3.	Regulatory precedent: With only two FDA-approved botanical drugs, there is limited regulatory precedent, which may lead to a more complex approval process.
4.	Meeting FDA standards: Our development process must meet the same rigorous safety and efficacy standards as conventional drugs, despite the unique nature of botanical products.

While the traditional use of Phyto-N in Chinese traditional medicine is encouraging, we recognize that our development process must meet the FDA’s rigorous standards for safety and efficacy. This includes conducting comprehensive preclinical and clinical studies, potentially requiring more time and resources compared to the development of conventional single-molecule drugs. We believe that the potential benefits of Phyto-N as a multi-component botanical drug may justify this investment and could lead to a novel therapeutic option for patients with inflammatory diseases. However, there can be no assurance that our efforts will be successful or that Phyto-N will ultimately receive regulatory approval or be commercially viable.

Product Pipelines

Our drug development pipelines encompass six (6) various therapeutic areas: ulcerative colitis, atopic dermatitis, COVID-19, diabetes, NAFLD, and gout. We previously conducted pre-clinical studies to determine if Phyto-N has any potential in treatment of acne. The results of these studies did not support that conclusion, and the Company determined not to pursue further studies and research and not to submit a new patent application for treatment of acne.

1) Ulcerative colitis, a form of inflammatory bowel disease, is characterized by chronic nonspecific inflammation of the gastrointestinal tract. Standard care involves corticosteroids, immunomodulators, and biologic therapies targeting specific inflammatory pathways. Phyto-N is being developed as an orally administered alternative for patients with moderate to severe ulcerative colitis, aiming to address limitations of current treatments. These limitations include:

●	Inadequate symptom control: Many patients experience incomplete symptom relief or frequent relapses with existing therapies.
●	Side effect profiles: Long-term use of corticosteroids can lead to significant side effects, while biologics may increase the risk of infections and malignancies.
●	Loss of response: Some patients develop antibodies to biologic therapies, potentially reducing their effectiveness over time.
●	Administration challenges: Many current treatments require frequent injections or intravenous infusions, which can be burdensome for patients.
●	Cost considerations: Biologic therapies are often expensive, potentially limiting access for some patients.

Upon the completion of the Offering, we are planning to conduct clinical trials, to explore whether Phyto-N will offer an alternative treatment approach for patients with moderate to severe ulcerative colitis.

2) Atopic Dermatitis is a common chronic inflammatory skin disease that significantly impacts patients’ quality of life. While current treatments include topical steroids, calcineurin inhibitors, and systemic immunosuppressants, many patients with moderate to severe atopic dermatitis experience inadequate disease control or frequent relapses. We are developing Phyto-N as a potential orally administered option for these patients.

3) COVID-19 is an acute respiratory illness caused by the novel coronavirus. Current treatments focus on supportive care and antiviral therapies such as remdesivir and monoclonal antibodies. Phyto-N presents a potential adjunctive therapy for COVID-19 with the convenience of oral administration.

4) Diabetes is a metabolic disorder characterized by impaired insulin secretion or function, leading to dysregulated carbohydrate, protein, and fat metabolism. Current treatments include metformin, insulin, sulfonylureas, DPP-4 inhibitors, SGLT2 inhibitors, GLP-1 receptor agonists, and other oral medications, but some patients experience inadequate glycemic control or adverse effects. Phyto-N offers an alternative approach to diabetes management, providing an orally administered option.

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5) Nonalcoholic fatty liver disease (“NAFLD”) is a common liver condition characterized by hepatic steatosis, inflammation, and fibrosis. Current therapies focus on addressing metabolic comorbidities rather than directly targeting liver fat accumulation and inflammation. Phyto-N presents a potential therapeutic option for NAFLD, addressing its underlying pathophysiology and providing an orally administered alternative.

6) Gout is an inflammatory arthritis caused by the deposition of uric acid crystals in joints and surrounding tissues. Current treatments aim to reduce serum uric acid levels and prevent gout flares and complications. Phyto-N offers a potential alternative or adjunct therapy for gout management, addressing limitations of existing treatments.

The market analysis and challenges of each core indicator is discussed below.

Market analysis of inflammatory bowel disease (IBD) treatment and the potential of Phyto-N

In general, IBD treatment market is expected to continue its steady growth, driven by the rising prevalence of the disease, the introduction of innovative therapies, and the increasing availability of healthcare services in developing regions (Source: Data Bridge Market Research, 2023). The global IBD treatment market was valued at around $26.7 billion in 2023 and is expected to grow at a CAGR of 6-7% from 2023 to 2034 and reach $50 billion by the end of 2034 (Source: Research and Market, 2024).

Global Inflammatory Bowel Disease Treatment Market
Market forecast to grow at a CAGR of 5.8%
USD 49.76 Billion
USD 26.65 Billion
2023
2034
RESEARCH AND MARKETS
THE WORLD'S LARGEST MARKET RESEARCH STORE
https://www.researchandmarkets.com/reports/5923142

The IBD treatment market is segmented by disease type (Crohn’s disease, ulcerative colitis), drug class (biologics, immunomodulators, amino salicylates, corticosteroids), route of administration (oral, parenteral), and geography (Source: Global Market Insights, 2023). Biologics, such as anti-TNF agents (e.g. Remicade, Humira) and anti-integrin agents (e.g. Entyvio), account for the largest and fastest growing market share due to their higher efficacy and rapid uptake (Source: Coherent Market Insights, 2022). The ulcerative colitis segment holds a slightly larger market share (52%) compared to Crohn’s disease (48%), but Crohn’s disease is expected to see faster growth in the coming years (Source: Research and Markets, 2021). Opportunities exist in the development of new drug classes, personalized treatments, and improved diagnosis and monitoring techniques (Source: Emergen Research, 2022).

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North America dominates the global IBD treatment market with a 48% share, with the United States being the largest contributor (Source: Mordor Intelligence, 2023). Europe holds 28% of the market share and is the second-largest market. The Asia-Pacific region accounts for 18% share currently but is expected to witness the fastest growth of 9-10% annually due to improving healthcare infrastructure and rising disease awareness (Source: Fortune Business Insights, 2022). The IBD treatment market is highly competitive, with the presence of both large pharmaceutical companies and smaller biotech firms (Source: Precedence Research, 2023). The key players include AbbVie, Janssen Biotech, Takeda Pharmaceutical, Pfizer, Merck, Novartis, and Boehringer Ingelheim (Source: Market Data Forecast, 2023). These companies are focusing on developing novel biologics, expanding their product portfolios, and investing in R&D to maintain their market share (Source: Roots Analysis, 2022).

Market Potential of Phyto-N for IBD

Phyto-N is not a monoclonal antibody drug and does not directly target specific cytokines. Instead, it may indirectly modulate inflammatory pathways, which could provide a wider therapeutic window compared to biologics. Preclinical studies suggest Phyto-N may modulate multiple inflammatory pathways like NF-kB, MAPK, JAK-STAT by acting on key regulators. This multi-target approach may provide a novel strategy for IBD treatments.

Our preclinical studies of Phyto-N in animal models of IBD have yielded promising results that we believe warrant further investigation. Details of these studies are presented in the “Research and Development” section under the Ulcerative Colitis heading. We have not conducted any clinical trials or received regulatory approval for Phyto-N in any country, including in Asia. Our future plan involves conducting clinical trials and seeking regulatory approvals in various markets, potentially including Asia, North America, and Europe, subject to regulatory requirements and strategic considerations.

While we believe there is a substantial opportunity in the IBD treatment market, our ability to capture any portion of this market is subject to numerous risks and uncertainties, including the successful completion of clinical trials, obtaining regulatory approvals, and effectively commercializing our product candidates.

Commercialization Challenges:

The challenges include: the development of biosimilars of the biologics, which may put pressure on pricing (Source: MarketsandMarkets, 2023); securing regulatory approvals for Phyto-N as an IBD treatment, especially in Western markets, requires comprehensive clinical trials to demonstrate safety and efficacy; establishing manufacturing, supply chain, and distribution capabilities on a global scale could be a significant challenge for a herbal product; educating healthcare providers and patients on the benefits of Phyto-N compared to existing IBD therapies would be crucial for market acceptance.

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Market analysis of the Atopic Dermatitis (AD) treatment and the potential of Phyto-N

Market Size and Growth:

The global atopic dermatitis treatment market was valued at around $14.2 billion in 2022 and is expected to grow at a CAGR of 8-9% from 2023 to 2030 and reach 27.7 billion by the end of 2030 (Source: Research and Market, 2023). The AD treatment market is moderately competitive, with the presence of both large pharmaceutical companies and smaller biotechnology firms (Source: Precedence Research, 2023). Opportunities exist in the development of targeted therapies, combination treatments, and the expansion of the pipeline for severe AD (Source: Emergen Research, 2022). Overall, the AD treatment market is expected to continue its robust growth, driven by the increasing prevalence of the disease, the introduction of innovative therapies, and the growing emphasis on improving the quality of life for patients with AD (Source: Data Bridge Market Research, 2023).

Global Atopic Dermatitis Drugs Market
Market forecast to grow at a CAGR of 9.0%
USD 27.68 Billion
USD 14.19 Billion
2022
2030
https://www.researchandmarkets.com/reports/4621759
RESEARCH AND MARKETS
THE WORLD'S LARGEST MARKET RESEARCH STORE

The key drivers of market growth include the rising prevalence of AD, the launch of novel biologic therapies, increasing awareness and diagnosis rates, and the growing geriatric population (Source: Persistence Market Research, 2022). The AD treatment market is segmented by drug class (topical, oral, and injectable), severity (mild, moderate, and severe), and geography (Source: Global Market Insights, 2023). Topical therapies, such as corticosteroids and calcineurin inhibitors, account for the largest market share, but the injectable biologics segment is expected to grow the fastest (Source: Coherent Market Insights, 2022). The moderate-to-severe AD segment holds a significant market share, as this population requires more advanced and expensive treatments (Source: Research and Markets, 2021).

North America dominates the global AD treatment market, with the United States being the largest contributor (Source: Mordor Intelligence, 2023). Europe is the second-largest market, followed by the Asia-Pacific region, which is expected to witness the fastest growth due to improving healthcare infrastructure and increasing disease awareness (Source: Fortune Business Insights, 2022).

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Market Potential of Phyto-N for AD treatment:

Atopic dermatitis is a chronic inflammatory skin condition with a high prevalence globally, representing a significant market opportunity for new treatments. Preliminary data from animal models suggests that Phyto-N may have the potential to improve atopic dermatitis symptoms, skin lesions, inflammation, and overall disease management. Details of these studies are presented in the “Research and Development” section under the AD heading. As a botanical drug candidate, Phyto-N could potentially be positioned as an alternative to current pharmaceutical treatments, which may appeal to patients interested in plant-based therapies.

Unlike targeted biologics like Dupilumab, which focus on specific receptors (e.g., IL-4Rα), Phyto-N appears to have a multi-target approach based on preclinical studies. The potential ability of Phyto-N to simultaneously target multiple inflammatory pathways and achieve anti-inflammatory effects could be advantageous if these effects are confirmed in human clinical trials.

Commercialization Challenges:

The challenges include: conducting comprehensive clinical trials to demonstrate the safety and efficacy of Phyto-N in human patients with atopic dermatitis would be crucial for regulatory approvals and market acceptance; establishing large-scale manufacturing, supply chain, and distribution capabilities for a herbal product may pose challenges compared to conventional pharmaceuticals; educating healthcare providers and patients about the benefits of Phyto-N over existing treatments would be necessary for market adoption.

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Market analysis of COVID-19 treatment and the potential of Phyto-N.

Market Size and Growth

The global COVID-19 treatment market was valued at around $31 billion in 2021 and is expected to contract at a CAGR of -8.3% from 2022 to 2031 and reach more than $16 billion by the end of 2031 (Source: Transparency Market Research, 2023).

The key drivers of market growth include the ongoing need for effective COVID-19 treatments, the development of new therapeutic options, increased government funding for research and development, and the rising prevalence of COVID-19 globally (Source: Persistence Market Research, 2022). North America dominates the global COVID-19 treatment market, with the United States being the largest contributor (Source: Mordor Intelligence, 2023). Europe is the second-largest market, followed by the Asia-Pacific region, which is expected to witness the fastest growth due to the high prevalence of COVID-19 and increasing healthcare infrastructure (Source: Fortune Business Insights, 2022).

The COVID-19 treatment market is segmented by drug class (antivirals, monoclonal antibodies, steroids, and others), route of administration (oral, intravenous, and others), and geography (Source: Global Market Insights, 2023). Antiviral drugs, such as Remdesivir and Molnupiravir, currently hold the largest market share, but the monoclonal antibodies segment is expected to grow the fastest (Source: Coherent Market Insights, 2022). The oral route of administration is the most dominant, as it offers convenience and ease of use for patients (Source: Research and Markets, 2021).

Market Potential of Phyto-N for COVID-19 treatment:

The COVID-19 pandemic has created a massive global demand for effective preventive and therapeutic options against SARS-CoV-2 infection. Preliminary preclinical studies suggest Phyto-N may have the potential to reduce viral loads in various organs, inhibit inflammation, and potentially affect transmission, which warrants further investigation as a possible approach to COVID-19 management. Details of these studies are presented in the “Research and Development” section under the COVID-19 heading. As a natural herbal compound, Phyto-N may appeal to patients seeking complementary or alternative therapies, particularly in regions with the Chinese traditional medicine practices. However, it’s important to note that botanical drugs must meet the same rigorous safety and efficacy standards as conventional pharmaceuticals.

Preclinical studies have shown potential anti-inflammatory and immune-modulating effects, but these results need to be replicated in human clinical trials before any conclusions can be drawn about Phyto-N’s efficacy or potential advantages. If proven safe and effective in humans, Phyto-N might initially be considered in regions where botanical medicines are more commonly accepted. However, this would still require thorough clinical testing and regulatory approvals. Expansion into major markets would require extensive clinical trials and regulatory approvals, and there is no guarantee of success given the complex nature of botanical drug development and the evolving landscape of COVID-19 treatments.

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Challenges:

The COVID-19 treatment market is highly competitive, with the presence of both large pharmaceutical companies and smaller biotechnology firms (Source: Precedence Research, 2023). It is crucial for regulatory approvals and market acceptance that we conduct comprehensive clinical trials to demonstrate the safety and efficacy of Phyto-N in preventing and treating COVID-19 in humans. In addition, the supply chain, and distribution capabilities for an herbal product may pose challenges compared to conventional pharmaceuticals; educating healthcare providers and patients about the benefits of Phyto-N over existing COVID-19 treatments and preventive measures would be necessary for market adoption.

Market analysis for diabetes treatments and the potential of Phyto-N

The market for diabetes treatments is dynamic and robust, driven by the increasing prevalence of diabetes mellitus globally. With diabetes emerging as a significant public health concern due to lifestyle changes, aging populations, and rising obesity rates, the demand for effective treatment options continues to grow. This analysis delves into key market dynamics, trends, challenges, and opportunities shaping the diabetes treatment landscape.

Market Size and Growth

The global diabetes treatment market was valued at around $66 billion in 2023 and is projected to hit around USD 118 billion by 2032, growing at a CAGR of 6.67% during the forecast period 2023 to 2032. Diabetes affects 62 million people in the Americas, with the majority living in low- and middle-income countries. Diabetes is directly responsible for 284,049 deaths each year. (Source: Precedence Research, 2023).

PRECEDENCE RESEARCH
DIABETES DRUG MARKET SIZE, 2023 TO 2032 (USD BILLION)
120
108
96
84
72
60
48
36
24
12
0
$ 61.87
$ 66
$ 70.40
$ 75.09
$ 80.10
$ 85.44
$ 91.14
$ 97.22
$ 103.71
$ 110.62
$ 118.00
2022
2023
2024
2025
2026
2027
2028
2029
2030
2031
2032
Source: www.precedenceresearch.com

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Key growth drivers include the rising prevalence of diabetes globally, increasing obesity/sedentary lifestyles, aging populations, and demand for innovative therapies and disease management products (Source: International Diabetes Federation, 2021).

There are the following key market segments:

- By Diabetes Type: Type 1 Diabetes, Type 2 Diabetes (T2D accounts for over 90% market share, Source: Centers for Disease Control and Prevention, 2022)

- By Product Type: Insulin (human, analogs), Non-Insulin Injectables (GLP-1 agonists, Amylin analogs), Oral Antidiabetics, SGLT-2 Inhibitors, and Devices (insulin pumps, CGM, etc.) (Source: American Diabetes Association, 2023)

- Insulin and Insulin Analogs hold the largest revenue share currently

- Non-Insulin Injectables like GLP-1 agonists are the fastest-growing segment

North America dominates the market led by high treatment rates and adoption of advanced therapies in the US. Europe is the second-largest market driven by rising T2D prevalence with big pharmaceutical companies: Novo Nordisk, Eli Lilly, Sanofi, Merck, AstraZeneca, Boehringer Ingelheim. Asia-Pacific region is expected to be the fastest-growing market fueled by increasing diabetic populations in India and China (Source: World Health Organization, 2022).

The key branded products include Lantus, Toujeo, Tresiba (insulin analogs), Ozempic, Trulicity, Rybelsus (GLP-1 agonists). Strategies involve developing innovative biologics, combination regimens, and investments in next-gen devices and digital solutions. Overall, the diabetes market is characterized by innovation, technological advancement, and a growing emphasis on personalized care. With the rising prevalence of diabetes worldwide, there is a pressing need for comprehensive, patient-centric approaches to diabetes management that address not only glycemic control but also cardiovascular risk factors, comorbidities, and patient preferences.

The potential of Phyto-N for diabetes treatments

The diabetes treatment market is undergoing a transformative phase with the emergence of innovative therapies and the growing demand for effective, safe, and holistic management options. Phyto-N, our botanical drug candidate, has shown potential effects in animal research, suggesting it may have potential in the diabetes treatment landscape. Details of these studies are presented in the “Research and Development” section under the Diabetes heading.

Preclinical studies suggest that Phyto-N may be well-tolerated and may have the potential to reduce blood sugar and lipids, improve insulin resistance, and protect the structure and function of vital organs such as the pancreas, liver, and kidneys. These initial findings are promising and provide a rationale for further investigation.

Phyto-N is in the early stages of development as a potential diabetes treatment, and we are excited about the opportunity to advance it through the clinical research process. Our team is dedicated to conducting the necessary large-scale human trials to rigorously assess its potential benefits for diabetes patients. While we acknowledge the inherent risks and uncertainties in drug development, we remain hopeful about Phyto-N’s prospects and are committed to its careful and thorough evaluation as a potential new option in diabetes care.

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Market Analysis of Nonalcoholic Fatty Liver Disease (NAFLD) Treatments and the Potential of Phyto-N

Nonalcoholic Fatty Liver Disease (NAFLD) is a chronic liver condition caused by accumulation of excess fat in the liver. It encompasses a spectrum from simple fatty liver (steatosis) to Nonalcoholic Steatohepatitis (“NASH”) which can progress to fibrosis, cirrhosis and liver failure. NAFLD has become a global health concern due to its rising prevalence, driven primarily by factors such as sedentary lifestyles, unhealthy diets, and increasing rates of obesity and type 2 diabetes. As a result, the market for NAFLD treatment has witnessed significant growth and is expected to continue expanding in the coming years.

Market Size and Growth:

The NAFLD treatment market has experienced steady growth in recent years and is projected to continue expanding at a considerable rate. The global market value is around $4.8 billion in 2022 and is projected to reach $160 billion by the end of 2030. The market is anticipated to grow at a CAGR of approx. 55% during the forecasted period of 2022-2030 (Research and markets, 2024). Factors such as the increasing prevalence of NAFLD, growing awareness among healthcare providers and patients, and advancements in treatment options contribute to market growth. The NASH market in the U.S. is estimated at US$1.6 Billion in the year 2022. China, the world’s second largest economy, is forecast to reach a projected market size of US$24 Billion by the year 2030 trailing a CAGR of 51.9% over the analysis period 2022 to 2030. Among the other noteworthy geographic markets are Japan and Canada, each forecast to grow at 46.6% and 45.2% respectively over the 2022-2030 period. Within Europe, Germany is forecast to grow at approximately 35.4% CAGR (Source: Global Industry Analysts, Inc., 2022).

Global Market for Non-alcoholic Steatohepatitis (NASH)
Market forecast to grow at CAGR of 55%
USD 160.7 Billion
USD 4.8 Billion
2022
2030
https://www.researchandmarkets.com/reports/5309915
RESEARCH AND MARKETS
THE WORLD'S LARGEST MARKET RESEARCH STORE

The prevalence of NAFLD is increasing globally, with estimates suggesting that it affects approximately 25% of the world’s population. Moreover, the disease is becoming more prevalent among younger populations, including children and adolescents, further driving the demand for effective treatments (Source: Nonalcoholic fatty liver disease in children and adolescents. Clinics in Liver Disease, 2023, 27(1), 127-144).

Currently, the treatment options for NAFLD primarily focus on lifestyle modifications, including diet and exercise, as well as pharmacological interventions to manage associated conditions such as obesity, diabetes, and dyslipidemia. However, there is a growing need for specific pharmacotherapies targeting NAFLD itself, presenting opportunities for drug development and market expansion.

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The pharmaceutical industry is actively engaged in developing novel therapies specifically targeting NAFLD and its complications, such as NASH and fibrosis. The NAFLD treatment market is characterized by the presence of both established pharmaceutical companies and emerging biotechnology firms focusing on drug development for metabolic disorders. Multiple big pharma like Gilead, Novo Nordisk, Pfizer as well as biotech companies have therapies in late-stage development for NASH. There are over 40 drugs in development for NASH, representing a very active pipeline across different therapeutic classes. Leading drug candidates target mechanisms like FXR agonism, THR-β agonism, ACC inhibition and ASK1 inhibition. FDA approved Resmetirom (Madrigal), the first drug, for NASH, on March 14, 2024 (Source: https://www.fda.gov/news-events/press-announcements/fda-approves-first-treatment-patients-liver-scarring-due-fatty-liver-disease). Some other key late-stage drugs are obeticholic acid (Intercept) and semaglutide (Novo Nordisk).

Factors driving market growth include increasing awareness about NAFLD among healthcare professionals and patients, rising healthcare expenditure, and supportive government initiatives aimed at addressing metabolic disorders. However, challenges such as the lack of approved pharmacotherapies for NAFLD/NASH, regulatory hurdles, and the complexity of the disease present barriers to market expansion. North America accounts for the largest market share currently driven by high disease incidence and established healthcare infrastructure, and Europe is the second-largest market. Asia-Pacific region is anticipated to be the fastest growing market due to increasing obesity/diabetes rates and rising healthcare spending.

The potential of Phyto-N for NAFLD treatments

The market for the prevention and treatment of Nonalcoholic Fatty Liver Disease (NAFLD) is poised for substantial growth driven by the increasing global prevalence of the condition and advancements in therapeutic options. With the recent approval of Rezdiffra by the US FDA for treating NASH, the landscape for NAFLD treatment has witnessed a significant milestone.

While the recent approval of Rezdiffra (resmetirom) by the FDA for NASH treatment and the presence of other late-stage drug candidates in development represent significant advancements in the field, this does not imply that Phyto-N will receive regulatory approval. As a botanical drug, Phyto-N may be subject to unique additional challenges in the regulatory process compared to traditional small molecule drugs or biologics. The FDA’s regulatory pathway for botanical drugs can differ from that of conventional pharmaceuticals, potentially requiring additional or different types of evidence to demonstrate safety and efficacy.

Phyto-N, our botanical drug candidate, is being developed as a potential treatment for NAFLD/NASH. Preclinical studies have shown that Phyto-N demonstrates anti-inflammatory properties in animal models of NAFLD. See details of these studies in the “Research and Development” section under the NAFLD heading.

Preclinical studies also suggest that Phyto-N may have both preventive and therapeutic effects in animal models of NAFLD. However, the comparative efficacy and safety profile of Phyto-N relative to approved treatments can only be determined through direct clinical comparisons, which we have not yet conducted. The potential benefits and risks of Phyto-N in humans will need to be carefully evaluated in future clinical trials.

As we advance Phyto-N through clinical development, we aim to generate the necessary data to evaluate its potential as a safe and effective therapy for NAFLD/NASH. Our goal is to improve treatment options for patients suffering from this complex liver disorder.

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Market Analysis of Gout Treatments and Potential of Phyto-N.

The global gout treatment market size was valued at around $2.4 billion in 2022. It is projected to grow at a robust CAGR of 8.6% during the forecast period of 2022 to 2032 and reach $5.4 billion by the end of 2032.

Global Gout Therapeutics Market
Size, by drug class, 2022-2032 (USD Billion)
NSAIDs
Urate-Lowering Agents
Corticosteroids
Colchicine
6
5
4
3
2
1
0
2.4
2.6
2.8
3.1
3.4
3.7
3.9
4.2
4.5
4.9
5.4
2022.0
2023.0
2024.0
2025.0
2026.0
2027.0
2028.0
2029.0
2030.0
2031.0
2032.0
The Market will Grow At the CAGR of
8.6%
The forecasted market size for 2032 in USD
$5.4B
market.us

Major growth drivers include the rising prevalence of gout, which is linked to aging populations, obesity, dietary factors like high purine intake, as well as increasing healthcare access and awareness about effective gout management (Source: Persistence Market Research, 2022). Development of new targeted therapies and increasing investment in R&D by pharmaceutical companies is also fueling market expansion.

The market is segmented into uric acid lowering therapies (xanthine oxidase inhibitors like allopurinol, febuxostat; uricosurics), anti-inflammatory drugs (NSAIDs, colchicine, corticosteroids), and biologics/newer therapies. Xanthine oxidase inhibitors hold the largest market share as they are recommended as the first-line urate-lowering therapy for most gout patients (Source: Global Market Insights, 2023). The biologics segment, including interlukin-1 inhibitors like Ilaris (canakinumab), is expected to witness the fastest growth in the coming years for treatment of uncontrolled gout. Oral formulations dominate due to higher convenience and patient preference, while parenteral routes are used for severe cases. The market is categorized into hospital pharmacies, retail pharmacies, and online pharmacies. Hospital pharmacies currently lead the distribution. North America dominates the global gout treatment market, largely due to the high prevalence of the disease and greater access to healthcare services in the region, especially in the United States (Source: Mordor Intelligence, 2023). Europe is the second largest regional market.

The potential of Phyto-N for Gout Treatment

Based on the animal study data provided in the “Research and Development” section under the Gout heading, Phyto-N demonstrated potential therapeutic effects in treating both gouty nephritis and gouty arthritis, which could give it a potential advantage in the gout treatment market. The studies show that Phyto-N can reduce levels of inflammatory mediators such as TNF-α, Caspase-1, IL-6, IL-18, IL-1β, and NLRP3 inflammasome, which play crucial roles in the inflammatory cascade associated with gout. By targeting these inflammatory factors, Phyto-N may offer an approach to treating gout-related inflammation. In the gouty nephritis mouse study, Phyto-N was able to reduce serum levels of uric acid, creatinine, and BUN, as well as improve renal fibrosis and tubular damage. These results suggest that Phyto-N may have the potential to address both hyperuricemia and kidney-related issues in mouse gouty nephritis model. Further research would be needed to confirm these effects and determine their clinical significance.

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Challenges:

Key challenges include: conducting comprehensive clinical trials to demonstrate the safety and efficacy of Phyto-N in human patients with gout would be crucial for regulatory approvals and market acceptance; establishing large-scale manufacturing, supply chain, and distribution capabilities for a herbal product may pose challenges compared to conventional pharmaceuticals; and educating healthcare providers and patients about the benefits of Phyto-N over existing treatments would be necessary for market adoption.

Our Growth Strategy

Our growth strategy is to leverage our expertise in botanical medicine to identify and develop potential novel drug candidates derived from herbal extracts and their active ingredients. Botanical drugs may offer several potential advantages, including the potential for multi-target mechanisms of action, and a potential source of bioactive compounds. By focusing on botanical drug development, we hope to differentiate ourselves in the pharmaceutical industry and capitalize on the growing demand for natural treatment options. In addition to our focus on developing Phyto-N as a botanical drug, we are actively engaged in identifying and isolating the active chemical compounds responsible for its therapeutic effects. We are investigating the potential of these compounds to serve as the basis for the development of novel small molecule drugs with potentially targeted mechanisms of action; however the process of identifying these compounds is still ongoing, and there is no assurance of success. We anticipate that we will conclude this research prior to the submission of an IND application for ulcerative colitis.

By conducting preclinical studies and clinical trials, we aim to evaluate Phyto-N’s safety and efficacy in various indications and gather the necessary data to support its approval as a botanical drug by the FDA. The Company’s initial focus will be on advancing Phyto-N into clinical trials for this debilitating condition with significant unmet medical needs. We plan to submit an IND application for ulcerative colitis in the first half of 2026. If the Phase I trial is completed with positive results, we intend to proceed with a Phase II trial for ulcerative colitis as our lead indication. Contingent upon the success of our ulcerative colitis trials, obtaining sufficient funding from a combination of public or private equity offerings and debt financings, and other strategic considerations, Curanex may subsequently initiate additional Phase II trials in other high-value indications such as atopic dermatitis, COVID-19, gout, diabetes, and NAFLD. By pursuing this multiple indication strategy, Curanex aims to explore and maximize the value of Phyto-N and build a robust pipeline of botanical drug candidates targeting inflammatory diseases. The successful completion of these clinical trials could position Phyto-N as a potential botanical drug candidate for multiple inflammatory indications, addressing specific unmet medical needs. If approved, Phyto-N could provide patients with a new treatment option.

As we progress towards clinical trials, we will continue to invest in translational research to further elucidate the mechanisms of action, biomarkers, and patient stratification strategies for Phyto-N. These efforts will support our precision medicine approach and help us optimize the design and execution of our clinical trials to improve the chances of success. However, the process for conducting clinical trials is uncertain and there is no assurance that our clinical development activities will meet our planned timelines. There is also no assurance that we will be successful in obtaining FDA regulatory approval, in obtaining sufficient funds to pursue our growth strategy, and in commercialization of our lead or other product candidates.

Our Competitive Strengths

Our leadership team is comprised of experienced industry professionals with a proven track record of success in bringing innovative therapies to market with deep expertise in drug discovery, development, and commercialization. Our board and advisors include experts in inflammatory diseases, botanical medicine, and US regulatory strategy, ensuring that we have the knowledge and network to successfully navigate the clinical development and approval process. We have also attracted top talent in the areas of botanical medicine, inflammatory diseases, and regulatory affairs, ensuring that we have the knowledge and skills necessary to navigate the complex process of drug development and approval. We believe that our distinctive approach, combining the power of nature with scientific research and development, will set us apart in the pharmaceutical industry and positions us for long-term success.

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We hope to collaborate with academic institutions, research organizations, and contract research organizations (CROs) to advance our understanding of the underlying mechanisms of inflammatory diseases and identify potential novel therapeutic targets. We believe that these partnerships could provide access to technologies, expertise, and resources that complement our internal R&D capabilities. For example, Duraviva in the past collaborated with researchers at Rutgers University, which have been instrumental in validating Phyto-N’s therapeutic potential in animal models of inflammatory diseases. These research and development animal studies and reports were assigned and transferred to the Company by Duraviva pursuant to the Asset Purchase Agreement. We are planning to partner with experienced contract manufacturing organizations (CMOs) that have a proven track record of producing high-quality, GMP-compliant botanical drug substances and drug products. We believe that these partnerships will ensure the reliable and efficient production of our therapeutics at various stages of development and commercialization.

We are also looking to establish working strategic relationships with clinical research organizations and clinical trial sites to design, conduct, and monitor our clinical trials. These collaborations may help us efficiently execute our clinical development plans, ensure data quality and integrity, and meet regulatory requirements.

Technological Achievements

During the last five years, our founders worked on combining the potential therapeutic properties of phytomedicines and their potentially active ingredients with unmet needs in the market for various therapeutic areas. They have mastered key technologies for extracting, isolating, chemically synthesizing, and structurally modifying active ingredients in phytomedicines. They are actively working to ensure that our processes for extracting phytomedicine, formulation, and quality control will meet FDA standards for the industrial production of botanical drugs. By leveraging their extensive technical and practical experience in drug development, founders of Curanex, together with our team of executive officers, directors, and consultants, aim to focus on initiating and developing drugs with potential targeted effects and significant market demand. However, there can be no assurance that our technological achievements will result in commercially viable products or that we will be successful in obtaining FDA approval for any products we may develop.

Intellectual Property

Our commercial success depends in part upon our ability to obtain and maintain patent and other proprietary protection for commercially important technologies, inventions and know-how related to our business, defend and enforce our intellectual property rights, particularly our patent rights, preserve the confidentiality of our trade secrets and operate without infringing valid and enforceable intellectual property rights of others. Pursuant to the Asset Purchase Agreement, on June 17, 2024, we acquired the applications to provisions patents from Duraviva. All these provisional applications expired on March 18, 2025. On March 13, 2025, prior to the expiration, we filed with the USPTO an international PCT application for utility patent entitled “PLANT EXTRACT COMPOSITIONS AND USES THEREOF” (application # PCT/US25/19679) which combined the following three (3) provisional patent applications (all of which had expiration dates of March 18, 2025):

Provisional Application #63/566,747 - Plant Extract Compositions and Uses Thereof For Treating Autoimmune Diseases” for treatment of Autoimmune Diseases.

Provisional Application #63/566,749 – “Plant Extract Compositions and Uses Thereof For Treating Metabolic Diseases” for treatment of Metabolic Diseases, and

Provisional Application #63/631,786 – “Plant Extract Compositions and Uses Thereof For Treating Or Preventing Viral Infections” for treatment of Viral Infections.

The Company determined not to file a new patent application for treatment of acne due to results in pre-clinical studies and experiments that did not support the finding of any potential benefits of using Phyto-N to treat acne. As such, the provisional patent application #63/566,754 – “Plant Extract Compositions and Uses Thereof For Treating Acne.”

While we filed this international PCT application prior to expiration of these three (3) above-referenced provisional patents, to preserve the priority dates with respect to our provisional patent applications, there is no assurance that we will be successful in obtaining registration of this utility patent in the United States and the broader international patent protection we need.

Compared to provisional patent applications, non-provisional applications require to undergo a thorough examination process by patent examiners to determine patentability, patentability of the invention, including its novelty and non-obviousness. Non-provisional applications also require providing formal claims, detailed drawings, and a written description that fully discloses the invention’s subject matter and scope. Moreover, patent applications and patents may be opposed or challenged by third parties. As patent applications in the United States are maintained in secrecy until published or issued and as publication of discoveries in the scientific or patent literature often lag behind the actual discoveries, we cannot be certain that there are no other pending patent applications or issued patents from other parties. Additionally, the breadth of claims allowed in biotechnology and pharmaceutical patents, or their enforceability cannot be predicted. We cannot be sure that we will be successive in obtaining and maintaining effective patent protection for the technologies underlying Phyto-N and successfully defending patent rights in those technologies against third-party challenges.

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Duraviva also transferred to the Company 8 research and development animal studies and reports, including the right to use the studies for further R&D, clinical & commercial purposes, for:

1. Ulcerative Colitis

2. Atopic Dermatitis

3. Nonalcoholic fatty liver disease prevention

4. Nonalcoholic fatty liver disease treatment

5. Diabetes

6. COVID-19 prevention and treatment

7. Gouty nephritis

8. Gouty arthritis

Our Business Plan

Our business plan and strategy are centered on developing innovative botanical drugs, with a focus on Phyto-N as our lead candidate, for the treatment of inflammatory diseases.

Preclinical Evaluation: Our lead product candidate, Phyto-N, has undergone extensive preclinical testing in animal models of six inflammatory diseases: ulcerative colitis, atopic dermatitis, gout, diabetes, nonalcoholic fatty liver disease (“NAFLD”) and COVID-19. We have conducted the following preclinical studies:

1) Pharmaceutical experiments to characterize the active ingredients of Phyto-N;

2) Animal pharmacology studies to demonstrate potential effects in relevant disease models, including:

●	Dextran sulfate sodium (DSS)-induced colitis model for ulcerative colitis;

●	DNCB-induced acute atopic dermatitis model;

●	SARS-CoV-2 infection model in hamsters for COVID-19;

●	High-fat diet and streptozotocin-induced type 2 diabetes model;

●	Gubra-Amylin NASH (GAN) diet-induced NAFLD/NASH model;

●	Adenine and potassium oxonate-induced gouty nephritis model;

●	MSU crystal-induced gouty arthritis model;

3) Preliminary safety pharmacology and toxicology studies, including single-dose and repeated-dose toxicity tests.

Details of these animal pharmacology studies are presented in the “Research and Development” section. These studies, conducted at institutions such as Rutgers University, have consistently shown that Phyto-N exhibits potent therapeutic effects without any significant toxicity or side effects at the intended therapeutic doses. Additionally, Phyto-N has a long history of human use in China, where it has been used as a herbal medicine by traditional Chinese medicine practitioners to treat thousands of patients over the past 30 years.

Regulatory Progress: Curanex is committed to advancing Phyto-N towards clinical development in the United States and has made significant strides in this direction. We are actively preparing to engage with the FDA to discuss our development plans and seek guidance on the regulatory path forward.

Building on this preclinical foundation, we are currently focused on completing the necessary IND-enabling studies to support our planned clinical trials. These include:

●	GLP (Good Laboratory Practice) toxicology studies to further assess the safety of Phyto-N
●	Pharmacokinetic studies to characterize the absorption, distribution, metabolism, and excretion of Phyto-N in human-relevant animal models
●	GMP (Good Manufacturing Practice) production of clinical trial material
●	Stability testing and analytical method validation
●	Finalization of clinical trial protocols and regulatory documentation

By leveraging our in-house expertise and strategic partnerships with leading CROs and CMOs, we are well-positioned to complete these IND-enabling activities in a timely and efficient manner. We have a clear roadmap to IND submission and are on track to initiate Phase I trials for our lead indications, starting with ulcerative colitis in 2026. As we progress towards clinical development, we will continue to invest in translational research to further elucidate the mechanisms of action, biomarkers, and patient stratification strategies for Phyto-N. These efforts will support our precision medicine approach and help us optimize the design and execution of our clinical trials to explore the chances of success.

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Our Revenue Model

We anticipate that our future revenue streams will primarily derive from the commercialization of our botanical drug products. Our lead product candidate, Phyto-N, is currently in pre-clinical studies stage. We plan to file an IND application in the first half of 2026, with ulcerative colitis to be our first application. As we progress towards clinical development, we will continue to invest in translational research to further elucidate the mechanisms of action, biomarkers, and patient stratification strategies for Phyto-N. These efforts will support our precision medicine approach and help us optimize the design and execution of our clinical trials to explore the chances of success. However, there is no guarantee that we will receive regulatory approval or successfully reach commercialization or generate any revenue. The process of obtaining regulatory approval is lengthy, expensive, and uncertain. Assuming we successfully navigate the regulatory process and obtain approval for our products, we anticipate the following potential revenue streams:

●	Product Sales: Upon regulatory approval, we would expect to generate revenue through the sale of our drug products to healthcare providers, specialty pharmacies, and distributors. Our pricing strategy would be based on the value our therapies provide to patients, the healthcare system, and society, taking into account factors such as clinical efficacy, safety, and pharmacoeconomic benefits.

●	Collaborations and Licensing: We plan to explore strategic collaborations and licensing agreements with other pharmaceutical companies to co-develop, co-promote, or out-license our drug candidates. These agreements could potentially provide upfront payments, milestone payments, and royalties on future product sales, diversifying our revenue streams and mitigating development risk.

●	Research Grants and Contracts: We intend to pursue non-dilutive funding opportunities, such as research grants and contracts from government agencies, foundations, and other organizations. These funds could support our early-stage research and help us validate our therapeutic concepts and generate proof-of-concept data. However, as of the date of this prospectus, we have not received any research grants or contracts.

Commercialization

Commercialization of a drug requires approval from the regulatory body of each country in which the drug is to be marketed. Successful commercialization requires high quality marketing campaigns and distribution arrangements in order to gain market share as fast as possible. Global pharmaceutical companies have large and professional marketing and distribution functions that regularly introduce new drugs throughout the world. For that reason, we are likely to choose to seek a strategic partnership in any or all territories in which Phyto-N is to be marketed. Decisions on both the appropriate territories in which regulatory approval will be sought and the nature of commercialization in those territories will be made by the board of directors at the appropriate time and with due regard to maximizing the commercial benefit to us.

Research and Development (FDA Related Application)

The objective of our research and development program is the generation of data sufficient to achieve regulatory approval of Phyto-N in one or more dosage forms in major markets such as the United States, and/or to allow us to enter into a commercial relationship with another party.

The animal studies described in this section were conducted in two locations. The COVID-19 study was performed at Rutgers University in the United States, while the studies for ulcerative colitis and our other target indications were conducted in Yunnan Branch of the Institute of Medicinal Plant Development, Chinese Academy of Medical Sciences in China. All studies were carried out in accordance with local regulations and ethical guidelines for animal research. It is important to note that throughout these studies, we did not observe any adverse or severe adverse events in the animals treated with Phyto-N. While these results are encouraging, we emphasize that the safety and efficacy of Phyto-N in humans can only be determined through future clinical trials.

Moderate to Severe Ulcerative Colitis

Ulcerative colitis, a chronic inflammatory bowel disease (IBD) affecting the colon and rectum, is characterized by abdominal pain, diarrhea, rectal bleeding, and urgency. Current treatments, such as aminosalicylates, corticosteroids, immunomodulators, and biologic therapies, often fail to provide adequate symptom control and may cause significant adverse effects, highlighting the need for novel and safe therapeutic options. Phyto-N, an investigational botanical drug candidate, is being studied as a potential alternative for patients with moderate to severe ulcerative colitis.

Human Application Case

An example of Phyto-N’s potential in ulcerative colitis is the case of 69-year-old Ms. Li from Harbin, China, who had suffered from severe ulcerative colitis for over 20 years, experiencing frequent flares and inadequate response to conventional treatments. Her symptoms included debilitating abdominal pain, bloody diarrhea, anemia, and fatigue, significantly impacting her quality of life. In January 2023, Ms. Li began taking Phyto-N orally, and within one week, she noticed improvements in her condition. It’s important to note that Phyto-N is currently used as a Chinese herb medicine and is allowed to be used in patients in China. However, it has not been clinically approved as a pharmaceutical drug in any jurisdiction and is currently in the early stages of pre-clinical development for such approval.

After three months of consistent use, Ms. Li reported complete clinical remission, with resolution of abdominal pain, normalization of bowel movements, and no further rectal bleeding or pus. Additionally, her anemia resolved, she regained lost weight, and her overall strength and vitality improved. Ms. Li remained symptom-free for 12 months after discontinuing Phyto-N, suggesting the potential for long-term remission and a reduced risk of relapse.

While this individual case from Harbin is of interest, and Phyto-N is used as a Chinese herbal medicine in China, it is crucial to understand that as a pharmaceutical drug candidate, Phyto-N is still in the early stages of pre-clinical development. It will likely take several years to complete the necessary clinical trials and regulatory processes required for commercialization as an approved pharmaceutical product. There can be no guarantee that Phyto-N will achieve similar results in larger-scale clinical testing or that it will ultimately be approved for use in treating ulcerative colitis outside of its current use in Chinese medicine. The development of new drugs is a complex and uncertain process, and many promising candidates fail to reach the market as approved pharmaceutical products.

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Animal Experiment Research

Preclinical studies in animal models of ulcerative colitis provide initial evidence of Phyto-N’s possible therapeutic potential. In a well-established model using 8-week-old male C57BL/6 mice with dextran sulfate sodium (DSS)-induced colitis, oral administration of Phyto-N (3.3g/kg/d) for 10 days significantly reduced disease severity compared to control groups receiving either mesalazine (100mg/kg/d, positive control) or physiological saline. Phyto-N-treated mice exhibited decreased weight loss, improved colon morphology, and increased colon length, indicating a reduction in inflammation and tissue damage.

In Figure 1, statistical significance is indicated by p-values. The p-value is a statistical measure that indicates the probability of obtaining test results at least as extreme as the observed results, assuming that the null hypothesis (typically that there is no real difference between groups) is true. A smaller p-value suggests stronger evidence against the null hypothesis. In scientific research, p-values less than 0.05 (p < 0.05) are generally considered statistically significant, indicating that the observed difference between groups is unlikely to have occurred by chance.

In our study:

●	p < 0.05 (indicated by *) suggests a statistically significant difference between the groups.
●	p < 0.01 (indicated by **) suggests a highly statistically significant difference.

The p-values shown in Figure 1A, which depicts the effect of Phyto-N on DSS-induced colonic length in mice, indicate that the differences in colon length between the Phyto-N treated group and the DSS control group are statistically significant (p < 0.01). This high level of statistical significance suggests that the protective effect of Phyto-N on colon length reduction in DSS-induced colitis is very likely to be a real effect rather than a result of random chance.

Colon length is an important indicator of inflammation in colitis models, with shorter colon length typically indicating more severe inflammation. The statistically significant difference in colon length between the Phyto-N treated group and the DSS control group supports our hypothesis that Phyto-N has a protective effect against colitis-induced inflammation in this model.

The Disease Activity Index (DAI), a composite score encompassing weight loss, stool consistency, and rectal bleeding, was significantly lower in the Phyto-N group by day 14 of treatment and continued to improve until the end of the study (Figure 1C). Specifically, the mean DAI scores at day 14 were 2.75 ± 0.0.85 for the Phyto-N group, compared to 4.10 ± 0.45 for the control group (p < 0.01). By the end of the study at day 20, the mean DAI scores were 7.45 ± 0.76 for the Phyto-N group and 5.15 ± 0.0.75 for the control group (p < 0.001). The lower DAI scores in the Phyto-N group indicate a significant reduction in disease severity on body weight loss (Figure 1D), stool consistency, and rectal bleeding. This improvement is promising as it suggests that Phyto-N may not only alleviate symptoms rapidly but also maintain its potential therapeutic effect over time. The sustained lower DAI scores in the Phyto-N group compared to the control group demonstrate the potential of Phyto-N as a candidate treatment for ulcerative colitis, potentially capable of providing both quick relief and long-term management of the disease. However, further clinical studies are needed to confirm these findings in human patients.

A
Colon lengh(cm)
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B
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Figure 1. Pharmacological Effects of Phyto-N on Moderate to Severe Ulcerative Colitis

Note: (A) Effect on DSS-induced colonic length in mice; (B) Gross observation of colon morphology in mice; (C) Line graph of DAI scores in mice; (D) Line graph of body weight changes in mice. The result is represented by x̅±S. x̅±S means the average plus or minus the standard deviation, a measure of variability in the data. * indicates P<0.05; ** indicates P<0.01. P-values indicate the statistical significance of the results, with lower values suggesting stronger evidence.

Histopathological analyses of colon tissues revealed that Phyto-N treatment markedly reduced inflammatory cell infiltration, preserved mucosal architecture, and increased goblet cell count compared to control groups (Figure 2). These preliminary findings suggest Phyto-N’s potential ability to alleviate inflammation, promote tissue repair, and maintain intestinal barrier integrity, which are essential for achieving and sustaining remission in ulcerative colitis.

Figure 2. Pharmacological Effects of Phyto-N on Moderate to Severe Ulcerative Colitis

Note: Observations of H&E stained sections of mouse colon tissue (H&E,200×).

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To elucidate the molecular mechanisms underlying Phyto-N’s anti-inflammatory effects, further experiments were conducted focusing on key pathways involved in the pathogenesis of ulcerative colitis. The results showed that after administration of Phyto-N, the protein expression of IL-6, TNF-α, IL-1β, IL-18 in the colon tissues of mice with ulcerative colitis decreased, and the levels of IL-6, TNF-α, IL-1β, IL-18 in the serum decreased (Figure 3), as well as the gene expression of NLRP3, NF-κB, Caspase-1, GSDMD in the colon tissues of mice (Figure 4). These preliminary findings suggest that Phyto-N may exert its therapeutic effects by inhibiting the activation of NF-κB and the NLRP3 inflammasome, thereby reducing the production and secretion of pro-inflammatory mediators and preventing pyroptosis, a highly inflammatory form of programmed cell death (Figure 5).

Figure 3. Pharmacological Effects of Phyto-N on Moderate to Severe Ulcerative Colitis

Comparison of serum IL-6, TNF-α, IL-1β and IL-18 levels in mice. The result is represented by x̅±S. * indicates P<0.05; ** indicates P<0.01.

Figure 4. Pharmacological Effects of Phyto-N on Moderate to Severe Ulcerative Colitis

Comparison of NLRP3, NF-κB, Caspase1, GSDMD mRNA expression levels in mice. The result is represented by x̅±S. * indicates P<0.05; ** indicates P<0.01.

The preliminary data from these studies suggest that Phyto-N may have the potential ability to modulate both upstream regulators (e.g., NF-κB) and downstream effectors (e.g., IL-6, TNF-α) of the inflammatory response. This potentially multi-faceted mechanism of action warrants further investigation in clinical studies to determine its potential therapeutic effects. While these early results are encouraging, it’s important to note that animal studies may not always translate directly to human outcomes.

These studies were conducted in Yunnan Branch of the Institute of Medicinal Plant Development, Chinese Academy of Medical Sciences in China. No adverse or severe adverse events were observed in the Phyto-N treated group during this study.

The preclinical studies in animal models of ulcerative colitis suggest potential effects of Phyto-N that warrant further investigation. In the DSS-induced colitis model using 8-week-old male C57BL/6 mice, oral administration of Phyto-N (3.3g/kg/d) for 10 days appeared to reduce some markers of disease severity compared to control groups. However, it’s important to note that animal models may not fully replicate human disease conditions. The molecular studies indicated possible effects of Phyto-N on inflammatory pathways, including reductions in certain pro-inflammatory cytokines and gene expressions related to inflammation. However, these findings are preliminary and their clinical significance remains to be determined through extensive further research.

In conclusion, the preclinical data and limited clinical observations suggest that Phyto-N may have potential in the treatment of ulcerative colitis. However, it is crucial to emphasize that these findings are preliminary and based on early-stage research. Extensive further research, including rigorous clinical trials, would be necessary to establish any potential therapeutic effects or safety profile of Phyto-N in humans. The goal of improving treatment options for patients with ulcerative colitis drives our commitment to rigorous scientific investigation and adherence to regulatory standards.

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Figure 5. Mechanism of Phyto-N Treatment for Severe Ulcerative Colitis

Note: Phyto-N can enter the cells and reduce the transcription of downstream nuclear inflammatory factors (IL-6, TNF-α, etc.) induced by the activation of NF-κB, reduce the formation of NLRP3-ASC-procaspase-1 inflammasomes, thereby inhibiting a series of reactions such as the generation of Caspase-1 leading to the splicing of pro-IL-1β and pro-IL-18 by GSDMD, reducing the levels of extracellular inflammatory factors IL-6, TNF-α, IL-1β, and IL-18, as well as cell pyroptosis, exerting a therapeutic effect on ulcerative colitis.

Atopic Dermatitis

Atopic dermatitis, a chronic inflammatory skin disorder, affects millions of people worldwide, causing significant discomfort and impacting quality of life. Current treatment options, such as topical corticosteroids, calcineurin inhibitors, and systemic immunosuppressants, often provide inadequate disease control and may lead to adverse effects. Dupilumab (Dupixent), the first targeted biologic therapy approved for moderate to severe atopic dermatitis, has shown promise by inhibiting the signaling of IL-4 and IL-13 through blockade of the IL-4 receptor α (IL-4Rα) chain. However, despite its efficacy, Dupilumab is associated with adverse events such as ocular diseases, erythema, and an increased risk of cutaneous T-cell lymphoma, likely due to its single-target approach and the saturation of IL-4Rα.

Phyto-N, a botanical drug candidate, is being investigated as a potential alternative treatment for atopic dermatitis. This report summarizes the preliminary findings from preclinical studies conducted on Phyto-N.

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Preclinical studies in animal models of atopic dermatitis have provided evidence of Phyto-N’s therapeutic potential effects. In a study using 6-8-week-old male BALB/c mice, (a specific strain of laboratory mice) with DNCB-induced acute atopic dermatitis (a chemical used to induce a condition similar to atopic dermatitis in mice), oral administration of Phyto-N (3.3g/kg/d) for 21 days significantly improved skin appearance, reduced skin lesion scores, and promoted overall health compared to control groups receiving either dexamethasone (0.585mg/kg/d, a potent anti-inflammatory steroid) or physiological saline. These benefits were evident as early as the 8th day of treatment and continued to improve until the end of the study period.

Histological analyses showed that Phyto-N treatment reduced skin keratinization (excessive production of keratin, a protein in the outer layer of skin), incomplete keratinization, and epidermal thickening in mice with acute atopic dermatitis (Figure 6 A, B). Additionally, Phyto-N decreased the infiltration of inflammatory cells and mast cells (types of immune cells involved in allergic reactions) in the dermis while promoting the growth of adnexal structures such as hair follicles and sebaceous glands, indicating its ability to restore skin structure and function.

Importantly, Phyto-N demonstrated potential anti-inflammatory properties by significantly reducing TNF-α levels (a protein involved in systemic inflammation) in the skin tissue of atopic dermatitis mice (Figure 6C), suggesting its potential effects in modulating immune responses and alleviating inflammation. These findings highlight Phyto-N’s potential approach to treating atopic dermatitis in animal model, targeting not only the visible symptoms but also the underlying immunological mechanisms.

The preclinical data demonstrating Phyto-N’s potential effects on improving skin appearance, reducing dermatitis scores, modulating skin keratinization, and decreasing inflammation provide experimental evidence to support its therapeutic potential in atopic dermatitis.

These studies were conducted in Yunnan Branch of the Institute of Medicinal Plant Development, Chinese Academy of Medical Sciences in China. No adverse or severe adverse events were observed in the Phyto-N treated group during this study.

While the multi-target, anti-inflammatory approach of Phyto-N observed in these preclinical studies appears promising, it is crucial to emphasize that these are early-stage findings. There is no guarantee that these effects will translate effectively to human patients or that Phyto-N will successfully navigate the drug development process. The path from these early results to a clinically approved drug is long, complex, and uncertain, typically involving years of additional research, large-scale clinical trials, and rigorous regulatory reviews.

As we continue to advance Phyto-N through clinical development, we remain cautiously optimistic about its potential while acknowledging the significant challenges ahead. The goal of improving treatment options for patients with atopic dermatitis drives our commitment to rigorous scientific investigation and adherence to regulatory standards.

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Figure 6. Pharmacological Effects of Phyto-N on Atopic Dermatitis

Note: (A) H&E staining of mice dorsal skin tissue (H&E, 200×); (B) Epidermal thickness of mice; (C) Determination of TNF-α content in mice skin lesions. The result is represented by x̅±S. * indicates P<0.05; ** indicates P<0.01.

Virus Infection: COVID-19

The emergence of COVID-19 caused by Severe Acute Respiratory Syndrome Coronavirus 2 (SARS-CoV-2) has inflicted unprecedented damage on the global healthcare system, with over 770 million reported infections and 6.9 million deaths worldwide. While vaccines have been developed to prevent the disease, there remains a critical need for effective therapeutic agents to treat COVID-19 patients and reduce the risk of severe complications. Current treatment options primarily focus on symptomatic relief using palliative medications, which often come with side effects such as gastrointestinal reactions and leukocyte damage. Given the high infectivity, rapid spread, and diverse sequelae associated with COVID-19, preventive strategies are of paramount importance in controlling the pandemic.

Phyto-N, a botanical drug candidate, is being investigated as a potential prophylaxis and treatment of COVID-19 in animal models. Phyto-N has demonstrated in animal studies the ability to reduce viral loads in various organs and inhibit inflammation, thereby addressing the underlying mechanisms of SARS-CoV-2 infection. We believe that by targeting the virus at its source and modulating the host immune response, Phyto-N has the potential to prevent the development of severe COVID-19 and limit the spread of the virus in animal models.

The potential prophylactic effects of Phyto-N were evaluated in a hamster model of SARS-CoV-2 infection. Hamsters are commonly used in COVID-19 research because they develop symptoms similar to humans when infected with SARS-CoV-2. Animal experiments were conducted at the Biosafety level 3 facilities of Rutgers University in the United States have confirmed the favorable effects of Phyto-N treatment during SARS-CoV2 infection. Hamsters were divided into two groups, no treatment group (n=10) and Phyto-N (260 mg/ animal) pre-treatment group (oral gavage (n=10) for one week before infection). All the 20 hamsters were infected with SARS-CoV-2 (103 PFU) via intranasal inoculation with 50µL inoculum prepared in sterile 1X PBS. PFU stands for Plaque-Forming Units, which is a measure of the number of infectious virus particles. Intranasal inoculation means the virus was introduced into the hamsters’ nasal passages. Five hamsters from each group were euthanized at 4 and 7-days post-infection (dpi), and tissues (lungs, liver, spleen, kidney, heart, and brain) were collected for analysis. Viral load in tissues was determined by plaque assay. Histopathological analysis was performed on tissue sections stained with hematoxylin and eosin (H&E). H&E staining allows researchers to visualize tissue structures and cellular changes under a microscope. Immunohistochemistry and mRNA-fluorescent in situ hybridization (mRNA-FISH) were used to assess the expression of immune cells and cytokines in the lungs. These techniques help identify specific types of cells and molecules in tissue samples. Gene expression of cytokines and immune markers in various tissues was evaluated using quantitative real-time PCR (qPCR). qPCR measures the amount of specific genes being expressed in a tissue.

Reduced body weight loss: hamsters pre-treated with Phyto-N showed less body weight loss compared to untreated hamsters from day 1 to 7 post-infection. The mean body weight loss was approximately 2% in the Phyto-N pre-treated group, compared to 5% in the untreated group at 2-4 dpi. This suggests that Phyto-N may help maintain overall health during infection.

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Lower Viral load in tissues: a significant reduction in viral load was noted in the lungs of hamsters treated with Phyto-N before infection at both 4- and 7-days post-infection (dpi) (Figure 7). This indicates that Phyto-N may help control the amount of virus in the lungs throughout the infection.

Figure 7. Viral load in the lung at 4- and 7-days post-infection (dpi). The result is represented by x̅±SE. * indicates P<0.05; ** indicates P<0.01; *** indicates P<0.005. x̅±SE means the average plus or minus the standard error. P-values indicate the statistical significance of the results, with lower values suggesting stronger evidence.

Viral loads were also significantly lower in the liver, kidney, spleen, heart, and brain at 4 dpi in the Phyto-N pre-treated group (Figures 8). This result suggests that pre-treatment with Phyto-N before infection may have a beneficial role on the host to control the SARS-CoV-2 dissemination and to curb the viral load in the lungs as well as the extra pulmonary organs, particularly during early phase of infection (e.g., 4dpi). This implies that Phyto-N may help prevent the virus from spreading to other organs beyond the lungs.

Figure 8. Viral load in the lung, liver and kidney at 4 dpi. The result is represented by x̅±SE. * indicates P<0.05; ** indicates P<0.01; *** indicates P<0.005.

Reduced histopathological changes (H&E staining): Phyto-N pre-treatment reduced inflammation, inflammatory cell infiltration, and bronchiolar epithelial hyperplasia in hamster lungs at 4 and 7 dpi (Figure 9). This means that Phyto-N appeared to decrease the damage and abnormal changes in lung tissue caused by the virus.

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Figure 9. H&E-stained sections of the lungs from untreated and Phyto-N treated hamsters at 4 and 7 dpi.

The severity of pathologic manifestations, such as thrombotic lesions and tissue degeneration, was reduced in the liver and kidney of Phyto-N pre-treated hamsters, while a slight reduction in hemorrhagic response was observed in the brain at 4 dpi. This suggests that Phyto-N may help protect other organs from damage caused by the virus or the body’s response to it.

Modulation of immune cell infiltration (Immunohistochemistry): Increased infiltration of CD3 positive T cells and decreased infiltration of activated macrophages (IBA1 positive cells) were observed in the lungs of Phyto-N pre-treated hamsters compared to untreated infected hamsters (Figures 10 & 11), indicating a potential immunomodulatory effect of Phyto-N. This means Phyto-N may help balance the immune response, potentially reducing harmful inflammation while maintaining protective immunity.

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Figure 10. Immunohistochemistry of lung with or without Phyto-N treatment

Figure 11. Immune cells in SARS-CoV-2 infected Hamster Lungs with or without Phyto-N treatment measured by immunofluorescence. The result is represented by x̅±SE. * indicates P<0.05; ** indicates P<0.01; *** indicates P<0.005.

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Regulation of cytokine and immune marker gene expression:

Phyto-N pre-treatment upregulated the expression of IFN-γ, IL-1β, TNF-α, CCL2, IL-10, and IL-4 in the lungs, spleen, liver, kidney, brain, and heart of hamsters, while decreasing the expression of IL-6, CRP, and TMPRSS in various organs, further suggesting its immune-modulatory properties. These changes in gene expression suggest that Phyto-N may help regulate the immune response, potentially reducing harmful inflammation while maintaining protective immunity.

Pre-treatment with Phyto-N before SARS-CoV-2 infection was observed to have protective effects in a hamster model. Pre-treatment with Phyto-N was associated with reduced replicative viral burden at the site of infection (lungs) and viral dissemination, as noted by reduction in viral load in extrapulmonary organs, such as liver, kidney, spleen, heart and brain. The improved viral load clearance in Phyto-N pre-treated hamster appeared to be more pronounced during early stages (i.e., 4dpi) of SARS-CoV-2 infection. Therefore, it can be hypothesized that administration of Phyto-N acts as an immune-booster and prepares the host to defend the viral replication in the internal organs. The reduced viral load in organs might also have a positive association with the improvement in body weight loss in the Phyto-N pretreated hamsters, compared to untreated animals. The histopathologic analysis of internal organs of SARS-CoV-2 infected hamsters also suggested signs of immune modulation, marked by a mild to moderate level of reduction in disease severity in the Phyto-N pretreated animals, compared to the untreated animals.

Phyto-N pre-treatment reduced body weight loss, viral loads in the lungs and extrapulmonary organs, and the severity of histopathological changes in the lungs, liver, and kidney. The observed protective effects of Phyto-N might be associated with increased infiltration of T cells, decreased infiltration of activated macrophages in the lungs, and modulation of cytokine and immune marker expression in various organs. No adverse or severe adverse events were observed in the Phyto-N treated group during this study.

In conclusion, the preclinical studies suggest that Phyto-N may be a promising prophylactic agent against SARS-CoV-2 infection in this animal model, with the potential to reduce viral load, mitigate inflammatory responses, and prevent severe COVID-19 complications. While the preclinical data on Phyto-N in the context of COVID-19 prevention presents intriguing possibilities, it is important to note that results from animal studies may not directly translate to human outcomes. The path from these early results to a clinically approved drug is long, complex, and uncertain, typically involving years of additional research, large-scale clinical trials, and rigorous regulatory reviews. As we continue to advance Phyto-N through clinical development, we remain cautiously optimistic about its potential while acknowledging the significant challenges ahead. Extensive clinical research is needed to establish its safety and efficacy in humans. We look forward to conducting these necessary studies and reporting on the results as they become available.

Diabetes

Diabetes, a chronic metabolic disorder characterized by elevated blood glucose levels, affects millions of people worldwide. While current treatments, such as insulin and metformin, have been lifesaving for many patients, there remains a significant unmet need for more effective and comprehensive therapies that can address the complex pathophysiology of diabetes and its associated complications. Phyto-N, a botanical drug candidate, has demonstrated therapeutic potential in animal studies, suggesting potential for further investigation in the management of diabetes.

The high-sugar and high-fat diet combined with low-dose intraperitoneal injection of streptozotocin (STZ), a chemical that damages insulin-producing cells, was used to induce a type 2 diabetes mellitus (T2DM) rat model. According to the groups, gastric lavage was administered continuously for 12 weeks with Phyto-N (1.8g/kg/d), the positive control drug metformin (0.2g/kg/d, a common diabetes medication), or a placebo with equivalent physiological saline.

After administering Phyto-N, the body weight of diabetic rats increased, which can be a positive sign in diabetes management. Fasting blood glucose concentration and glycated hemoglobin (HbA1c) concentration decreased (Figure 12). HbA1c is a measure of average blood sugar levels. Phyto-N also reduced fasting serum insulin concentration, with its effect comparable to the first-line hypoglycemic drug metformin in animal studies. Oral glucose tolerance test (OGTT) analysis measures how well the body processes glucose. Phyto-N decreased the area under the curve (AUC) of OGTT curve, indicating improved glucose processing. The peak blood glucose level was significantly lower than that in the metformin drug group. Insulin tolerance test (ITT) analysis measures how sensitive the body is to insulin. Phyto-N decreased the AUC of ITT curve, and the blood sugar levels at all time points were significantly lower than that in the metformin drug group (Figure 12).

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Figure 12. Pharmacological Effects of Phyto-N on Diabetes

Note: (A) Body weight of rats; (B) Fasting blood glucose concentration of rats; (C) HbA1c concentration of rats; (D) Insulin concentration of rats; (E) OGTT AUC of rats; (F) ITT AUC of rats. The result is represented by x̅±S. * indicates P<0.05, ** indicates P<0.01.

Figure 13. Pharmacological Effects of Phyto-N on Diabetes

Note: (A) Homeostatic model assessment for insulin resistance (HOMA-IR) and homeostatic model assessment for insulin sensitivity (HOMA-IS) of rats; (B) TG, TC, HDLC and LDLC concentration of rats. The result is represented by x̅±S. * indicates P<0.05, ** indicates P<0.01.

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Figure 14. Pharmacological Effects of Phyto-N on Diabetes

Note: (A) ALT and AST concentration of rats; (B) Blood urea nitrogen (UREA) and creatinine (CREA) concentration of rats. The result is represented by x̅±S. * indicates P<0.05, ** indicates P<0.01.

Additionally, Phyto-N reduced the insulin resistance index HOMA-IR and increased the insulin sensitivity index HOMA-IS in diabetic rats (Figure 13). These are important measures of how well the body responds to insulin. Phyto-N improved lipid profile by reducing levels of triglycerides (TG), total cholesterol (TC), and low-density lipoprotein cholesterol (LDL-C), while increasing high-density lipoprotein cholesterol (HDL-C).

Beyond its effects on glycemic control, Phyto-N demonstrated benefits in protecting the structure and function of key organs affected by diabetes. Histological analyses revealed that Phyto-N restored pancreatic tissue morphology, improved liver tissue structure, and reduced markers of kidney dysfunction, such as UREA and CREA levels (Figure 14). These findings suggest that Phyto-N may have the potential to prevent or reverse diabetes-related complications, such as pancreatic beta-cell dysfunction, nonalcoholic fatty liver disease, and diabetic nephropathy.

These studies were conducted in Yunnan Branch of the Institute of Medicinal Plant Development, Chinese Academy of Medical Sciences in China. No adverse or severe adverse events were observed in the Phyto-N treated group during this study.

The data from our preclinical studies suggests that Phyto-N may have the potential to influence glycemic control, insulin sensitivity, and organ protection in animal models of diabetes. The observed multifaceted effects of Phyto-N in these preclinical studies present an interesting avenue for future investigation in diabetes treatment. If these effects are confirmed in human studies, Phyto-N could potentially offer a new approach for patients seeking improved long-term outcomes and quality of life. However, it’s important to note that many promising preclinical candidates do not successfully translate to effective human therapies.

We will thoroughly evaluate Phyto-N’s safety and efficacy in humans. Our goal is to explore whether Phyto-N could potentially address some of the unmet needs in diabetes care.

Prevention and Treatment of Nonalcoholic Fatty Liver Disease

Nonalcoholic fatty liver disease (NAFLD) is a chronic liver condition characterized by excessive fat accumulation in the liver, often leading to inflammation, fibrosis, and cirrhosis. Nonalcoholic fatty liver disease (NASH) is an inflammatory subtype of NAFLD, characterized by hepatic steatosis and evidence of hepatocellular injury (ballooning) and inflammation, with or without fibrosis. Despite the recent approval of Rezdiffra (resmetirom) by the US FDA in March 2024 as the first drug for the treatment of NASH, there remains a significant unmet need for safe and effective therapies that can address the underlying pathophysiology of NAFLD and prevent its progression.

Rezdiffra, a thyroid hormone receptor-β (THR-β) agonist, aims to target the impaired THR-β activity in the liver, which contributes to decreased mitochondrial function, reduced β-oxidation of fatty acids, and subsequent inflammation and fibrosis. However, Rezdiffra is associated with common side effects such as diarrhea and nausea, and its label includes a safety warning for physicians to monitor liver enzymes and liver-related adverse events. Moreover, the FDA recommends limiting the use of statins in patients receiving Rezdiffra due to potential drug interactions. Phyto-N, a botanical drug, offers a promising alternative approach to the prevention and treatment of NAFLD.

Preclinical studies in animal models of NAFLD evaluated the therapeutic potential of Phyto-N in preventing and treating this chronic liver condition.

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Nonalcoholic Fatty Liver Disease (Prevention)

Nonalcoholic Fatty Liver Disease (NAFLD) is a condition where excess fat accumulates in the liver of people who drink little or no alcohol. To study the potential preventive effects of Phyto-N on NAFLD, 40 male SPF C57BL/6 mice, a specific strain of laboratory mice, were treated with Gubra-Amylin NASH (GAN) feed for 22 consecutive weeks to induce NAFLD. From the 4th week onwards until the end of modeling, the Phyto-N group was administered Phyto-N (3.9g/kg/d) via gastric lavage, the Positive group was administered metformin (0.221g/kg/d), a common diabetes medication, via gastric lavage, and the other groups were administered equivalent physiological saline. Insulin resistance is an important factor in the occurrence and development of NAFLD. After insulin resistance occurs, glucose in the blood is converted into triglycerides stored in the liver, which then leads to liver damage and inflammation. We first observed changes in body weight and blood sugar trends in mice and found that after Phyto-N intervention, both body weight and blood sugar decreased compared to model mice. Results from OGTT and ITT analyses suggested that Phyto-N improved glucose tolerance and insulin sensitivity in mice fed a high-fat diet (Figure 15). After Phyto-N intervention, the liver color of mice returned to a healthy deep red, the greasy feeling disappeared, and the weight and index of the liver decreased.

Figure 15. Preventive Effect of Phyto-N on Nonalcoholic Fatty Liver Disease

Note: (A) Body weight and (B) blood sugar trends in mice; AUC of OGTT (C) and ITT (D) in mice; (E) Liver weight and (F) liver index of mice. The result is represented by x̅±S. * indicates P<0.05, ** indicates P<0.01.

H&E staining of the liver tissue showed a significant reduction in the number of white vacuoles in mice given Phyto-N, indicating inhibition of liver steatosis, and the volume of liver cells decreased, with occasional vesicular fat vacuoles and no inflammatory reaction observed (Figure 16). Oil red O staining of the liver showed that Phyto-N could reduce the number and volume of red lipid droplets accumulated in liver cells. Serum index analysis showed that Phyto-N improved blood lipid levels and liver function in mice. Inflammatory factors IL-1β, IL-6, and TNF-α in the liver were also significantly reduced by Phyto-N, suggesting potential anti-inflammatory effects.

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Figure 16. Preventive Effect of Phyto-N on Nonalcoholic Fatty Liver Disease

Note: (A) Liver tissue staining slice observation (H&E, 200x), black arrow indicates fatty vacuoles, blue arrow indicates balloon-like lesions; (B) Liver tissue staining slice observation (oil red O, 200×); (C) Serum AST, ALT, and LDL-C. The result is represented by x̅±S. * indicates P<0.05, ** indicates P<0.01.

These findings suggest that Phyto-N can effectively prevent the development and progression of NAFLD potentially by modulating glucose and lipid metabolism, enhancing insulin sensitivity, reducing hepatic steatosis and inflammation, and improving overall liver function in this animal model.

Nonalcoholic Fatty Liver Disease (Treatment)

Building on the preventive effect of Phyto-N on NAFLD in animal model, we further investigated its therapeutic effect on NAFLD. Forty male SPF C57BL/6 mice were induced with Gubra-Amylin NASH (GAN) feed for 22 consecutive weeks, and drug intervention began in the 22nd week while continuing to feed them with GAN control feed. For 12 weeks continuously, the Phyto-N group was administered Phyto-N (3.9g/kg/d) via gastric lavage, the Positive group was administered metformin (0.221g/kg/d) via gastric lavage, and the other groups were administered equivalent physiological saline. The main research results obtained are as follows: Phyto-N intervention reduced the body weight and blood sugar of NAFLD mice (Figure 17).

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Figure 17. Therapeutic Effect of Phyto-N on Nonalcoholic Fatty Liver Disease

Note: Body weight and blood sugar trends in mice. The result is represented by x̅±S. * indicates P<0.05, ** indicates P<0.01.

Phyto-N intervention could significantly reduce AST and ALT enzymes that indicate liver damage when elevated, improving liver damage in mice induced by a high-fat diet (Figure 18).

Figure 18. Therapeutic Effect of Phyto-N on Nonalcoholic Fatty Liver Disease

Note: (A) Liver tissue staining slice observation (H&E, 200x), black arrow indicates fatty vacuoles; blue arrow indicates balloon-like lesions; (B) Serum AST and ALT. The result is represented by x̅±S. * indicates P<0.05, ** indicates P<0.01.

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These results demonstrate that Phyto-N, even when the high-fat diet was continued, can effectively treat established NAFLD by reducing hepatic steatosis, improving liver function, and attenuating inflammation, even in the presence of ongoing dietary challenges in animal model.

In conclusion, the preclinical studies suggest potential benefits of Phyto-N for the prevention and treatment of NAFLD. By affecting multiple pathways potentially involved in the pathogenesis of NAFLD, including glucose and lipid metabolism, insulin resistance, and inflammation, Phyto-N may offer an alternative approach to managing this complex liver disorder. However, further research is needed to confirm these initial findings.

These studies were conducted in Yunnan Branch of the Institute of Medicinal Plant Development, Chinese Academy of Medical Sciences in China. While no adverse or severe adverse events were observed in the Phyto-N treated group during this preclinical study, it’s important to note that results in animal studies don’t always translate directly to humans.

As Curanex advances Phyto-N through clinical development, we hope that this botanical drug candidate may provide an alternative approach to current NAFLD therapies, potentially addressing some limitations of single-target approaches. With its observed anti-inflammatory and hepatoprotective properties in preclinical studies and potential for disease modification, Phyto-N could represent a new direction in the management of NAFLD and its associated comorbidities. However, clinical trials are necessary to establish its efficacy and safety in humans.

Gout

Gout, a common form of inflammatory arthritis, is caused by the deposition of monosodium urate crystals in joints and surrounding tissues due to hyperuricemia. Current treatments for gout, such as Febuxostat, aim to reduce serum uric acid levels by inhibiting xanthine oxidase, the enzyme responsible for uric acid synthesis. However, despite its efficacy in lowering uric acid levels, Febuxostat carries a black box warning from the FDA, indicating an increased risk of cardiovascular death in gout patients. The pathogenesis of gout involves the activation of inflammatory pathways, with urate crystals triggering the secretion of key inflammatory mediators such as TNF-α, Caspase-1, IL-6, IL-18, and IL-1β at the site of inflammation. These mediators recruit neutrophils and perpetuate the inflammatory cascade, leading to the clinical manifestations of gouty arthritis and nephropathy. The NLRP3 inflammasome, a critical component of the innate immune system, plays a pivotal role in the progression of gout-related diseases.

Phyto-N, a botanical drug candidate, has shown potential in preclinical studies as an alternative approach to gout treatment. These studies suggest that Phyto-N may reduce the activation of the NLRP3 inflammasome through ubiquitination modification and other pathways, thereby decreasing the secretion of downstream inflammatory factors.

Gouty Nephritis

Gouty nephritis is characterized by hyperuricemia accompanied by renal damage. Due to disturbances in purine metabolism in the body, uric acid is either overproduced or excreted insufficiently, leading to prolonged saturation of uric acid in the body. Subsequently, the deposition of urate crystals in the kidneys causes damage, leading to gouty nephritis.

Uric acid (UA), creatinine (Cr), blood urea nitrogen (BUN) are important indicators for evaluating renal function. Higher levels of these substances in the blood typically indicate impaired kidney function. Xanthine oxidase (XOD) and adenosine deaminase (ADA) are key enzymes in the process of uric acid production, while TNF-α, Caspase-1, IL-6, IL-18, IL-1β, and NLRP3 are important inflammatory factors in the body. These inflammatory factors are proteins that promote inflammation and are often elevated in various diseases.

Animal experiments have suggested the potential good therapeutic effect of Phyto-N on gouty nephritis. 60 SPF-grade (Specific Pathogen Free, meaning the animals are free from certain pathogens) male KM mice were administered an oral suspension of adenine (100mg/kg) and potassium oxonate (500mg/kg) to induce hyperuricemia and renal damage. The animals were then divided into three groups, receiving either Phyto-N (2.6g/kg/d), the positive control drug nifedipine (5.2mg/kg/d), or physiological saline for 3 weeks via gastric lavage.

The results demonstrated that Phyto-N significantly reduced serum levels of uric acid (UA), creatinine (Cr), blood urea nitrogen (BUN), xanthine oxidase (XOD), and adenosine deaminase (ADA), which are key indicators of renal function and uric acid metabolism (Figure 19). Histological analyses revealed that Phyto-N treatment improved renal fibrosis (scarring of kidney tissue), glomerular atrophy (shrinkage of kidney filtering units), and tubular dilatation (widening of kidney tubules) caused by the adenine and potassium oxonate administration.

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Figure 19. Pharmacological Effects of Phyto-N on Gouty Nephritis

Note: (A) UA, Cr and BUN in mice serum; (B) XOD, ADA in mouse liver and SOD in mice kidney. The result is represented by x̅±S. x̅±S means the average plus or minus the standard deviation, a measure of variability in the data. * indicates P<0.05; ** indicates P<0.01. P-values indicate the statistical significance of the results, with lower values suggesting stronger evidence.

Furthermore, Phyto-N increased the activity of superoxide dismutase (SOD) in the kidneys, an important antioxidant enzyme which helps protect cells from damage caused by harmful molecules, and significantly decreased the levels of inflammatory factors TNF-α, Caspase-1, IL-6, IL-18, IL-1β, and NLRP3 (Figure 20). These findings suggest that Phyto-N may exert its therapeutic effects by modulating oxidative stress and inflammation in gouty nephritis animal model.

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Figure 20. Pharmacological Effects of Phyto-N on Gouty Nephritis

Inflammatory factors in mice kidney. The result is represented by x̅±S. * indicates P<0.05; ** indicates P<0.01.

Notably, during the experiment, Phyto-N also demonstrated a positive impact on the body weight and food intake of the gouty nephritis mice, suggesting its potential to improve overall health and quality of life in the context of this disease. In summary, the preclinical data suggested that Phyto-N can significantly alleviate inflammation in gouty nephritis and effectively reverse the symptoms of this condition by targeting the underlying pathogenic mechanisms in gout animal model.

Gouty Arthritis

Gouty arthritis, another manifestation of gout, occurs when urate crystals deposit in the joints due to prolonged hyperuricemia, leading to intense pain, swelling, and inflammation. This condition can significantly impact patients’ mobility and quality of life. To evaluate the potential positive effects of Phyto-N on treating gouty arthritis, a preclinical study was conducted using SPF-grade male SD rats. The animals were divided into three groups, receiving either Phyto-N (1.8g/kg/d), the positive control drug colchicine (0.3mg/kg/d), or physiological saline via gastric lavage for 7 days. On the seventh day, gouty arthritis was induced by injecting a 0.7% acetic acid solution intraperitoneally, with the dose adjusted according to the rats’ body weight. The analgesic effect of Phyto-N was assessed by measuring the number of twists after the acetic acid injection and the activity time in an open field experiment (Figure 21 A,B). These measurements are used to evaluate pain and discomfort in animal models. The results showed that Phyto-N significantly reduced pain-related behavior, demonstrating its potent analgesic properties. Moreover, following the intra-articular injection of urate crystals injection into the joint, rats in the Phyto-N group experienced a transient decrease in food intake and body weight, followed by a rapid rebound the next day. The rebound rate in the Phyto-N group was superior to that observed in the gouty arthritis model rats, suggesting that Phyto-N may promote recovery and mitigate the systemic effects of acute inflammation.

The anti-inflammatory effects of Phyto-N were further evaluated by measuring joint swelling at various time points (2h, 4h, 6h, 8h, 10h, 12h, and 24h) after urate crystal injection. Phyto-N treatment significantly reduced joint swelling compared to the control group, indicating potential effects on local inflammation in this animal model (Figure 21C). To assess potential effects of Phyto-N on liver and kidney function, serum levels of uric acid, creatinine (CREA), urea, alanine aminotransferase (ALT), and aspartate aminotransferase (AST) were measured in the animal model. ALT and AST are enzymes that can indicate liver damage when elevated in the blood. All five indicators decreased following Phyto-N administration, suggesting no observed adverse effects on the liver or kidneys function in this animal model (Figure 22).

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Figure 21. Pharmacological Effects of Phyto-N on Gouty Arthritis

Note: (A) rats twist counts; (B) Rats activity time; (C) Swelling index of rats’ ankle joints at various time points; The result is represented by x̅±S. * indicates P<0.05; ** indicates P<0.01.

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Figure 22. Pharmacological Effects of Phyto-N on Serum Biochemical Parameters in Rats Gouty Arthritis

Note: The result is represented by x̅±S. * indicates P<0.05; ** indicates P<0.01.

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These studies were conducted in Yunnan Branch of the Institute of Medicinal Plant Development, Chinese Academy of Medical Sciences in China. In conclusion, the experimental results suggest analgesic and anti-inflammatory effects of Phyto-N in preclinical models of gouty arthritis, with no observed any apparent side effects on the liver or kidneys in these studies. These findings suggest the promising therapeutic potential of Phyto-N in the management of this debilitating condition. As Curanex advances Phyto-N through clinical development for the treatment of gout, we believe that this botanical drug candidate may offer an alternative to current therapies.

By potentially affecting the underlying inflammatory pathways and reducing the activation of the NLRP3 inflammasome, Phyto-N has the potential to provide relief from both gouty nephritis and arthritis. The preclinical data, showing Phyto-N’s ability in animal models to reduce serum uric acid levels, alleviate inflammation, improve renal function, and mitigate pain and joint swelling, provide a basis for further clinical investigation. As we progress Phyto-N through clinical trials, we aim to develop a potential treatment option for gout patients worldwide, addressing the need for additional therapies in this field. However, it is important to note that results from preclinical studies may not necessarily translate to human patients, and the safety and efficacy of Phyto-N in humans can only be determined through rigorous clinical trials.

Competition

The pharmaceutical industry is characterized by rapidly advancing technologies and intense competition. While we believe that our knowledge, experience, and scientific resources provide us with competitive advantages, we face potential competition from many different sources, including major pharmaceutical, specialty pharmaceutical and biotechnology companies, academic institutions and governmental agencies and public and private research institutions. Any product candidates for which we complete clinical development successfully and for which we receive marketing approval may compete with existing therapies and new therapies that may become available in the future.

Many of our competitors have far greater marketing and research capabilities than us, such as Regeneron/Sanofi, Pfizer, LEO Pharma, Eli Lilly, Galderma, AbbVie, and Novartis, among others (Source: Market Data Forecast, 2023). These companies are focused on developing novel biologics, expanding their product portfolios, and investing in R&D to maintain their market position.

We also face potential competition from academic institutions, government agencies and private and public research institutions, among others, which may in the future develop products to treat those diseases that we currently or, in the future, seek to treat. The current market for treatments that assist in novel therapeutics for major unmet medical needs, is highly unknown. Our commercial opportunity would be reduced significantly if our competitors developed and commercialize products that are safer, more effective, more convenient, have fewer side effects or are less expensive than our product candidates.

Regulation

The development, manufacturing, and commercialization of our botanical drug product candidates are subject to extensive regulation by authorities in the United States and other countries. In the United States, the FDA is the primary regulatory agency overseeing the approval and marketing of new drugs. FDA imposes substantial requirements upon the research, development, preclinical and clinical testing, labeling, manufacture, quality control, storage, approval, advertising, promotion, marketing, distribution, and export of pharmaceutical products, including biologics, as well as significant reporting and record-keeping obligations. State governments may also impose obligations in these areas.

In the United States, pharmaceutical products are regulated by the FDA under the Federal Food, Drug, and Cosmetic Act, or FDCA, and other laws, including in the case of biologics, the Public Health Service Act. We believe, but cannot be certain, that our products will be regulated as biologics and drugs by the FDA. The process required by the FDA before biologics or drugs may be marketed in the United States generally involves the following:

●	preclinical laboratory evaluations, including formulation and stability testing, and animal tests performed under the FDA’s Good Laboratory Practices regulations to assess potential safety and effectiveness;

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●	submission and approval of an IND, including results of preclinical tests and protocols for clinical tests, which must become effective before clinical trials may begin in the United States;

●	obtaining approval of Institutional Review Boards to administer the products to human subjects in clinical trials;

●	adequate and well-controlled human clinical trials to establish the safety and efficacy of the product for the product’s intended use;

●	development of manufacturing processes which conform to FDA current Good Manufacturing Practices, or cGMPs, as confirmed by FDA inspection;

●	submission of preclinical and clinical test results, and chemistry, manufacture and control information on the product to the FDA in a New Drug Approval Application, or NDA; and

●	FDA review and approval of an NDA, prior to any commercial sale or shipment of a product.

The testing and approval process requires substantial time, effort, and financial resources, and we cannot be certain that any approval will be granted on a timely basis, if at all.

The results of the preclinical tests, together with initial specified manufacturing information, the proposed clinical trial protocol, and information about the participating investigators, are submitted to the FDA as part of an IND, which must be approved before we may begin human clinical trials. Additionally, an independent Institutional Review Board at each clinical trial site proposing to conduct the clinical trials must review and approve each study protocol and oversee conduct of the trial. An IND becomes effective 30 days after receipt by the FDA, unless the FDA, within the 30-day period, raises concerns or questions about the conduct of the trials as outlined in the IND and imposes a clinical hold. If the FDA imposes a clinical hold, the IND sponsor must resolve the FDA’s concerns before clinical trials can begin. Pre-clinical tests and studies can take several years to complete, and there is no guarantee that an IND we submit based on such tests and studies will become effective within any specific time period, if at all.

Human clinical trials are typically conducted in three sequential phases that may overlap:

●	Phase I: The drug is initially introduced into healthy human subjects or patients and tested for safety and dosage tolerance. Absorption, metabolism, distribution, and excretion testing is generally performed at this stage.

●	Phase II: The drug is studied in controlled, exploratory therapeutic trials in a limited number of subjects with the disease or medical condition for which the new drug is intended to be used in order to identify possible adverse effects and safety risks, to determine the preliminary or potential efficacy of the product for specific targeted diseases or medical conditions, and to determine dosage tolerance and the optimal effective dose.

●	Phase III: When Phase II studies demonstrate that a specific dosage range of the drug is likely to be effective and the drug has an acceptable safety profile, controlled, large-scale therapeutic Phase III trials are undertaken at multiple study sites to demonstrate clinical efficacy and to further test for safety in an expanded patient population.

Results of preclinical studies and trials, as well as detailed information about the manufacturing process, quality control methods, and product composition, among other things, are submitted to the FDA as part of an NDA seeking approval to market and commercially distribute the product on the basis of a determination that the product is safe and effective for its intended use. NDAs are used for products that are regulated as drugs, such as synthetic chemicals. Before approving an NDA, the FDA will inspect the facilities at which the product is manufactured and will not approve the product unless cGMP compliance is satisfactory. If applicable regulatory criteria are not satisfied, the FDA may deny the NDA or require additional testing or information. As a condition of approval, the FDA also may require post-marketing testing or surveillance to monitor the product’s safety or efficacy. Even after an NDA is approved, the FDA may impose additional obligations or restrictions (such as labeling changes), or even suspend or withdraw a product approval on the basis of data that arise after the product reaches the market, or if compliance with regulatory standards is not maintained. We cannot be certain that any NDA we submit will be approved by the FDA on a timely basis, if at all. Also, any such approval may limit the indicated uses for which the product may be marketed. Any refusal to approve, delay in approval, suspension or withdrawal of approval, or restrictions on indicated uses could have a material adverse impact on our business prospects.

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Satisfaction of FDA requirements typically takes several years. The actual time required varies substantially, based upon the type, complexity, and novelty of the pharmaceutical product, among other things. Government regulation imposes costly and time-consuming requirements and restrictions throughout the product life cycle and may delay product marketing for a considerable period of time, limit product marketing, or prevent marketing altogether. Success in pre-clinical or early-stage clinical trials does not assure success in later stage clinical trials. Data obtained from preclinical and clinical activities is not always conclusive and may be susceptible to varying interpretations that could delay, limit, or prevent marketing approval. Even if a product receives marketing approval, the approval is limited to specific clinical indications. Further, even after marketing approval is obtained, the discovery of previously unknown problems with a product may result in restrictions on the product or even complete withdrawal of the product from the market.

As a company focused on botanical drug development, we are committed to complying with all applicable laws, regulations, and guidance set forth by the FDA and other relevant regulatory bodies, although it is costly and time-consuming. We recognize that the path to approval for botanical drugs may differ from that of traditional small molecules or biologics, and we will work closely with the FDA to ensure that our development programs meet the necessary requirements for safety, efficacy, and quality.

Botanical Drug Development Considerations

The FDA has established a specific framework for the development and review of botanical drugs. Within the FDA, the Center for Drug Evaluation and Research (CDER) is responsible for reviewing botanical drug applications. Specifically, the Office of New Drugs (OND), the Office of Nonprescription Drugs, and the Division of Clinical Evaluation and Pharmacology/Toxicology are involved in this process.

A key component of this framework is the Botanical Review Team (BRT), a specialized group within CDER that provides expertise in evaluating the unique challenges and scientific considerations involved in the development and regulation of botanical drugs. The BRT works to ensure that botanical drugs meet the same standards of quality, safety, and efficacy as other drug products.

The FDA has published a comprehensive guide, “Botanical Drug Development Guidance for Industry,” which outlines the process and requirements for developing botanical drugs. This guidance acknowledges the unique characteristics of botanical drugs, such as their complex nature and potential history of traditional use, while maintaining rigorous standards for safety and efficacy.

While the fundamental requirements for approval remain the same as for conventional drugs, the FDA’s approach recognizes the distinctive aspects of botanical drugs. Each botanical drug candidate is evaluated on a case-by-case basis, considering its specific properties and the totality of evidence supporting its use.

Unique challenges in botanical drug development include:

1.	Complexity of botanical extracts: Unlike single-molecule drugs, botanical drugs often contain multiple active compounds, making it challenging to identify and characterize all active ingredients.

2.	Standardization and quality control: Ensuring consistent composition and potency of botanical drugs can be challenging due to natural variations in plant materials.

3.	Pharmacokinetics and drug interactions: The complex nature of botanical extracts can make it difficult to predict how they will be absorbed, metabolized, and excreted by the body, as well as potential interactions with other drugs.

4.	Intellectual property protection: Patenting botanical drugs can be more challenging than single-molecule drugs, potentially affecting market exclusivity.

5.	Manufacturing challenges: Scaling up production while maintaining consistency and quality can be more complex for botanical drugs than for synthetic drugs.

These unique aspects of botanical drug development may result in a more complex and potentially longer regulatory review process, additional costs, and a higher risk of regulatory delays or rejections compared to conventional drug development.

Our Regulatory Strategy for Phyto-N

Considering these unique challenges for botanical drugs, our regulatory strategy for Phyto-N is tailored to address these specific issues while meeting FDA requirements. Key components of our regulatory approach include:

1. Engaging early and often with the FDA: We will proactively seek guidance from the FDA on the most appropriate development path for Phyto-N, including the design of preclinical studies, clinical trials, and CMC (Chemistry, Manufacturing, and Controls) requirements. By maintaining an open and transparent dialogue with the agency, we aim to minimize regulatory risks and optimize our chances of success.

2. Leveraging existing human experience: Phyto-N has a long history of human use as an herbal medicine, with thousands of patients having used it over the past 30 years. We will work with the FDA to determine how this real-world evidence can be incorporated into our development program to potentially streamline the path to approval.

3. Conducting rigorous preclinical and clinical studies: While Phyto-N has a long history of human use, we recognize the need to generate robust scientific evidence to support its efficacy and safety in the target indications. We will conduct well-designed, adequately powered, and properly controlled studies to meet the evidentiary standards required by the FDA and other regulatory agencies.

4. Implementing cGMP compliance: We will ensure that our manufacturing processes and facilities for Phyto-N adhere to current Good Manufacturing Practices (cGMP) as required by the FDA. This includes implementing strict quality control measures, validating analytical methods, and maintaining comprehensive documentation to ensure the consistency, purity, and potency of our botanical drug product.

5. Navigating accelerated approval pathways: Where appropriate, we will explore accelerated approval pathways available for botanical drugs, such as the Fast Track and Breakthrough Therapy designations, which can expedite the development and review process for promising therapies that address serious or life-threatening conditions with high unmet medical needs.

6. Protecting intellectual property: We will build a strong patent portfolio around Phyto-N and its therapeutic uses, to ensure market exclusivity and protect our investment in research and development. We will also safeguard our proprietary knowledge and trade secrets related to the sourcing, processing, and formulation of our botanical drug product.

7. Maintaining ethical standards: Throughout our development and commercialization activities, we will adhere to the highest ethical standards and ensure the protection of patient rights, data privacy, and scientific integrity. We will conduct our clinical trials in accordance with Good Clinical Practices (GCP) and obtain proper informed consent from all participants.

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Our activities also may be subject to state laws and regulations that affect our ability to develop and sell our products. We are also subject to numerous federal, state, and local laws relating to such matters as safe working conditions, clinical, laboratory, and manufacturing practices, environmental protection, fire hazard control, and disposal of hazardous or potentially hazardous substances. We may incur significant costs to comply with such laws and regulations now or in the future, and the failure to comply may have a material adverse impact on our business prospects. In addition to complying with FDA regulations, we may be subject to varied regulations in other countries, governing clinical trials, manufacturing, product registration, approval, and pharmaceutical sales. These regulations may differ from those of the FDA, and we must obtain separate approvals from the regulatory authorities of each country prior to commencing product marketing in those countries.

The approval process and requirements vary from country to country, and the time required for approval may be longer or shorter than that required by the FDA. In some countries, regulatory authorities also establish pricing and reimbursement criteria, which can impact the commercial viability of our products.

As part of our global regulatory strategy, we will:

1. Engage with foreign regulatory agencies early in the development process to understand their specific requirements and expectations for botanical drug approval.

2. Design our clinical trials to meet the standards of both the FDA and foreign regulatory agencies, to minimize duplication of efforts and streamline the global development process.

3. Seek out experienced partners and consultants with expertise in navigating the regulatory landscapes of our target markets, to ensure compliance and maximize our chances of success.

4. Monitor evolving regulations and guidance in key markets, and adapt our strategies as needed to stay compliant and competitive.

In China, where Phyto-N has been studied as an herbal medicine, we have accumulated data from hundreds to thousands of patients over thirty years, under the supervision of licensed traditional Chinese medicine practitioners. According to Chinese law, these practitioners can prescribe herbal medications to treat diseases based on their experience and expertise. The clinical observations suggest that Phyto-N may have potential therapeutic effects in various diseases.

The real-world evidence collected in China may provide valuable insight into the potential of Phyto-N as a therapeutic agent. These reports have inspired us to pursue the rigorous scientific research and clinical development necessary to evaluate Phyto-N’s safety and efficacy and seek FDA approval as a botanical drug. As we move forward with our global development plans, we will conduct preclinical and clinical studies under the regulations of the FDA and other relevant authorities to generate the evidence needed to support the approval of Phyto-N for specific indications. We will also work closely with these regulatory agencies to ensure that our research, manufacturing, and marketing practices comply with all relevant laws and regulations in each country where we seek to commercialize Phyto-N.

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MANAGEMENT

The following are our executive officers and directors and their respective ages and positions as of the date of this prospectus.

Name	Age	Position
Jun Liu	61	Chief Executive Officer, President, Chairman and Director
Dian Ying Jing	59	Secretary
Haiyan Yang	46	Chief Financial Officer and Treasurer
Huijuan Zhong	59	Chief Science Officer and Director
Liqin Xie	54	Chief Operating Officer
Ning Zhang	50	Chief Technology Officer
Yong Yan	52	Independent Director
Helen Hsu	63	Independent Director
Xiaohui Hao	61	Independent Director

Jun Liu, 61, became our Chief Executive Officer and President in February 2024, and a member of the Board in June 2024, upon the Reincorporation. Mr. Liu has three decades of real estate development experience, having developed over a million square meters of commercial and residential properties in various cities across China. He also has over twenty years of experience in pharmaceutical investment and research, operating traditional Chinese medicine clinics and private hospitals in Hong Kong and mainland China. In the pharmaceutical sector, Mr. Liu has taken leadership roles in research and development, focusing on both botanical and chemical drugs. Since 2020, he has served as the President of Duraviva Pharma Inc, a company in which he and his immediate family own a majority of the equity and voting power, where he oversees strategic planning, business development, and overall management of the company’s operations. Since 2018, he has also offered consultancy services and served as the Manager of TCM Group Inc., another entity where he and his family hold a majority of the equity ownership and voting power, where he provides guidance on strategic initiatives, manages key client relationships, and ensures the delivery of high-quality consultancy services. Mr. Liu received his BA in 1988 from Northeast Normal University. Mr. Liu is qualified to serve on our Board due to his extensive experience in real estate development, pharmaceutical investment and research, and executive leadership roles in multiple successful ventures.

Dian Ying Jing, 59, has been our Secretary since inception. From inception to January 31, 2025, she also served as our director. From 2018 until February 2024, she also served as our Chief Executive Officer and President and from 2018 until June 2024, she served as our Treasurer, where she oversaw the Company’s financial operations, managed relationships with investors and stakeholders, and provided strategic leadership to drive the Company’s growth and development. She is the wife of the Company’s Chief Executive Officer and President, Jun Liu, and together with him and their son, Chang Liu, owns a majority of the equity ownership and the voting power of the Company. She also serves as the director of Duraviva. She provides R&D services for botanical and chemical drugs. Since 2017, she serves as President of TCM Group Inc, where she provides consultation service for herbal products. Ms. Jing holds a bachelor’s degree from Northeast Normal University in 1989.

Haiyan Yang, 46, joined the Company as the Chief Financial Officer and Treasurer in June 2024, upon the Reincorporation. She is a Certified Public Accountant and possesses over 17 years of experience in finance and business management, including strategy, finance, operations, FP&A, M&A advisory, and investor relations. Since 2018, she serves as the CFO of Apollo Program, a leading data-driven advertising technology SaaS company, where she oversees all operational, financial, and administrative functions. From 2022 to 2024, she served on the board of directors of Troika Media Group, a NASDAQ-traded company, where she provided strategic financial oversight and governance. In 2022, she founded NID Consulting Inc., a firm specializing in CFO/COO advisory services tailored to support various needs including IPO readiness, fundraising, capital structure optimization, restructuring, and strategic consulting, where she continues to offer her expertise in financial and operational management.

Ms. Yang received her BA in English and International Business in 2001; MS in Applied Statistics in 2004 and her master’s degree in accounting in 2024 from Louisiana State University. We believe that Ms. Yang’s diverse and extensive professional experience make her a valuable asset in the field of financial leadership and strategic guidance.

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Huijuan Zhong, PhD, 59, joined the Company as Chief Science Officer in June 2024, upon the Reincorporation, and was appointed as a member of the Board on February 1, 2025. She possesses over 23 years of experience in the pharmaceutical industry and has knowledge and expertise in drug substances and drug product development. Since 2021, she serves as associate director of Analytical Development at Karuna Therapeutics – a Bristol Myers Squibb company, providing a wide range of risk-based analytical development, method validation and transfer, and specification setting to support clinical programs from IND Phase I to NDA. Between June 2010 and July 2021, she worked as Principal Scientist at Rhodes Pharmaceuticals, where she took a leadership role and provided her expertise in drug substance and drug product development from preclinical development through clinical studies to NDA505(b)(2) filings and commercialization.

Dr. Zhong is a member of American Association for the Advancement of Science and American Chemical Society, American Association of Pharmaceutical Scientists and Sino-American Pharmaceutical Professionals Association EC member. Dr. Zhong is a co-author of many publications in the field of pharmaceutical industry and chemistry. She possesses a Postdoctoral in Analytical Chemistry from Northeastern University (1999-2001), a PhD in 1999 in Analytical Chemistry from, the University of York, UK, an MS in Environmental Analytical Chemistry from Nanjing University, China, in 1989, and BSc in Organic Chemistry from Nanjing University, China 1986. We believe that Dr. Zhong is qualified to serve on our Board due to her extensive experience in pharmaceutical industry, specifically in drug substance and drug product development.

Liqin Xie, PhD, 54, joined the Company as the Chief Operating Officer in June 2024, upon the Reincorporation. With over 15 years of experience across big pharma (Regeneron) and startup biotech (Surrozen), Dr. Xie possesses deep expertise in drug discovery and development for multiple diseases and program leadership, and he has a strong scientific acumen with over 50 publications and 5 patents. From 2018 to 2023, Dr. Xie held the position of Principal Scientist at Surrozen Inc., where he served as the team leader of Inflammatory Bowel Disease in vivo Pharmacology group, designed and conducted Pharmacokinetic/Pharmacodynamic experiments and toxicology analysis, prepared documents for IND filing, and led a first-in-class Ulcerative Colitis drug from discovery to IND.

Dr. Xie holds an M.D. from Beijing University of Chinese Medicine, an M.S. in Medicine (with a focus on Metabolism) from the Institute of Space Medico-Engineering of China, and a Ph.D. in Biomedical Engineering from the State University of New York at Stony Brook. We believe that his diverse skill set and extensive academic and professional accomplishments will help the Company in bringing innovative technologies and managing our business operations successfully.

Ning Zhang, PhD, 50, joined the Company as the Chief Technology Officer in June 2024, upon the Reincorporation. He has extensive experience in traditional Chinese medicine that drives innovation and advancement in pharmaceutical technologies. Since 2014, Dr. Zhang has served as a Professor of Traditional Chinese Medicine at Heilongjiang University of Chinese Medicine, assuming the role of Doctoral Supervisor in 2018, where he leads research projects, supervises doctoral students, and collaborates with industry partners to translate research findings into practical applications. In his academic capacity, Professor Zhang focuses his research on the extraction and identification of active pharmaceutical ingredients, alongside enhancing pharmaceutical dosage forms and pharmacokinetics.

Dr. Zhang holds a BA degree from Shanghai Medical University in 1993; Master’s and Doctoral degrees in Biomedicine and Chinese Medicine from Heilongjiang University of Chinese Medicine in 2003 and 2006, respectively. With his extensive academic background and dedication to advancing pharmaceutical science, the Board believes that Dr. Zhang plays a crucial role in driving technological innovation and excellence at Curanex.

Yong Yan, PhD, 52, joined the Company as a member of the Board in June 2024, upon the Reincorporation. With nearly 25 years of experience in leading financial firms such as Credit Suisse, Merrill Lynch, PingAn Group, and Fosun Group, he has extensive expertise in securitization, structured products, tokenization, and fintech. Since December 2022, he has served as the CEO and Director of AlphaVest Acquisition Corp, a SPAC listed on NASDAQ, where he oversees the company’s strategic direction, identifies and evaluates potential acquisition targets, and leads the process of bringing the acquired company public. He is also the CFO and Director of BitDATA Exchange in Singapore, a regulated digital asset trading platform based on blockchain technology, since May 2020, where he manages the company’s financial operations, ensures regulatory compliance, and contributes to the development and implementation of strategic initiatives. Previously, he was a Partner at Shanghai V-Stone Capital from January 2018 to January 2023, leading venture capital and private equity investments in fintech and digital assets. His notable achievements include co-founding BitDATA Exchange and leading the first internet-based financial platform using securitization technology for Fosun Group. He holds a Ph.D. in Finance from the University of Alabama and a bachelor’s degree in economics from Fudan University. Mr. Yan is qualified to serve on our Board due to his extensive experience in finance, particularly in the areas of securitization, structured products, and digital assets, as well as his leadership roles in successful ventures and his strong academic background in finance and economics.

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Xiaohui Hao, 61, joined the Company as a member of the Board in June 2024, upon the Reincorporation. Since January 2021, he serves as the Executive Director & Co-CEO of Citychamp Watch & Jewellery Group Limited, where he oversees the group’s strategic direction, business operations, and risk management, while ensuring compliance with regulatory requirements and corporate governance standards. Since January 2021, he is serving as a member of the Risk Management Committee of the Board of Directors of Bendera Bank (the wholly owned subsidiary of Citychamp Watch & Jewellery Group Limited) to manage various risks, including management risk, operational risk and liquidity risk. From September 2020 to February 2021, he served as Vice Chairman of the board of directors of China Chunlai Education Group (HK1069), where he provided strategic guidance, supported the development and implementation of the company’s growth plans, and ensured effective corporate governance practices. He also served as a non-executive director and vice chairman of Chunlai Education during the same period. From February 2018 to April 2020, Mr. Hao served as Chairman of the Board of Directors and the CEO of Yuanyin International Limited, where he formulated the overall development strategy of the company and control the development risks of various business of the company. He received a bachelor’s degree from Henan University in Economics and Law in 1988; master’s degree from Xiamen University in 1999; master’s degree from University of Northumbria in 2003. He is a PhD candidate. Mr. Hao is qualified to serve on our Board due to his extensive experience in corporate leadership, strategic planning, and risk management across various industries, including banking, education, and international business, as well as his strong academic background in economics, law, and management.

Helen Hsu, MD, MS, 63, joined the Company as a member of the Board on November 1, 2024, upon resignation of Yanming Du. Dr. Hsu has over 30 years of experience in the pharmaceutical industry, academia, and clinical settings. Since December 2023, Dr. Hsu has served as the VP of Medical Science at Phamaron Clinical Services, where she leverages her deep expertise in oncology research, medical affairs, and clinical operations to drive innovative programs. From March 2021 to July 2023, Dr. Hsu held the role of Senior Medical Director, Global Oncology Clinical Development at IPSEN BioPharma Epizyme Pharmaceutical. From 2015 to 2020, she was the Head of Oncology/Hematology Research at an US Cancer Centers and an International Cancer Hospital affiliated with Harvard Medical School. Her clinical research and medical affairs experiences has spanned in GSK, Novartis and BI global pharmaceuticals from 2000 - 2013. She also served as a Medical Consultant, CMO, and Strategy Advisor for Biotech, CRO, Medical Device companies, Cancer Centers, and Healthcare Investment Groups for over 10 years. Dr. Hsu received an MD degree from Southeast University Medical School in China and a Master of Science in Molecular Biology and Clinical Lab Science from Michigan State University. In addition to her clinical practice in China, she has been trained in medical science and genetic search at Albert Einstein College of Medicine and North Shore University Hospital in NY.

We believe that Dr. Hsu’s diverse background, strong track record in leading global clinical research programs, medical strategy, drug discovery, product launches, and her leadership abilities make her an invaluable addition to our Board.

Board Of Directors

Our Board consists of five (5) directors. A director is not required to hold any shares in the Company to qualify to serve as a director. A director who is in any way, whether directly or indirectly, interested in a contract or transaction or proposed contract or transaction with the Company is required to declare the nature of his interest at a meeting of our directors. A director may vote with respect to any contract or transaction or proposed contract or transaction notwithstanding that he may be interested therein, and if he does so his vote shall be counted and he may be counted in the quorum at any meeting of our directors at which any such contract or transaction is considered. Our directors may exercise all the powers of the Company to borrow money, mortgage or charge its undertaking, property and uncalled capital and to issue debentures or other securities whenever money is borrowed or as security for any debt, liability or obligation of the Company or of any third party.

Directors serve until the next annual meeting and until their successors are elected and qualified. Officers are appointed to serve for one year until the meeting of the Board following the annual meeting of shareholders and until their successors have been elected and qualified.

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Director Independence

Our Board has reviewed the independence of our directors, applying Nasdaq independence standards. Nasdaq Listing Rule 5605(a)(2) provides that an “independent director” is a person other than an officer or employee of the company or any other individual having a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Nasdaq listing rules provide that a director cannot be considered independent if:

●	the director is, or at any time during the past three (3) years was, an employee of the company;

●	the director or a family member of the director accepted any compensation from the company in excess of $120,000 during any period of twelve (12) consecutive months within the three (3) years preceding the independence determination (subject to certain exemptions, including, among other things, compensation for board or board committee service);

●	the director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three (3) years, any of the executive officers of the company served on the compensation committee of such other entity; or

●	the director or a family member of the director is a current partner of the company’s outside auditor, or at any time during the past three (3) years was a partner or employee of the company’s outside auditor, and who worked on the company’s audit.

Based on this review, the board determined that each of Yong Yan, PhD, Helen Hsu, M.D. and Xiaohui Hao, is “independent” within the meaning of the Nasdaq Listing Rules. In making this determination, our Board considered the relationships that each of these non-employee directors has with us and all other facts and circumstances our Board deemed relevant in determining their independence. As required under applicable Nasdaq rules, we anticipate that upon the effectiveness of the registration statement of which this prospectus forms a part, our independent directors will meet on a regular basis as often as necessary to fulfill their responsibilities, including at least annually in executive session without the presence of non-independent directors and management.

Committees of the Board

We established three Board committees: an audit committee, a compensation committee and a nominating and corporate governance committee and adopted a charter for each of the three committees. Each committee’s members and functions are described below.

Audit Committee. Our audit committee consists of Yong Yan, Helen Hsu, and Xiaohui Hao, and is chaired by Yong Yan. Each member of our audit committee satisfies the “independence” requirements of Rule 5605(c)(2) of the Listing Rules of Nasdaq and meets the independence standards under Rule 10A-3 under the Exchange Act. We have determined that Yong Yan qualifies as an “audit committee financial expert.” The audit committee will oversee our accounting and financial reporting processes and the audits of the financial statements of the Company. The audit committee will be responsible for, among other things:

●	selecting the independent registered public accounting firm and pre-approving all auditing and non-auditing services permitted to be performed by the independent registered public accounting firm;
●	reviewing with the independent registered public accounting firm any audit problems or difficulties and management’s response;
●	reviewing and approving all proposed related party transactions, as defined in Item 404 of Regulation S-K under the Securities Act;
●	discussing the annual audited financial statements with management and the independent registered public accounting firm;
●	reviewing major issues as to the adequacy of our internal controls and any special audit steps adopted in light of material control deficiencies;
●	annually reviewing and reassessing the adequacy of our audit committee charter;
●	meeting separately and periodically with management and the independent registered public accounting firm; and
●	reporting regularly to the Board.

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Compensation Committee. Our compensation committee consists of Yong Yan, Helen Hsu, and Xiaohui Hao, and is chaired by Xiaohui Hao. Each member of our compensation committee satisfies the “independence” requirements of Rule 5605(c)(2) of the Nasdaq Listing Rules. The compensation committee will assist the Board in reviewing and approving the compensation structure, including all forms of compensation, relating to our directors and executive officers. Our Chief Executive Officer may not be present at any committee meeting during which his compensation is deliberated upon. The compensation committee will be responsible for, among other things:

●	reviewing the total compensation package for our executive officers and making recommendations to the Board with respect to it;
●	reviewing the compensation of our non-employee directors and making recommendations to the Board with respect to it; and
●	periodically reviewing and approving any long-term incentive compensation or equity plans, programs or similar arrangements, annual bonuses, and employee pension and welfare benefit plans.

Nominating Committee. Our nominating committee consists of Yong Yan, Helen Hsu, and Xiaohui Hao, and is chaired by Dr. Helen Hsu. Each member of our nominating committee satisfies the “independence” requirements of Rule 5605(c)(2) of the Listing Rules of Nasdaq. The nominating committee will assist the board in selecting individuals qualified to become our directors and in determining the composition of the Board and its committees. The nominating committee will be responsible for, among other things:

●	recommending nominees to the board for election or re-election to the Board, or for appointment to fill any vacancy on the Board;
●	reviewing annually with the board the current composition of the Board with regards to characteristics such as independence, age, skills, experience and availability of service to us;
●	selecting and recommending to the Board the names of directors to serve as members of the audit committee and the compensation committee, as well as of the nominating committee itself; and
●	monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

Family Relationship

Except for our Chief Executive Officer, director and President, Jun Liu, and our Secretary, Dian Ying Jing, who are husband and wife, and for their son, Chang Liu, a beneficial owner of more than ten percent of the Company’s equity securities, there are no family relationships between the Company’s directors, officers, persons nominated or chosen by the issuer to become directors or officers, or beneficial owners of more than 10% of any class of the issuer’s equity securities.

Code of Ethics

Our Board adopted a written code of business conduct and ethics (“Code”) that applies to our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer or controller or persons performing similar functions. A copy of the Code is being filed as an exhibit to the registration statement of which this prospectus is a part. We are required to disclose any amendment to, or waiver from, a provision of our code of ethics applicable to our principal executive officer, principal financial officer, principal accounting officer, controller, or persons performing similar functions. We intend to use our website as a method of disseminating this disclosure as well as by SEC filings, as permitted or required by applicable SEC rules. Any such disclosure will be posted to our website within four (4) business days following the date of any such amendment to, or waiver from, a provision of our Code.

Board Leadership Structure and Risk Oversight

The Board oversees our business and considers the risks associated with our business strategy and decisions. The Board currently implements its risk oversight function as a whole. Each of the Board committees, as set forth below, will also provide risk oversight in respect of its areas of concentration and report material risks to the Board for further consideration.

Director Compensation

We do not have arrangements for compensation of our directors.

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Involvement in Certain Legal Proceedings

To our knowledge, none of our current directors or executive officers has, during the past ten (10) years:

●	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
●

had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two (2) years prior to that time;

●

been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

●

been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

●

been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

●

been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

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EXECUTIVE COMPENSATION

For the fiscal years ended December 31, 2024 and 2023, the Company did not make any compensation to Dian Ying Jing, for her services as President, Secretary and Treasurer to the Company. Our current Chief Executive Officer and President, Jun Liu, was appointed to these offices in February 2024. The Company did not make any compensation to Jun Liu for the fiscal year ended December 31, 2024 for his services.

Equity Awards

None.

Employment Agreements

None.

Equity Incentive Plans

None.

Board Compensation

None.

Executive Incentive Compensation Recovery Policy

We have adopted an executive incentive compensation recovery policy (the “Recovery Policy”) pursuant to Section 10D of the Exchange Act, Rule 10D-1 promulgated under the Exchange Act (“Rule 10D-1”), and Listing Rule 5608 adopted by Nasdaq (the “Listing Standards”). The Recovery Policy will become effective upon the date of effectiveness of this registration statement. The purpose of the Executive Incentive Compensation Recovery Policy is to provide for the recovery of certain incentive-based compensation in the event of an accounting restatement. In the event of an accounting restatement, it is the Company’s policy to recover reasonably promptly the amount of any erroneously awarded compensation received during the recovery period. An accounting restatement involves a restatement of the Company’s financial statements due to material noncompliance with any financial reporting requirement under the federal securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. The amount of “erroneously awarded compensation” generally means the amount of incentive-based compensation (compensation that is granted, earned, or vested based wholly or in part upon the attainment of a financial reporting measure) received by a covered executive that exceeds the amount of incentive-based compensation on that otherwise would have been received had it been determined based on the restated financial statements. The Company need not recover any “erroneously awarded compensation” if and to the extent that the Compensation Committee or a majority of the independent members of the Board determines that such recovery is impracticable and not required under Rule 10D-1 and the Listing Standards, including if the Compensation Committee or a majority of the independent members of the Board determines that: (i) the direct expense paid to a third party to assist in enforcing the policy would exceed the amount to be recovered after making a reasonable attempt to recover, or (ii) recovery would likely cause an otherwise tax-qualified broad-based retirement plan to fail the requirements of Section 401(a)(13) or Section 411(a) of the Internal Revenue Code of 1986, as amended, and regulations thereunder.

Once the Recovery Policy becomes effective, it will be administered by our Compensation Committee, except that the Board may decide to act as the administrator in lieu of the Compensation Committee or designate another committee of the Board (including a special committee) to act as the administrator other than the determination that recovery of “erroneously awarded compensation” is impracticable and not required (as described above).

The foregoing description of the Recovery Policy is qualified in its entirety by the full text of the same, which is attached hereto as Exhibit 10.4 and which is herein incorporated by reference.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of the date of this prospectus, with respect to the holdings of (1) each person who is the beneficial owner of more than 5% of Company voting stock, (2) each of our directors, (3) each executive officer and (4) all of our current directors and executive officers as a group. Beneficial ownership of the voting stock is determined in accordance with the rules of the SEC. Under these rules, a person is deemed to be a beneficial owner of a security if that person directly or indirectly has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to dispose or direct the disposition of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days from the date of this prospectus. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary interest.

Except as otherwise indicated, the persons named in this table have sole voting and investment power with respect to all shares of voting stock held by them. Applicable percentage ownership in the following table is based on 24,000,000 shares of common stock issued and outstanding as of the date of this prospectus (excluding shares which may be sold upon exercise of the underwriters’ Over-allotment Option), 1,000,000 shares of Series A Preferred Stock outstanding as of the date of this prospectus and any securities that individual has the right to acquire within 60 days from the date of this prospectus. The percentage of voting power of Series A Preferred Stock in the table below is calculated based on the voting power of 1,000,0000 shares of Series A Preferred Stock outstanding as of the date of this prospectus; holders of which are entitled to 40% votes on all matters submitted to a vote of stockholders. Unless otherwise indicated, the principal address of the named directors and directors and 5% stockholders of the Company is c/o Curanex Pharmaceuticals Inc, 2 Jericho Plaza, Suite 101B, Jericho, NY 11753.

	Class of Voting Stock Beneficially Owned	Shares Beneficially Owned Prior to this Offering		% of Beneficial Ownership Prior to this Offering		% of Voting Power Prior to this Offering		Shares Beneficially Owned After this Offering		% of Voting Power After this Offering		Shares Beneficially Owned After this Offering (Over-allotment Option)		% of Voting Power After the Offering (Over- allotment Option)
	Directors and Officers
Jun Liu, CEO, President and director	Common Stock	11,237,160	(1)	46.8	%(3)	46.8	%(3)	11,237,160		40.5%		11,237,160		39.7%
	Series A Preferred Stock	690,000	(4)	69%		27.6	%(4)	690,000	(4)	27.6%		690,000		27.6%
Dian Ying Jing, Secretary	Common Stock	11,237,160	(2)	46.8	%(3)	46.8	%(3)	11,237,160		40.5%		11,237,160		39.7%
	Series A Preferred Stock	690,000	(4)	69%		27.6	%(4)	690,000		27.6%		690,000		27.6%
Helen Hsu, director	Common Stock	—		—		—
	Series A Preferred Stock	—		—		—
Huijuan Zhong, Chief Science Officer and director	Common Stock	—		—		—
	Series A Preferred Stock	—		—		—
Yong Yan, director	Common Stock	—		—		—
	Series A Preferred Stock	—		—		—
Haiyan Yang, Chief Financial Officer and Treasurer	Common Stock	—		—		—
	Series A Preferred Stock	—		—		—
Xiaohui Hao, director	Common Stock	—		—		—
	Series A Preferred Stock	—		—		—
Ning Zhang, Chief Technology Officer	Common Stock	—		—		—
	Series A Preferred Stock	—		—		—
Liqin Xie, Chief Operating Officer	Common Stock	—		—		—
	Series A Preferred Stock	—		—		—
Directors and Officers (9) as a group	Common Stock	11,237,160	(1)(2)(3)	46.8%		46.8	%(3)	11,237,160	(1)(2)(3)	40.5%		11,237,160	(1)2)(3)	39.7%
	Series A Preferred Stock	690,000	(4)	69%		27.6	%(4)	690,000	(4)	27.6	%(4)	690,000	(4)	27.6	%(4)
	5%+ Shareholders
Chang Liu	Common Stock	7,982,220	(5)	33.3	%(5)	33.3	%(5)	7,982,220		28.8	(5)	7,982,220		28.2
	Series A Preferred Stock	310,000		31%		12.4%		310,000		12.4%		310,000		12.4%

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(1)	Includes 7,076,160 shares of common stock Jun Liu holds directly. Also includes 3,248,400 shares of common stock beneficially owned by Jun Liu through Dian Ying Jing, his wife, who holds these shares directly, and additional 912,600 shares of common stock held directly by Doublewin Developer LLC, an entity in which Dian Ying Jing has sole voting and investment power. Does not include 4,870,020 shares of common stock directly held by Chang Liu, Jun Liu’s son, and 3,112,200 shares of common stock held by entities in which Chang Liu has the sole voting and investment power.

(2)	Includes 3,248,400 shares of common stock Dian Ying Jing holds directly, 912,600 shares of common stock held directly by Doublewin Developer LLC, an entity in which Dian Ying Jing has sole voting and investment power, and 7,076,160 shares of common stock beneficially owned by Dian Ying Jing through her husband, Jun Liu, the Company’s President, who holds these shares directly. Does not include 4,870,020 shares of common stock held directly by Chang Liu, Jun Liu’s son, and 3,112,200 shares of common stock held by entities in which Chang Liu has the sole voting and investment power.

(3)	Jun Liu and Dian Ying Jing have shared voting and investment power over these shares of common stock.

(4)	Includes 490,000 shares of Series A Preferred Stock held directly by Jun Liu and 200,000 shares of Series A Preferred Stock held directly by Jun Liu’s wife, Dian Ying Jing. Jun Liu and Dian Ying Jing have shared voting and investment power over these shares of Series A Preferred Stock.

(5)	Includes 4,870,020 shares of common stock that Chang Liu holds directly; 2,340,000 shares of common stock directly held by Korovyev Hippo LLC and 772,200 shares of common stock held by Liu and Company LLC, entities in which Chang Liu has the sole voting and investment power.

Compensation of Directors

For the fiscal years ended December 31, 2024 and 2023, the Company did not make any compensation payments to our directors for their services.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following is a description of transactions since January 1, 2022, to which we were a party or will be a party, in which the amount involved exceeded or will exceed the lesser of $120,000 or 1% of the average of our total assets at year-end for the last three completed fiscal years, and in which any of our directors, executive officers or holders of more than 5% of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

Asset Purchase Agreement

On June 17, 2024, we entered into the Asset Purchase Agreement with Duraviva, a related entity in which our Chief Executive Officer and President and members of his immediate family, including our Secretary, are also directors, officers and majority shareholders. At the Closing, which occurred on the same date, Duraviva transferred to us all of its IP Assets, which together with $730,000 consideration, constitute all or substantially all of the assets of Duraviva. The IP Assets include four (4) provisional patent applications (with the expiration date of March 18, 2025), and 8 research and development animal study reports for:

1.	Ulcerative Colitis;
2.	Atopic Dermatitis;
3.	Nonalcoholic fatty liver disease prevention;
4.	Nonalcoholic fatty liver disease treatment;
5.	Diabetes;
6.	COVID-19 prevention and treatment;
7.	Gouty nephritis; and
8.	Gouty arthritis

Pursuant to the Asset Purchase Agreement, at the Closing, which occurred on the same date, Duraviva transferred and assigned to us all of its IP Assets, which, together with $730,000 consideration, constitute all or substantially all of the assets of Duraviva as of the date of the Asset Purchase Agreement. In consideration for $730,000 and the transfer and assignment of the IP Assets to the Company, the Company issued an aggregate of 23,400,000 shares of its Common Stock to shareholders of Duraviva pro-rata to their beneficial ownership in Duraviva.

On February 4, 2025, the Company received a loan in the amount of $200,000 from Dian Ying Jing, one of our founders, Secretary and the wife of our Chief Executive Officer, Jun Liu. To evidence this loan, on February 4, 2025, the Company issued Ms. Jing a promissory note (the “First Note”) in the principal amount of $200,000, with an interest of four and thirty-four percent (4.34%) per annum, to be paid on February 4, 2025, the maturity date. The Company may prepay any amounts due under the First Note without penalty or premium. On May 30, 2025, the Company and Ms. Jing executed Amendment #1 to the First Note, pursuant to which the maturity date under the First Note was extended to February 4, 2027. The Company intends to use the amount of this loan for general and working capital purposes. As of March 31, 2025, the outstanding balance owed on the First Note is $201,308.

On May 21, 2025, Ms. Jing loaned an additional $200,000 to the Company. To evidence this new loan, on May 23, 2025, the Company issued Ms. Jing a new promissory note in the principal amount of $200,000 (the “Second Note”), with an interest rate of four and thirty-four percent (4.34%) per annum, to be paid on May 23, 2027 (the “Maturity Date”). The Company may prepay any amounts due under the Second Note without penalty or premium.

The above summary description of related party transactions includes some of the general terms and provisions of the documents related to such transactions. For a more detailed description of those documents, you should refer to such agreements which are included as exhibits to the registration statement of which this prospectus forms a part.

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DESCRIPTION OF SECURITIES

The following description of our securities is only a summary and is qualified in its entirety by reference to the actual terms and provisions of the capital stock contained in our certificate of incorporation and our bylaws.

General

The Company is authorized to issue two classes of stock. The total number of shares of stock which the Company is authorized to issue is 500,000,000 shares of capital stock, consisting of 475,000,000 shares of common stock, $0.0001 par value per share, and 25,000,000 shares of preferred stock, $0.0001 par value per share, of which 1,000,000 shares are designated as Series A Preferred Stock.

Common Stock

The holders of our Common Stock are entitled to the following rights:

Voting Rights. Each share of our Common Stock entitles its holder to one vote per share on all matters to be voted or consented upon by the stockholders. Holders of our Common Stock are not entitled to cumulative voting rights with respect to the election of directors.

Dividend Rights. Subject to limitations under Nevada law and preferences that may apply to any shares of preferred stock that we may decide to issue in the future, holders of our Common Stock are entitled to receive ratably such dividends or other distributions, if any, as may be declared by our Board out of funds legally available therefor.

Liquidation Rights. In the event of the liquidation, dissolution or winding up of our business, the holders of our common stock are entitled to share ratably in the assets available for distribution after the payment of all of our debts and other liabilities, subject to the prior rights of the holders of our preferred stock.

Other Matters. The holders of our Common Stock have no subscription, redemption or conversion privileges. Our Common Stock does not entitle its holders to preemptive rights. All of the outstanding shares of our Common Stock are fully paid and non-assessable. The rights, preferences and privileges of the holders of our Common Stock are subject to the rights of the holders of shares of any series of preferred stock which we may issue in the future.

Preferred Stock Generally

On June 14, 2024, 1,000,000 shares of our preferred stock have been designated as Series A Preferred Stock, all of which are issued and outstanding as of the date of this prospectus.

Series A Preferred Stock

Ranking. The shares of Series A Preferred Stock shall rank (a) senior to any class of securities which is specifically designated as junior to the Series A Preferred Stock; (b) pari passu and on parity with the Company’s shares of Common Stock and any other class or series of preferred stock of the Company hereafter created specifically ranking, by its terms, on parity with the Series A Preferred Stock; and (c) junior to any class or series of capital stock of the Company hereafter created specifically ranking, by its terms, senior to the Series A Preferred Stock, in each case as to distribution of assets upon liquidation, dissolution or winding up of the Company, whether voluntary or involuntary.

Voting Rights. The shares of Series A Preferred Stock entitle the holders thereof to 40% of the voting power of the Company’s equity voting stock. The holders of Series A Preferred Stock shall have the right to cast a cumulative total of forty percent (40%) of all votes on all matters submitted to a vote of holders of the Common Stock, including the election of directors, and all other matters as required by law, with each individual holder of Series A Preferred Stock entitled to cast a proportionate share of such votes. There is no right to cumulative voting in the election of directors. The holders of Series A Preferred Stock shall vote together with all other classes and series of Common Stock as a single class on all actions to be taken by the common stockholders of the Company, except to the extent that voting as a separate class or series is required by law.

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The affirmative vote of at least a majority of the holders of the issued and outstanding Series A Preferred Stock (the “Majority Holders”) shall be necessary to:

(a) increase or decrease the par value of the shares of the Series A Preferred Stock, alter or change the powers, preferences or rights of the shares of Series A Preferred Stock or create, alter or change the powers, preferences or rights of any other capital stock of the Company if after such alteration or change such capital stock would be senior to or pari passu with Series A Preferred Stock;

(b) adversely affect the shares of Series A Preferred Stock, including in connection with a merger, recapitalization, reorganization or otherwise;

(c) enter into a transaction or series of related transactions deemed to be a liquidation, dissolution or winding up of the Company, or voluntarily liquidate or dissolve;

(d) authorize a merger, acquisition or sale of substantially all of the assets of the Company or any of its subsidiaries (other than a merger exclusively to effect a change of domicile of the Company to another state of the United States); or

(e) increase or decrease the authorized number of shares of the Company’s preferred stock or any series thereof, the number of shares of the Common Stock or any series thereof or the number of shares of any other class or series of capital stock of the Company; or

(f) any repurchase or redemption of capital stock of the Company except any repurchase or redemption at cost upon the termination of services of a service provider to the Company or the exercise by the Company of contractual rights of first refusal as applied to such capital stock.

Dividend Rights. The holders of our Series A Preferred Stock are not entitled to any dividend rights.

Conversion Rights. Not convertible.

Liquidation Rights. In the event of a merger, sale of substantially all assets or stock, any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, either voluntary or involuntary, the holders of Series A Preferred Stock shall not be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of our Common Stock by reason of their ownership thereof.

Other Matters. The holders of our Series A Preferred Stock have no subscription or redemption privileges and are not subject to redemption and do not have preemptive rights. All of the outstanding shares of our Series A Preferred Stock are fully paid and non-assessable.

Additional Preferred Stock

Our Board has the authority to issue additional preferred stock in one or more classes or series and to fix the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any class or series, without further vote or action by the stockholders.

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While we do not currently have any plans for the issuance of any additional preferred stock, the issuance of additional preferred stock could adversely affect the rights of the holders of Common Stock and, therefore, reduce the value of the Common Stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of the Common Stock until the Board determines the specific rights of the holders of the preferred stock; however, these effects may include:

●	restricting dividends on the Common Stock;
●	diluting the voting power of the Common Stock;
●	impairing the liquidation rights of the Common Stock; or
●	delaying or preventing a change in control of the Company without further action by the stockholders.

Warrants

None.

Options

None.

Equity Incentive Plans

None.

Anti-Takeover Effects of Nevada Law

Business Combinations

The “business combination” provisions of Sections 78.411 to 78.444, inclusive, of the NRS generally prohibit a Nevada corporation with at least 200 stockholders from engaging in various “combination” transactions with any interested stockholder for a period of two years after the date of the transaction in which the person became an interested stockholder, unless the transaction is approved by the board of directors prior to the date the interested stockholder obtained such status or the combination is approved by the board of directors and thereafter is approved at a meeting of the stockholders by the affirmative vote of stockholders representing at least 60% of the outstanding voting power held by disinterested stockholders, and extends beyond the expiration of the two-year period, unless:

●

the combination was approved by the board of directors prior to the person becoming an interested stockholder or the transaction by which the person first became an interested stockholder was approved by the board of directors before the person became an interested stockholder or the combination is later approved by a majority of the voting power held by disinterested stockholders; or

●	if the consideration to be paid by the interested stockholder is at least equal to the highest of: (a) the highest price per share paid by the interested stockholder within the two years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, (b) the market value per share of common stock on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher, or (c) for holders of preferred stock, the highest liquidation value of the preferred stock, if it is higher.

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A “combination” is generally defined to include mergers or consolidations or any sale, lease exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions, with an “interested stockholder” having: (i) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (ii) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation, (iii) 10% or more of the earning power or net income of the corporation and (iv) certain other transactions with an interested stockholder or an affiliate or associate of an interested stockholder.

In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within two years, did own) 10% or more of a corporation’s voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire our company even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Control Share Acquisitions

The “control share” provisions of Sections 78.378 to 78.3793, inclusive, of the NRS apply to “issuing corporations” that are Nevada corporations with at least 200 stockholders, including at least 100 stockholders of record who are Nevada residents, and that conduct business directly or indirectly in Nevada. The control share statute prohibits an acquirer, under certain circumstances, from voting its shares of a target corporation’s stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the target corporation’s disinterested stockholders. The statute specifies three thresholds: one-fifth or more but less than one-third, one-third but less than a majority, and a majority or more, of the outstanding voting power. Generally, once an acquirer crosses one of the above thresholds, those shares in an offer or acquisition and acquired within 90 days thereof become “control shares” and such control shares are deprived of the right to vote until disinterested stockholders restore the right. These provisions also provide that if control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters’ rights.

A corporation may elect to not be governed by, or “opt out” of, the control share provisions by making an election in its articles of incorporation or bylaws, provided that the opt-out election must be in place on the 10th day following the date an acquiring person has acquired a controlling interest, that is, crossing any of the three thresholds described above.

The effect of the Nevada control share statutes is that the acquiring person, and those acting in association with the acquiring person, will obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders at an annual or special meeting. The Nevada control share law, if applicable, could have the effect of discouraging takeovers of our company.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock will be Vstock Transfer, LLC.

Listing

We applied to have our common stock listed on The Nasdaq Capital Market under the symbol “CURX” which listing is a condition to this offering.

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SHARES ELIGIBLE FOR FUTURE SALE

There is not currently an established U.S. trading market for our Common Stock. We cannot predict the effect, if any, that market sales of shares of our Common Stock or the availability of shares of our Common Stock for sale will have on the market price of our Common Stock prevailing from time to time. Sales of substantial amounts of our Common Stock, in the public market after this Offering, could adversely affect market prices prevailing from time to time and could impair our ability to raise capital through the sale of our equity securities.

Upon completion of the sale of 3,750,000 shares of Common Stock pursuant to this Offering, we will have 27,750,000 shares of Common Stock issued and outstanding, if the underwriters do not exercise the Over-allotment Option. In the event the underwriters exercise the Over-allotment Option in full, we will have 28,312,500 shares of Common Stock issued and outstanding. The Common Stock sold in this Offering will be freely tradable without restriction or further registration or qualification under the Securities Act.

All previously issued shares of Common Stock that were not offered and sold in this Offering are or will be upon issuance, “restricted securities,” as that term is defined in Rule 144 under the Securities Act. These restricted securities are eligible for public sale only if such public resale is registered under the Securities Act or if the resale qualifies for an exemption from registration under Rule 144 under the Securities Act, which are summarized below.

In general, a person who has beneficially owned restricted shares of our Common Stock for at least six months in the event we have been a reporting company under the Exchange Act for at least ninety (90) days before the sale, would be entitled to sell such securities, provided that such person is not deemed to be an affiliate of ours at the time of sale or to have been an affiliate of ours at any time during the ninety (90) days preceding the sale. A person who is an affiliate of ours at such time would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of shares that does not exceed the greater of the following:

●	1% of the number of shares of our Common Stock then outstanding; or

●	1% of the average weekly trading volume of our Common Stock during the four calendar weeks preceding the filing by such person of a notice on Form 144 with respect to the sale.

provided that, in each case, we are subject to the periodic reporting requirements of the Exchange Act for at least 90 days before the sale. Rule 144 trades must also comply with the manner of sale, notice and other provisions of Rule 144, to the extent applicable.

Lock-Up Agreements

Our executive officers and directors and any holder of 5% or more of the outstanding shares of common stock of the Company have agreed, subject to certain exceptions, not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any shares of our Common Stock or other securities convertible into or exercisable or exchangeable for shares of our Common Stock for a period of six (6) months from the effective date of the registration statement of which this prospectus forms a part without the prior written consent of the Representative.

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UNDERWRITING

Subject to the terms and conditions of the underwriting agreement entered into by and between the Company and Dominari Securities LLC, acting as the representative (the “Representative”) of the underwriters named in the Underwriting Agreement have severally agreed to purchase from us, and the Company has agreed to sell to them, severally, on a firm commitment basis the following respective number of shares of Common Stock (“Shares”) at the public price less the underwriting discounts set forth on the cover page of this prospectus:

Underwriters	Number of Shares
Dominari Securities LLC	3,750,000
Revere Securities LLC
Pacific Century Securities, LLC.
Total	3,750,000

The Representative and the underwriters named in the Underwriting Agreement are collectively referred to as the “underwriters” and the Representative, respectively. The underwriters are obligated severally, but not jointly, to purchase all the Shares offered by us if any Shares are purchased, other than those shares covered by the over-allotment option described below. The Underwriting Agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or the offering may be terminated. The underwriters are offering the Shares subject to their acceptance of the Shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the Shares offered by this prospectus are subject to satisfactory completion of due diligence examination of the Company by the Representative, the approval of certain legal matters by their counsel and to certain other conditions.

The Underwriting Agreement provides that the underwriters are committed to purchase all of the Common Stock being sold in this offering if they buy any of them. However, the underwriters are not required to take or pay for the Common Stock covered by the underwriters’ option to purchase additional Common Stock as described below.

All sales of Shares offered and sold in this IPO in the United States will be made through United States registered broker-dealers.

Our Common Stock is offered subject to a number of conditions, including:

●	receipt and acceptance of our Common Stock by the underwriters; or

●	the underwriters’ right to reject orders in whole or in part.

In connection with this Offering, the Representative or securities dealers may distribute prospectuses electronically.

Option to Purchase Additional Common Stock

We have granted the underwriters an option to purchase up to an additional 15% of the number of Common Stock sold in this Offering at the initial public offering price solely for the purpose of covering Over-allotment Option. The underwriters have 45 days from the date of this prospectus to exercise this Over-allotment Option. If the underwriters exercise the Over-allotment Option, they will purchase additional Common Stock approximately in proportion to the amounts specified in the table above.

Underwriting Discount, Expenses and Fees

We will pay the underwriters a fee/commission equivalent to seven percent (7%) of the gross proceeds of this offering. The Representative has advised us that they propose to offer the Common Stock sold in the offering at the public offering price set forth on the cover page of this prospectus and to certain dealers at that price less a concession. The Representative may allow, and certain dealers may reallow, a discount from the concession to certain brokers and dealers. After this offering, the public offering price, concession, and reallowance to dealers may be changed by the underwriters. No such change shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus. The shares of Common Stock sold in the offering are offered by the underwriters as stated herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. The Representative has informed us that they do not intend to confirm sales to any accounts over which they exercise discretionary authority. The underwriters may offer the shares through one or more of their affiliates or selling agents. If all the Shares are not sold at the initial public offering price, the underwriter may change the offering price and the other selling terms. Upon execution of the underwriting agreement, the underwriters will be obligated to purchase the Shares at the prices and upon the terms stated therein.

The following table shows the per Share and total underwriting discount we will pay to the underwriters assuming both no exercise and full exercise of the underwriters’ option to purchase up to additional Common Stock.

	Per Share	Total without Over-Allotment Option	Total with Over-Allotment Option
Public offering price(1)	$	$	$
Underwriting discounts and commissions	$	$	$
Proceeds, before expenses to us	$	$	$

(1)	Does not include accountable and no-accountable expenses and other fees discussed below.

We have agreed to pay the Representative a cash fee equal to seven percent (7%) of the gross proceeds from the sale of the Shares in the underwritten Offering. We have also agreed to reimburse the underwriters for out-of-pocket reasonable expenses in connection with the performance of its services hereunder up to $150,000 (of which $35,000 has been advanced to the Representative), including but not limited to travel, due diligence expenses, reasonable fees and expenses of the underwriters’ legal counsel, roadshow and background checks. The advance will be returned to the Company to the extent such out-of-pocket accountable expenses are not actually incurred, or are less than the advance in accordance with FINRA Rule 5110(g)(4).

We have also agreed to pay the Representative non-accountable expense allowance equal to one percent (1%) of the gross proceeds received by the Company from the sale of the Shares in the Offering, including shares sold pursuant to the exercise of the over-allotment option.

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Right of First Refusal

We have agreed to grant the Representative for the six (6) months period following the effective date of the registration statement related to this offering, a right of first refusal, including (i) acting as lead or joint-lead manager for any underwritten public offering; (ii) acting as lead or joint book-runner and/or lead or joint placement agent, initial purchaser in connection with any private offering of securities of the Company; and (iii) acting as financial advisor in connection with any sale or other transfer by the Company, directly or indirectly, of a majority or controlling portion of its capital stock or assets to another entity, any purchase or other transfer by another entity, directly or indirectly, of a majority or controlling portion of the capital stock or assets of the Company, and any merger or consolidation of the Company with another entity. Dominari Securities LLC shall notify the Company of its intention to exercise the right of first refusal within 15 business days following notice in writing by the Company.

Lock-Up Agreements

We have agreed that, subject to certain exceptions, we or any successors of us will not without the prior written consent of the Representative, during the period of six (6) months from the effective date of this registration statement:

(i)	offer, sell, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; or

(ii)	file or cause to be filed any registration statement with the SEC relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company.

Our directors, officers and holders of more than 5% of the Company’s outstanding shares as of the effective date of the registration statement have agreed, subject to certain exceptions, to a six-month “lock-up” period from the effective date of the registration statement of which this prospectus forms a part with respect to the Common Stock that they beneficially own, including the issuance of shares upon the exercise of convertible securities and options that are currently outstanding or which may be issued. This means that, for a period of six (6) months following the closing of the offering, such persons may not offer, sell, pledge or otherwise dispose of these securities without the prior written consent of the Representative.

The Representative has no present intention to waive or shorten the lock-up period; however, the terms of the lock-up agreements may be waived at their discretion. In determining whether to waive the terms of the lock-up agreements, the Representative may base its decision on its assessment of the relative strengths of the securities markets and companies similar to ours in general, and the trading pattern of, and demand for, our securities in general.

There are no existing agreements between the underwriters and any person who will execute a lock-up agreement in connection with this Offering providing consent to the sale of Company Shares prior to the expiration of the lock-up period. The lock up does not apply to the issuance of shares upon the exercise of rights to acquire Shares pursuant to conversion of any of preferred convertible stock.

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Indemnification

We have agreed to indemnify the several underwriters against certain liabilities, including certain liabilities under the Securities Act. If we are unable to provide this indemnification, we have agreed to contribute to payments the underwriters may be required to make in respect of those liabilities.

Other Relationships

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

No Public Market

Prior to this Offering, there has not been a public market for our securities in the U.S. and the public offering price for our Common Stock will be determined through negotiations between us and the underwriters. Among the factors to be considered in these negotiations will be prevailing market conditions, our financial information, market valuations of other companies that we and the underwriters believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

We offer no assurances that the initial public offering price will correspond to the price at which our Common Stock will trade in the public market subsequent to this offering or that an active trading market for our Common Stock will develop and continue after this offering.

Stock Exchange

We have applied to list our Common Stock on The Nasdaq Capital Market under the symbol “CURX.” There can be no assurance that we will be successful in listing our Common Stock on The Nasdaq Capital Market.

Electronic Distribution

A prospectus in electronic format may be made available on websites or through other online services maintained by one or more of the underwriters of this offering, or by their affiliates. Other than the prospectus in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any underwriter in its capacity as underwriter, and should not be relied upon by investors.

Price Stabilization, Short Positions and Penalty Bids

In accordance with Regulation M under the Exchange Act, the underwriters may engage in any of the activities written below that stabilize, maintain or otherwise affect the price of our Common Stock. The underwriters are prohibited from conducting any prohibited short sale activity in the underlying security including, but not limited to, sales of shares in excess of the number of shares the underwriters are obligated to purchase and/or conducting any naked short sale activity. The underwriters are permitted to conduct the following activities without limitation:

●	Stabilizing transactions, which permit bids to purchase the underlying security as long as the stabilizing bids do not exceed a specific maximum price, as set forth in Regulation M.

●	Passive market making, which involve market makers in our common stock who are underwriters or prospective underwriters, subject to limitations, making bids for or purchase shares of our Common Stock until the time, if any, at which a stabilizing bid is made.

●	Short sales and over-allotments, which occur when the managing underwriter, on behalf of the underwriting syndicate, sells more of our shares than they purchase from us in this offering. In order to cover the resulting short position, the managing underwriter may engage in syndicate covering transactions. There is no contractual limit on the size of any syndicate covering transaction. The underwriters will deliver a prospectus in connection with any such short sales. Purchasers of shares sold short by the underwriters are entitled to the same remedies under the federal securities laws as any other purchaser of units covered by the registration statement.

●	Syndicate covering transactions, which are bids for or purchases of our securities on the open market by the managing underwriter on behalf of the underwriters in order to reduce a short position incurred by the managing underwriter on behalf of the underwriters.

●	Penalty bids, which is an arrangement permitting the managing underwriter to reclaim the selling concession that would otherwise accrue to an underwriter if the Common Stock originally sold by the underwriter were later repurchased by the managing underwriter and therefore was not effectively sold to the public by such underwriter.

84

Stabilization, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our Common Stock or preventing or retarding a decline in the market price of our Common Stock. As a result of these activities, the price of our Common Stock may be higher than the price that might otherwise exist in the open market.

Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the prices of our Common Stock. These transactions may occur on The Nasdaq Capital Market or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

Determination of Offering Price

Prior to this offering, there was no public market for our Common Stock. The initial public offering price will be determined by negotiation between us and the underwriters. The principal factors to be considered in determining the initial public offering price include, but are not limited to:

●	the information set forth in this prospectus and otherwise available to the underwriters;
●	our history and prospects and the history and prospects for the industry in which we compete;
●	our past and present financial performance;
●	our prospects for future earnings and the present state of our development;
●	the general condition of the securities market at the time of this offering;
●	the recent market prices of, and demand for, publicly traded shares of generally comparable companies; and
●	other factors deemed relevant by the underwriters and us.

The estimated public offering price range set forth on the cover page of this preliminary prospectus is subject to change as a result of market conditions and other factors. Neither we nor the underwriters can assure investors that an active trading market will develop for our Common Stock or that the Common Stock will trade in the public market at or above the initial public offering price.

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Affiliations

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and their affiliates may from time to time in the future engage with us and perform services for us or in the ordinary course of their business for which they will receive customary fees and expenses. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of us. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of these securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in these securities and instruments.

Offer Restrictions Outside the United States

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the Common Stock or the possession, circulation or distribution of this prospectus or any other material relating to us or the Common Stock in any jurisdiction where action for that purpose is required. Accordingly, the Common Stock may not be offered or sold, directly or indirectly, and neither this prospectus nor any other material or advertisements in connection with the Common Stock may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable laws, rules and regulations of any such country or jurisdiction.

Canada. The Common Stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Common Stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws. Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory.

The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this Offering.

European Economic Area. In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), with effect from and including the date on which the Prospectus Directive was implemented in that Relevant Member State (the Relevant Implementation Date), an offer of the Common Stock to the public may not be made in that Relevant Member State prior to the publication of a prospectus in relation to the Common Stock which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that, with effect from and including the Relevant Implementation Date, an offer of Common Stock may be made to the public in that Relevant Member State at any time:

●	to any legal entity which is a qualified investor as defined under the Prospectus Directive;
●

to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive); or;

●

in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities described in this prospectus shall result in a requirement for the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.

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Hong Kong. The Common Stock may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules promulgated thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the common stock may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Common Stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules promulgated thereunder.

Japan. Common Stock have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold directly or indirectly in Japan or to, or for the benefit of any Japanese person or to others, for re-offering or re-sale directly or indirectly in Japan or to any Japanese person, except in each case pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law of Japan and any other applicable laws, rules and regulations of Japan. For purposes of this paragraph, “Japanese person” means any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Malaysia. No prospectus or other offering material or document in connection with the offer and sale of the Common Stock has been or will be registered with the Securities Commission of Malaysia (the “Commission”) for the Commission’s approval pursuant to the Capital Markets and Services Act 2007. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the common stock may not be circulated or distributed, nor may the Common Stock be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Malaysia other than (i) a closed end fund approved by the Commission; (ii) a holder of a Capital Markets Services License; (iii) a person who acquires the Common Stock, as principal, if the offer is on terms that the common stock may only be acquired at a consideration of not less than RM250,000 (or its equivalent in foreign currencies) for each transaction; (iv) an individual whose total net personal assets or total net joint assets with his or her spouse exceeds RM3 million (or its equivalent in foreign currencies), excluding the value of the primary residence of the individual; (v) an individual who has a gross annual income exceeding RM300,000 (or its equivalent in foreign currencies) per annum in the preceding twelve months; (vi) an individual who, jointly with his or her spouse, has a gross annual income of RM400,000 (or its equivalent in foreign currencies), per annum in the preceding twelve months; (vii) a corporation with total net assets exceeding RM10 million (or its equivalent in a foreign currencies) based on the last audited accounts; (viii) a partnership with total net assets exceeding RM10 million (or its equivalent in foreign currencies); (ix) a bank licensee or insurance licensee as defined in the Labuan Financial Services and Securities Act 2010; (x) an Islamic bank licensee or takaful licensee as defined in the Labuan Financial Services and Securities Act 2010; and (xi) any other person as may be specified by the Commission; provided that, in the each of the preceding categories (i) to (xi), the distribution of the Common Stock is made by a holder of a Capital Markets Services License who carries on the business of dealing in securities. The distribution in Malaysia of this prospectus is subject to Malaysian laws. This prospectus does not constitute and may not be used for the purpose of public offering or an issue, offer for subscription or purchase, invitation to subscribe for or purchase any securities requiring the registration of a prospectus with the Commission under the Capital Markets and Services Act 2007.

People’s Republic of China. This prospectus may not be circulated or distributed in the People’s Republic of China (“PRC”) and the Common Stock may not be offered or sold, and will not offer or sell to any person for re-offering or resale directly or indirectly to any resident of the PRC except pursuant to applicable laws, rules and regulations of the PRC. For the purpose of this paragraph only, the PRC does not include Taiwan and the special administrative regions of Hong Kong and Macau.

United Kingdom. This prospectus is only being distributed to and is only directed at, and any offer subsequently made may only be directed at: (i) persons who are outside the United Kingdom; (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”); or (iii) high net worth companies, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons falling within (1)-(3) together being referred to as “relevant persons”). The Common Stock is only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire the Common Stock will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this prospectus or any of its contents.

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EXPERTS

Kreit and Chiu CPA LLP, an independent certified public accounting firm, audited our financial statements for the years ended December 31, 2024 and 2023. We have included our financial statements in this prospectus and elsewhere in the registration statement in reliance on the reports of Kreit and Chiu CPA LLP, given their authority as experts in accounting and auditing.

LEGAL MATTERS

The validity of the shares of Common Stock offered in this Offering and certain other legal matters as to federal and Nevada law will be passed upon for us by The Crone Law Group, P.C. Sichenzia Ross Ference Carmel LLP, is acting as counsel for the underwriters with respect to the underwritten public Offering.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of our Common Stock offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, some of which is contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and our Common Stock, we refer you to the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit. You may obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the public reference rooms by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

We are subject to the information and reporting requirements of the Exchange Act and, in accordance with this law, are required to file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available for inspection and copying at the SEC’s public reference facilities and the website of the SEC referred to above. You may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.

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INDEX TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED

DECEMBER 31, 2024 AND 2023

AND FOR THREE MONTHS ENDED
MARCH 31, 2025 AND 2024 (UNAUDITED)

F-1

INDEX TO FINANCIAL STATEMENTS

Audited Financial Statements

Unaudited Interim Financial Statements

F-2

Report of Independent Registered Public Accounting Firm

Board of Directors and Shareholders

Curanex Pharmaceuticals Inc

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Curanex Pharmaceuticals Inc as of December 31, 2024 and 2023 and the related statements of operations, changes in shareholders’ equity and cash flows for the two years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of Curanex Pharmaceuticals Inc as of December 31, 2024 and 2023, and the results of its operations and its cash flows for the two years then ended in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the entity’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to Curanex Pharmaceuticals Inc in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Curanex Pharmaceuticals Inc is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Kreit and Chiu CPA LLP

We have served as Curanex Pharmaceuticals Inc’s auditor since 2024.

Los Angeles, California

February 14, 2025

F-3

CURANEX PHARMACEUTICALS INC

BALANCE SHEETS

	As of December 31, 2024	As of December 31, 2023

ASSETS
Current assets
Cash	$148,891	$74,366
Prepaid Expenses	1,179	-
Other Current Assets	367,865	-
Total current assets	517,935	74,366
TOTAL ASSETS	517,935	74,366

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities
Accrued expenses	9,575	14,276
Accounts payable	5,000	-
Total current liabilities	14,575	14,276
TOTAL LIABILITIES	14,575	14,276

Shareholders’ equity
Common stock, 475,000,000 shares authorized; $0.0001 par value; 24,000,000 shares issued and outstanding as of December 31, 2024; 600,000 shares issued and outstanding as of December 31, 2023	2,400	60
Preferred stock, 25,000,000 shares authorized; $0.0001 par value; 1,000,000 shares issued and outstanding as of December 31, 2024 Nil Shares issued and outstanding as of December 31, 2023	100	-
Common stock to be issued	200,000	200,000
Additional paid-in capital	923,309	120,973
Accumulated deficit	(622,449)	(260,943)
TOTAL SHAREHOLDERS’ EQUITY	503,360	60,090
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$517,935	$74,366

The accompanying notes are an integral part of these financial statements.

F-4

CURANEX PHARMACEUTICALS INC

STATEMENTS OF OPERATIONS

	For the Years Ended December 31,
	2024	2023

Operating expenses:
General & administrative	290,386	19,298
IP development impairments	74,676	-
Total operating expenses	365,062	19,298
Loss from operations	(365,062)	(19,298)
Other income	3,556	100
Net Loss	(361,506)	$(19,198)

Net loss per common share: Basic and Diluted	$(0.03)	$(0.03)
Weighted average number of common shares outstanding: Basic and Diluted	13,259,016	600,000

The accompanying notes are an integral part of these financial statements.

F-5

CHANGES IN SHAREHOLDERS’ EQUITY

	Common Stock		Preferred Stock		Common Stock	Additional
	Number of Shares	Amount	Number of Shares	Amount	to be issued	Paid in Capital	Accumulated Deficit	Total

Balance at December 31, 2022	600,000	$60	-	$-	$200,000	$51,917	$(241,745)	$10,232
Capital contribution						69,056		69,056
Net loss							(19,198)	(19,198)
Balance at December 31, 2023	600,000	$60	-	$-	$200,000	$120,973	$(260,943)	$60,090

Issuance of common stock	23,400,000	2,340	-	-	-	802,336	-	804,676
Issuance of preferred stock	-	-	1,000,000	100	-	-	-	100
Net loss	-	-	-	-	-	-	(361,506)	(361,506)
Balance at December 31, 2024	24,000,000	$2,400	1,000,000	$100	$200,000	$923,309	$(622,449)	$503,360

The accompanying notes are an integral part of these financial statements.

F-6

CURANEX PHARMACEUTICALS INC

STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2024	2023

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss for the period	$(361,506)	$(19,198)
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Amortization of right-of-use assets	-	1,815
IP development impairments	74,676
Changes in operating assets and liabilities:
Inventories	-	2,987
Prepaid expenses	(1,179)	-
Accounts payable	5,000	-
Accrued expenses	(4,701)	14,276
Other current assets	(267,865)	-
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	(555,575)	(120)

CASH FLOWS FROM FINANCING ACTIVITIES:

Due from shareholders	-	3,000
Capital contribution	-	69,056
Issuance of common stock	630,000	-
Issuance of preferred stock	100	-
NET CASH PROVIDED BY FINANCING ACTIVITIES	630,100	72,056

NET INCREASE (DECREASE) IN CASH	74,525	71,936
Cash at beginning of period	74,366	2,430
CASH AT END OF PERIOD	$148,891	$74,366

Supplemental schedule of cash flow information:
Non-cash investing & financing activities:
Issuance of common stock with a non-cash payment	$100,000	$-

The accompanying notes are an integral part of these financial statements.

F-7

CURANEX PHARMACEUTICALS INC

NOTES TO FINANCIAL STATEMENTS

1.	Description of Business and Summary of Significant Accounting Policies

Description of Business

Curanex Pharmaceuticals Inc. (the “Company”) was originally incorporated as Durand Damiel Health Inc. under the laws of the State of New York on June 1, 2018. The Company is headquartered in Jericho, NY, with an initial focus on research and development of health products and botanical medicines.

On November 9, 2023, the Company was rebranded as Curanex Pharmaceuticals Inc, and shifted its focus to discovering, developing, and commercializing innovative botanical drugs for treating major unmet medical needs in patients with inflammatory diseases.

On June 10, 2024, Curanex Pharmaceuticals Inc., a New York corporation (“Curanex NY”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Curanex Pharmaceuticals Inc, (the “Surviving Corporation”), a newly formed Nevada corporation and wholly owned subsidiary of Curanex NY. Pursuant to the Merger Agreement, on the same date, Curanex NY, as the parent in this transaction, merged with and into the Surviving Corporation (the “Reincorporation Merger”). Upon the consummation of the Reincorporation Merger, Curanex NY ceased its legal existence as a New York corporation, and the Surviving Corporation continued the business as the surviving corporation under the name “Curanex Pharmaceuticals Inc”

The financial statements for the year ending December 31, 2024 reflect the impact of the Reincorporation Merger. In accordance with ASC 805 Business Combinations, the merger has been treated as a reorganization under common control. As such, the assets and liabilities have been transferred to the Surviving Corporation at their historical carrying amounts, and no gain or loss has been recognized in connection with the merger. The balance sheet now presents the Nevada corporation as the surviving entity, incorporating the combined assets and liabilities of the predecessor and the successor entities.

This merger did not result in any changes to the reported financial position or results of operations for prior periods, as the historical financial information of the Company has been carried forward to the Surviving Corporation. The impact of the merger on the financial statements is primarily legal and administrative, ensuring the continuity of the Company’s operations under the new jurisdiction without interruption. Consequently, the financial statements include all transactions and balances of both the original and the surviving entities, presented as if the merger had occurred at the beginning of the earliest period presented. This approach ensures consistency and comparability in the financial reporting of the Company’s ongoing business activities.

On June 20, 2024, the Company confidentially filed a Form S-1 Registration Statement with the Securities and Exchange Commission (SEC) in preparation for an initial public offering (IPO) of its common stock. The S-1 filing is a significant milestone as it marks the beginning of the process for the Company to become a publicly traded entity. The Company intends to use the net proceeds from this offering to conduct FDA-required good laboratory practice (GLP) toxicology and pharmacokinetic studies, manufacture clinical trial material, and initiate and conduct Phase One and Phase Two trials in inflammatory diseases. The IPO is subject to SEC review and market conditions, and there can be no assurance as to the timing or completion of the offering.

F-8

Basis of Accounting

The accompanying financial statements of the Company have been prepared on the accrual basis of accounting in accordance with Generally Accepted Accounting Principles in the United States of America (GAAP).

Use of Estimates

The preparation of the financial statements requires the Company to make judgments in applying its accounting policies and estimates and assumptions about the future. These judgments, estimates and assumptions affect the Company’s reported amounts of assets, liabilities, and items in net income (loss), and the related disclosure of contingent assets and liabilities, if any. Such estimates are based on various assumptions that the Company believes are reasonable under the circumstances, and these estimates form the basis for making judgments about the carrying value of assets and liabilities and the reported amounts of items in net loss that are not readily apparent from other sources. These estimates and associated assumptions are based on historical experience and other factors that are considered to be relevant, and actual results may differ from these estimates under different assumptions or conditions.

The estimates and underlying assumptions are reviewed on an ongoing basis, and revisions to accounting estimates are recognized in the year in which the estimate is revised if the revision affects only that year, or in the year of the revision and future years if the revision affects both current and future years.

Going Concern

At the end of each reporting period, management exercises judgment in assessing the Company’s ability to continue as a going concern by reviewing the Company’s performance, resources, and future obligations. This assessment is based on assumptions derived from actual operating results, industry and market trends, and involves critical judgments regarding the Company’s short and long-term operating budgets, expected profitability, investment and financing activities, and strategic planning.

There can be no assurance that the Company will achieve its business plan, raise additional capital, or secure the necessary financing to implement its current operating plan. The Company has yet to achieve profitable operations, anticipates further losses, has negative cash flows from operating activities, and is dependent on future issuances of equity or other financing to fund ongoing operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments to the reported carrying values of assets and liabilities, reported revenues and expenses, or classifications in the statements of financial position that would be necessary if the Company is unable to realize its assets and settle its liabilities in the normal course of operations.

Management believes there is sufficient capital to meet the Company’s business obligations for at least the next twelve months, considering the expected cash flows and the Company’s cash position as of the date of the financial statements were issued. Consequently, management believes that this financial stability will alleviate substantial doubt regarding the Company’s ability to continue as a going concern.

F-9

Cash

The Company maintains balances with multiple financial institutions, with balances periodically exceeding the Federal Deposit Insurance Corporation (FDIC) insurance limit. The management monitors the cash balances in the operating accounts and adjusts the cash balances as appropriate; however, these cash balances could be impacted if the underlying financial institutions fail or are subject to other adverse conditions in the financial markets. To date, the Company has experienced no loss or lack of access to cash in the operating accounts.

Basic and Diluted Net Loss per Common Share

The Company computes loss per share in accordance with ASC 260, Earnings per Share, which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period. During the year ended December 31, 2024, and 2023, the Company had no potential dilutive instruments and accordingly basic loss and diluted loss per share are the same.

Fair Value of Financial Instruments

ASC 820 Fair Value Measurements and Disclosures establishes a framework for all fair value measurements and expands disclosures related to fair value measurement and developments. ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

ASC 820 requires that assets and liabilities measured at fair value are classified and disclosed in one of the following three categories:

●	Level 1 – Unadjusted quoted prices in active markets for identical assets or liabilities;

●	Level 2 – Inputs other than quoted prices that are observable for the asset or liability either directly or indirectly; and

●	Level 3 – Inputs that are not based on observable market data.

The carrying amounts of cash and accrued liabilities approximate fair value because of the short-term nature of these items.

F-10

Intangible Assets

The Company accounts for transfers of assets between entities under common control in accordance with ASC 805-50, Business Combinations – Related Party Transactions. When there is a transfer of assets, such as provisional patent applications, research and development (“R&D”) studies and reports, and associated rights, between entities under common control, the assets are recognized at their carrying amount in the financial statements of the receiving entity, consistent with the historical cost principle.

The Company acquired IP assets from Duraviva Pharma Inc. (“Duraviva”), a New York corporation under common control, through an asset purchase agreement. The IP assets include four provisional patent applications, eight research and development (“R&D”) animal studies and reports, and the associated rights to use these studies for further research and development, clinical, and commercial purposes. According to ASC 730-10-25-1, Research and Development, the costs of materials, equipment, facilities, and intangibles acquired or produced for research and development activities should be expensed as incurred, unless they have alternative future uses. Since animal studies typically do not have alternative future uses and are directly related to research activities, they are expensed immediately rather than capitalized. Therefore, there is no book value recorded for R&D and associated rights.

As required by ASC 805-50, the Company recorded these IP assets at their carrying amount, which was maintained based on the historical cost principle and not adjusted to fair market value at the time of transfer. Since Duraviva recorded these IP assets at cost, the Company also recorded the IP assets at the same value.

The IP assets are amortized in accordance with ASC 350, Intangibles—Goodwill and Other. The Company uses a straight-line method of amortization over an estimated useful life of 7 years unless a method that better reflects the pattern in which the economic benefits of the intangible asset are consumed or otherwise used up can be reliably determined. However, legal fees associated with patent applications are not amortized until the patent is approved; if the patent is not approved, these fees are expensed immediately, as per ASC 350.

The estimated useful lives of the Company’s intangible assets are determined based on several factors, including the nature of the assets, the medical industry, and the Company’s specific use of the assets:

●	Provisional Patent Applications – These are typically converted to full patents within a year, but the useful life is usually tied to the life of the resulting patent, which can be up to 20 years. However, the economic benefit derived from the patents might be shorter in the medical industry, often around 7 to 10 years, due to the rapid pace of medical advancements and the regulatory environment. Medical technologies and pharmaceuticals often face intense competition and fast-paced innovation cycles, which can limit the period during which they generate significant revenue.

Intangible assets with indefinite useful lives are tested annually for impairment or when events and circumstances indicate that the asset might be impaired. An impairment loss is recognized to the extent that the carrying amount of the asset group exceeds its fair value, following ASC 350-30.

F-11

Determining the fair values of intangible assets, whether as part of a business combination or an impairment assessment, involves the use of a probability-weighted income approach that discounts expected future cash flows to present value and requires the use of critical estimated inputs, including:

●	Identification of product candidates with sufficient substance requiring separate recognition;

●	Estimates of projected future cash flows, including revenues and operating profits related to the products or product candidates, which, for example, include significant inputs such as addressable patient population, treatment duration, and projected market share;

●	The probability of technical and regulatory success for unapproved product candidates, considering their stages of development;

●	The time and resources needed to complete the development and approval of product candidates;

●	An appropriate discount rate based on the estimated weighted-average cost of capital for companies with profiles similar to ours, representing the rate that market participants would use to value the intangible assets;

●	The life of the potential commercialized products and associated risks, including the inherent difficulties and uncertainties in developing a product candidate such as obtaining FDA and other regulatory approvals; and

●	Risks related to the viability of and potential alternative treatments in any future target markets.

These estimates are subject to uncertainty due to the high rate of failure inherent in the discovery and development of new products; delays that can occur in development, approval, and product launch processes; unanticipated decisions made by regulatory agencies; the advent of competing products; unexpected changes in U.S. and global financial markets; and other unanticipated events and circumstances. If future events result in adverse changes in the critical assumptions used in determining fair value, impairment charges on our intangible assets may be recorded and could be material to our financial statements.

For the year ended December 31, 2024, the Company recorded a $74,676 impairment charge related to its intangible assets. The intangible assets related to capitalized legal fees for four provisional patent applications. These fees were erroneously capitalized as intangible assets instead of being expensed. Based on both quantitative and qualitative considerations, the Company determined that the misstatement was immaterial and therefore recorded an impairment charge to correct the error.

General and Administrative Costs

General and administrative (“G&A”) costs include all operational expenses required to operate the Company, such as accounting, legal, bank charges, and other related expenditures.

Deferred Offering Costs

The Company accounts for deferred offering costs in accordance with ASC 340-10-S99-1, which prescribes that offering costs directly attributable to an equity securities offering are to be deferred and charged against the gross proceeds of the offering, reducing additional paid-in capital. These costs, including legal fees, registration fees, and underwriting fees, are capitalized as deferred offering costs and recorded under other current assets on the balance sheet until the IPO is successfully completed.

F-12

Income Taxes

The Company accounts for income taxes under ASC 740, Income Taxes. This standard requires the Company to use the asset and liability method, which involves making estimates and assumptions and exercising judgment regarding the carrying values of assets and liabilities. These values are subject to inherent accounting estimates, the interpretation of income tax legislation across various jurisdictions, expectations about future operating results, the timing of reversal of temporary differences, and potential audits of income tax filings by tax authorities.

Deferred tax assets and liabilities are recognized for the future tax consequences of differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. These assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years when those temporary differences are expected to be recovered or settled. The impact of changes in tax rates on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date. Valuation allowances are established when necessary to reduce deferred tax assets to amounts expected to be realized.

When the Company incurs losses for income tax purposes, it assesses the probability of future taxable income based on budgeted forecasts. These forecasts are adjusted to account for non-taxable income and expenses and specific rules on the use of unused credits and tax losses. If the forecasts indicate that sufficient future taxable income will not be available to deduct the temporary differences, a deferred tax asset is not recognized for all deductible temporary differences.

Related Party Transactions

The Company identifies and accounts for related party transactions, disclosing them in accordance with ASC 850, Related Party Disclosures, and other relevant ASC standards. Parties are considered related to the Company if they, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include the principal owners of the Company, its management, members of the immediate families of the principal owners and management, and other parties with which the Company may engage in transactions if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests.

Commitments and Contingencies

Certain conditions existing as of the date the financial statements are issued may result in a loss to the Company but will only be resolved by the occurrence or non-occurrence of one or more future events. Management assesses such contingent liabilities, which inherently involves judgment. In evaluating loss contingencies related to pending legal proceedings or unasserted claims that could result in such proceedings, the Company’s management considers the perceived merits of these claims, and the amount of relief sought or expected to be sought.

F-13

If it is probable that a material loss has been incurred and the amount of the liability can be reasonably estimated, the estimated liability is accrued in the Company’s financial statements. If a potential material loss contingency is either not probable but reasonably possible, or probable but cannot be estimated, the nature of the contingent liability, along with an estimate of the possible loss range, if determinable and material, is disclosed.

On October 3, 2024, the Company entered into an agreement with Revere Securities under which it may be required to pay a success-based fee upon the completion of the offering. The success fee is contingent upon the final transaction value and consists of (i) 7% of the gross proceeds from the sale of shares in the offering and (ii) a $100,000 advisory fee payable upon the closing of the offering. As of the date these financial statements were issued, no amounts related to the contingency fees have been recognized.

Recent Accounting Pronouncements

The Company is classified as an “emerging growth company” (EGC) under the Jumpstart Our Business Startups Act of 2012 (the JOBS Act). This classification allows EGCs to delay adopting new or revised accounting standards issued after the enactment of the JOBS Act until these standards apply to private companies. The Company has chosen to delay the adoption of these new or revised accounting standards.

The Company is classified as a “smaller reporting company” (SRC) under the Securities and Exchange Commission (SEC) regulations. This classification allows SRCs to provide scaled disclosures in their SEC filings, including reduced financial statement and executive compensation disclosure requirements. The Company has elected to take advantage of these scaled disclosure requirements to simplify its reporting processes.

In December 2019, the FASB issued ASU No. 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes. This guidance amends ASC 740 and addresses several areas including: 1) the evaluation of step-up tax basis of goodwill when there is not a business combination, 2) a policy election to not allocate taxes on a separate entity basis to entities not subject to income tax, 3) accounting for tax law changes or rates during interim periods, 4) ownership changes from equity method investment to subsidiary or vice versa, 5) elimination of exceptions to intra-period allocation when there is a gain in discontinued operations and a loss from continuing operations, and 6) the treatment of franchise taxes that are partially based on income. The amendments in this update are effective for the Company for fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. The Company adopted the amendment, and it did not have a material impact on the financial statements.

In October 2021, the FASB issued ASU 2021-08, Accounting for Contract Assets and Contract Liabilities from Contracts with Customers (Topic 805). This ASU requires an acquirer in a business combination to recognize and measure contract assets and liabilities (deferred revenue) from acquired contracts using the revenue recognition guidance in ASC 606. At the acquisition date, the acquirer applies the revenue model as if it had originated the acquired contracts. The ASU is effective for annual periods beginning after December 15, 2023, including interim periods within those fiscal years. Adoption of the ASU should be applied prospectively, and early adoption is permitted, including adoption in an interim period. The Company adopted ASU 2024-03, which is required to be applied prospectively. The adoption did not have a material impact on the Company’s financial statements.

F-14

The Company evaluated the impact of ASU 2024-03, issued by the FASB in March 2024, which provides updated guidance on the accounting and disclosure requirements for equity-classified preferred stock and similar instruments. The standard clarifies presentation and disclosure requirements, including redemption features, dividend terms, and settlement provisions. The Company determined that its adoption did not have a material effect on the Company’s financial statements or related disclosures.

Apart from as mentioned above, management does not believe that other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the Company’s balance sheets, statements of operations, or cash flows.

2.	Accrued Expenses

A summary of accrued expenses is as follows:

	For the Years Ended December 31,
	2024	2023

Accounting fees	$9,550	$9,600
Legal fees	-	4,076
Tax fees	25	600
Total Accrued Expenses	$9,575	$14,276

3.	Other Current Assets

Our other current assets are the listing expenses in relation to our initial public offering. They are recorded as an asset on the balance sheet until the IPO is successfully completed.

A summary of other current assets is as follows:

	For the Years Ended December 31,
	2024	2023
Deferred IPO Expenses:
Legal fees	$200,025	$-
Underwriting fees	110,000	-
Other IPO related expenses	57,840	-
Other Current Asset	$367,865	$-

F-15

4.	Income Taxes

Due to the Company’s net losses and the valuation allowance provided on the related deferred tax assets, there were no provisions for income taxes for the year ended December 31, 2024, and 2023.

The difference between the income tax expense of zero shown in the statements of operations and pre-tax book net loss times the federal statutory rate of 21% for the year ended December 31, 2024, and 2023, are summarized as follows:

	For the Years Ended December 31,
	2024	2023
Pre-tax book loss	$(75,916)	$(4,032)
Permanent differences:
Impairment loss	-	627
Change in valuation allowance	75,916	3,404
Total tax expense	$-	$-

Deferred income tax assets as of December 31, 2024 and 2023, are as follows:

	For the Years Ended December 31,
	2024	2023
Net operating losses carry forwards	$130,087	$50,767
Others	-	3,404
Total deferred tax assets	130,087	54,171
Less valuation allowance	(130,087)	(54,171)
Total deferred tax assets	$-	$-

In assessing the realization of deferred tax assets, management evaluates whether it is more likely than not that some or all of these assets will not be realized. The ultimate realization of deferred tax assets depends on generating future taxable income during the periods when these temporary differences become deductible.

F-16

Based on the available objective evidence, management believes it is more likely than not that the net deferred tax assets will not be realizable. Accordingly, the Company has applied a full valuation allowance against its net deferred tax assets as of December 31, 2024, and 2023. The net change in the total valuation allowance between December 31, 2024, and 2023, was an increase of $75,916.

The Company is subject to U.S. federal and state income tax examinations by the Internal Revenue Service (IRS) and relevant state tax authorities. The Company is incorporated in the state of Nevada, which does not impose a corporate income tax.

The Company’s policy is to recognize interest and penalties accrued on any unrecognized tax benefits as a component of income tax expense. As of December 31, 2024, and 2023, the Company did not have any significant uncertain tax positions or unrecognized tax benefits. Additionally, as of December 31, 2024, and 2023, the Company has federal net operating loss carryforwards of $622,449 and $260,943, respectively, for tax purposes.

5.	Related Party Transactions

On June 17, 2024, following the completion of Reincorporation, the Company entered into an Asset Purchase Agreement and Plan of Reorganization (the “Asset Purchase Agreement”) with Duraviva. Duraviva is a related party, as the majority shareholders, including its President and members of the President’s immediate family, are also majority shareholders, officers, and directors in both entities. On the same day, the Company closed the transactions outlined in the Asset Purchase Agreement (the “Closing”).

At the Closing, Duraviva transferred and assigned to the Company four provisional patent applications, eight research and development animal studies and reports, and the rights to use these studies for further research and development, clinical, and commercial purposes (collectively, the “IP Assets”). In exchange for the transfer and assignment of the IP Assets, a cash consideration of $630,000, and a non-cash consideration of $100,000, which together constituted substantially all of Duraviva’s assets, the Company issued an aggregate of 23,400,000 shares of common stock, adjusted retroactively for the reverse stock split, to Duraviva’s shareholders, proportionate to their ownership in Duraviva.

$74,676 of intangible assets were transferred from Duraviva as part of this transaction for the year ended December 31, 2024. See Note 1 – Intangible Assets for further details.

F-17

6.	Shareholders’ Equity

Common Stock

The Company is authorized to issue 475,000,000 shares of common stock at $0.0001 per share. As of December 31, 2023, the Company had issued 600,000 shares of common stock after retroactively adjusting for the five-for-three reverse stock split approved on November 19, 2024. Each share entitles the holder to one vote, in person or by proxy, on any matter requiring stockholder action. Holders of common stock are entitled to receive, if any, dividends or other distributions.

During the year ended December 31, 2024, the Company issued 23,400,000 shares of common stock at par value, adjusted retroactively for the reverse stock split, to Duraviva’s shareholders in exchange for the transfer and assignment of the IP Assets and a consideration of $730,000.

Reverse Stock Split

Effective November 19, 2024, the Board of Directors approved a three-for-five reverse stock split of the Company’s issued and outstanding shares of common stock for shareholders of record as of the same date. The par value of $0.0001 per share remains unchanged.

As a result of the reverse stock split, all share and per-share amounts have been retroactively adjusted for all periods presented to reflect the reverse stock split. This includes adjustments to the Company’s common stock issued as of December 31, 2024, and shares issued during the year ended December 31, 2023.

Preferred Stock

The Company is authorized to issue 25,000,000 shares of preferred stock at $0.0001 per share. The Company’s Board of Directors also has the authority to issue additional preferred stock in one or more classes or series.

On June 14, 2024, the Company’s Board of Directors approved the issuance of 1,000,000 shares of Series A Super Voting Preferred Stock (“Series A Preferred Stock”) at the par value of $0.0001 per share. These shares grant the holders 40% of the total voting power of the Company’s equity voting stock. Holders of the Series A Preferred Stock do not possess any rights to dividends.

7.	Subscriptions Received – Shares to be Issued

During the year ended December 31, 2019, the company had subscriptions received of $200,000 in cash for 0.1% of total issued and outstanding common shares to be issued as soon as practicable after the successful completion of its initial public offering, subject to the Company’s compliance with all applicable laws and regulations concerning the issuance of these shares.

8.	Subsequent Events

The Company has evaluated subsequent events through the date when these financial statements were issued.

On February 4, 2025, the Company received a loan of $200,000 from Dian Ying Jing, one of the Company’s founders, Secretary, and the wife of the Chief Executive Officer, Jun Liu. In connection with this loan, the Company issued a promissory note (the “Note”) to Ms. Jing in the principal amount of $200,000. The Note bears interest at an annual rate of 4.34%, with interest payable on the maturity date of February 4, 2026. The Company may prepay the Note, in whole or in part, at any time without penalty or premium.

Except as disclosed above, the Company has not identified any subsequent events that would require adjustment to or disclosure in the financial statements.

F-18

CURANEX PHARMACEUTICALS INC

BALANCE SHEETS

	As of March 31, 2025	As of December 31, 2024

ASSETS

Current assets
Cash	$198,943	$148,891
Prepaid Expenses	6,336	1,179
Other Current Assets	490,793	367,865
Total current assets	696,072	517,935

Right-of-Use Asset	90,868	-
TOTAL ASSETS	786,940	517,935

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities
Accrued expenses	2,575	9,575
Accounts payable	126,057	5,000
Interest payable	1,355	-
Lease Liability, current	62,618	-
Total current liabilities	192,605	14,575

Lease Liability, noncurrent	28,558	-
Loan from Shareholders	200,000	-
TOTAL LIABILITIES	421,163	14,575

Shareholders’ equity
Common stock, 475,000,000 shares authorized; $0.0001 par value; 24,000,000 shares issued and outstanding as of March 31, 2025, and December 31, 2024	2,400	2,400
Preferred stock, 25,000,000 shares authorized; $0.0001 par value; 1,000,000 shares issued and outstanding as of March 31, 2025, and December 31, 2024	100	100
Common stock to be issued	200,000	200,000
Additional paid-in capital	923,309	923,309
Accumulated deficit	(760,032)	(622,449)
TOTAL SHAREHOLDERS’ EQUITY	365,777	503,360
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$786,940	$517,935

The accompanying notes are an integral part of these unaudited financial statements.

F-19

CURANEX PHARMACEUTICALS INC

STATEMENTS OF OPERATIONS

	For the Three Months Ended March 31,
	2025	2024

Operating expenses:
General & administrative	137,452	80,201
Total operating expenses	137,452	80,201
Loss from operations	(137,452)	(80,201)
Interest Expense	(1,356)	-
Other income	1,225	-
Net Loss	$(137,583)	$(80,201)

Net loss per common share: Basic and Diluted	$(0.01)	$(0.13)
Weighted average number of common shares outstanding: Basic and Diluted	24,000,000	600,000

The accompanying notes are an integral part of these unaudited financial statements.

F-20

CHANGES IN SHAREHOLDERS’ EQUITY

	Common Stock		Preferred Stock		Common	Additional
	Number of Shares	Amount	Number of Shares	Amount	Stock to be issued	Paid in Capital	Accumulated Deficit	Total

Balance at December 31, 2023	600,000	$60	-	$-	$200,000	$120,973	$(260,943)	$60,090
Issuance of common stock	-	-	-	-	150,000	-	-	150,000
Net loss	-	-	-	-	-	-	(80,201)	(80,201)
Balance at March 31, 2024	600,000	$60	-	$-	$350,000	$120,973	$(341,145)	$129,888

Balance at December 31, 2024	24,000,000	$2,400	1,000,000	$100	$200,000	$923,309	$(622,449)	$503,360
Net loss	-	-	-	-	-	-	(137,583)	(137,583)
Balance at March 31, 2025	24,000,000	$2,400	1,000,000	$100	$200,000	$923,309	$(760,032)	$365,777

The accompanying notes are an integral part of these unaudited financial statements.

F-21

CURANEX PHARMACEUTICALS INC

STATEMENTS OF CASH FLOWS

	For the Three Months Ended March 31,
	2025	2024

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss for the period	$(137,583)	$(80,201)
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Amortization of intangible assets
Amortization of right-of-use assets	14,633	-
Changes in operating assets and liabilities:
Prepaid expenses	(5,157)	-
Lease liabilities	(14,325)	-
Accounts payable	121,057	-
Interest payable	1,355	-
Accrued expenses	(7,000)	(13,676)
Other current assets	(122,928)	-
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	(149,948)	(93,877)

CASH FLOWS FROM FINANCING ACTIVITIES:

Loan from shareholders	200,000	-
Proceeds from stock subscriptions receivable	-	50,000
NET CASH PROVIDED BY FINANCING ACTIVITIES	200,000	50,000

NET INCREASE (DECREASE) IN CASH	50,052	(43,877)
Cash at beginning of period	148,891	74,366
CASH AT END OF PERIOD	$198,943	$30,489

Supplemental schedule of cash flow information:
Non-cash investing & financing activities:
Issuance of common stock with a non-cash payment	-	$100,000
Recognition of right-of-use asset in exchange for lease liability	105,501

The accompanying notes are an integral part of these unaudited financial statements.

F-22

CURANEX PHARMACEUTICALS INC

NOTES TO FINANCIAL STATEMENTS

1.	Description of Business and Summary of Significant Accounting Policies

Description of Business

Curanex Pharmaceuticals Inc. (the “Company”) was originally incorporated as Durand Damiel Health Inc. under the laws of the State of New York on June 1, 2018. The Company is headquartered in Jericho, NY, with an initial focus on research and development of health products and botanical medicines.

On November 9, 2023, the Company was rebranded as Curanex Pharmaceuticals Inc, and shifted its focus to discovering, developing, and commercializing innovative botanical drugs for treating major unmet medical needs in patients with inflammatory diseases.

On June 10, 2024, Curanex Pharmaceuticals Inc., a New York corporation (“Curanex NY”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Curanex Pharmaceuticals Inc, (the “Surviving Corporation”), a newly formed Nevada corporation and wholly owned subsidiary of Curanex NY. Pursuant to the Merger Agreement, on the same date, Curanex NY, as the parent in this transaction, merged with and into the Surviving Corporation (the “Reincorporation Merger”). Upon the consummation of the Reincorporation Merger, Curanex NY ceased its legal existence as a New York corporation, and the Surviving Corporation continued the business as the surviving corporation under the name “Curanex Pharmaceuticals Inc”.

The financial statements for the period ended March 31, 2025 reflect the impact of the Reincorporation Merger. In accordance with ASC 805 Business Combinations, the merger has been treated as a reorganization under common control. As such, the assets and liabilities have been transferred to the Surviving Corporation at their historical carrying amounts, and no gain or loss has been recognized in connection with the merger. The balance sheet now presents the Nevada corporation as the surviving entity, incorporating the combined assets and liabilities of the predecessor and the successor entities.

This merger did not result in any changes to the reported financial position or results of operations for prior periods, as the historical financial information of the Company has been carried forward to the Surviving Corporation. The impact of the merger on the financial statements is primarily legal and administrative, ensuring the continuity of the Company’s operations under the new jurisdiction without interruption. Consequently, the financial statements include all transactions and balances of both the original and the surviving entities, presented as if the merger had occurred at the beginning of the earliest period presented. This approach ensures consistency and comparability in the financial reporting of the Company’s ongoing business activities.

On June 20, 2024, the Company filed a Form S-1 Registration Statement with the Securities and Exchange Commission (SEC) in preparation for an initial public offering (IPO) of its common stock. The S-1 filing is a significant milestone as it marks the beginning of the process for the Company to become a publicly traded entity. The Company intends to use the net proceeds from this offering to conduct FDA-required good laboratory practice (GLP) toxicology and pharmacokinetic studies, manufacture clinical trial material, and initiate Phase One or proof-of-concept Phase Two trials in inflammatory diseases. The IPO is subject to SEC review and market conditions, and there can be no assurance as to the timing or completion of the offering.

F-23

Basis of Accounting

The accompanying financial statements of the Company have been prepared on the accrual basis of accounting in accordance with Generally Accepted Accounting Principles in the United States of America (GAAP).

Use of Estimates

The preparation of the financial statements requires the Company to make judgments in applying its accounting policies and estimates and assumptions about the future. These judgments, estimates and assumptions affect the Company’s reported amounts of assets, liabilities, and items in net income (loss), and the related disclosure of contingent assets and liabilities, if any. Such estimates are based on various assumptions that the Company believes are reasonable under the circumstances, and these estimates form the basis for making judgments about the carrying value of assets and liabilities and the reported amounts of items in net loss that are not readily apparent from other sources. These estimates and associated assumptions are based on historical experience and other factors that are considered to be relevant, and actual results may differ from these estimates under different assumptions or conditions.

The estimates and underlying assumptions are reviewed on an ongoing basis, and revisions to accounting estimates are recognized in the year in which the estimate is revised if the revision affects only that year, or in the year of the revision and future years if the revision affects both current and future years.

Going Concern

At the end of each reporting period, management exercises judgment in assessing the Company’s ability to continue as a going concern by reviewing the Company’s performance, resources, and future obligations. This assessment is based on assumptions derived from actual operating results, industry and market trends, and involves critical judgments regarding the Company’s short and long-term operating budgets, expected profitability, investment and financing activities, and strategic planning.

There can be no assurance that the Company will achieve its business plan, raise additional capital, or secure the necessary financing to implement its current operating plan. The Company has yet to achieve profitable operations, anticipates further losses, has negative cash flows from operating activities, and is dependent on future issuances of equity or other financing to fund ongoing operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments to the reported carrying values of assets and liabilities, reported revenues and expenses, or classifications in the statements of financial position that would be necessary if the Company is unable to realize its assets and settle its liabilities in the normal course of operations.

Management believes there is sufficient capital to meet the Company’s business obligations for at least the next twelve months, considering the expected cash flows and the Company’s cash position as of the date of the financial statements were issued. This assessment also considers the continued financial support from shareholders, including the deferral of repayment on existing shareholder loans until more than one year after the issuance date of the financial statements. Consequently, management believes that this financial stability will alleviate substantial doubt regarding the Company’s ability to continue as a going concern.

F-24

Cash

The Company maintains balances with multiple financial institutions, with balances periodically exceeding the Federal Deposit Insurance Corporation (FDIC) insurance limit. The management monitors the cash balances in the operating accounts and adjusts the cash balances as appropriate; however, these cash balances could be impacted if the underlying financial institutions fail or are subject to other adverse conditions in the financial markets. To date, the Company has experienced no loss or lack of access to cash in the operating accounts.

Basic and Diluted Net Loss per Common Share

The Company computes loss per share in accordance with ASC 260, Earnings per Share, which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period. During the three months ended March 31, 2025, and 2024, the Company had no potential dilutive instruments and accordingly basic loss and diluted loss per share are the same.

Fair Value of Financial Instruments

ASC 820 Fair Value Measurements and Disclosures establishes a framework for all fair value measurements and expands disclosures related to fair value measurement and developments. ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

ASC 820 requires that assets and liabilities measured at fair value are classified and disclosed in one of the following three categories:

●	Level 1 – Unadjusted quoted prices in active markets for identical assets or liabilities;
●	Level 2 – Inputs other than quoted prices that are observable for the asset or liability either directly or indirectly; and
●	Level 3 – Inputs that are not based on observable market data.

The carrying amounts of cash and accrued liabilities approximate fair value because of the short-term nature of these items.

F-25

Leases & Right of Use Assets

The Company adopted ASC 842 Leases on January 1, 2022. At inception of a contract, the Company assesses whether a contract is, or contains, a lease. Contracts that convey the right to control the use of an identified asset for a period of time in exchange for consideration are accounted for as leases giving rise to right-of-use assets.

At the commencement date, a right-of-use asset is measured at cost, where cost comprises: (a) the amount of the initial measurement of the lease liability; (b) any lease payments made at or before the commencement date, less any lease incentives received; (c) any initial direct costs incurred by the Company; and (d) an estimate of costs to be incurred by the Company in dismantling and removing the underlying asset, restoring the site on which it is located or restoring the underlying asset to the condition required by the terms and conditions of the lease, unless those costs are incurred to produce inventories.

A lease liability is initially measured at the present value of the unpaid lease payments. Subsequently, the Company measures a lease liability by: (a) increasing the carrying amount to reflect interest on the lease liability; (b) reducing the carrying amount to reflect the lease payments made; and (c) re-measuring the carrying amount to reflect any reassessment or lease modifications, or to reflect revised in-substance fixed lease payments. Each lease payment is allocated between repayment of the lease principal and interest. Interest on the lease liability in each period during the lease term is allocated to produce a constant periodic rate of interest on the remaining balance of the lease liability. Except where the costs are included in the carrying amount of another asset, the Company recognizes in profit or loss (a) the interest on a lease liability and (b) variable lease payments not included in the measurement of a lease liability in the period in which the event or condition that triggers those payments occurs. The Company subsequently measures a right-of-use asset at cost less any accumulated amortization and any accumulated impairment losses; and adjusted for any re-measurement of the lease liability. Right-of-use assets are depreciated over the shorter of the asset’s useful life and the lease term.

Income Taxes

The Company accounts for income taxes under ASC 740, Income Taxes. This standard requires the Company to use the asset and liability method, which involves making estimates and assumptions and exercising judgment regarding the carrying values of assets and liabilities. These values are subject to inherent accounting estimates, the interpretation of income tax legislation across various jurisdictions, expectations about future operating results, the timing of reversal of temporary differences, and potential audits of income tax filings by tax authorities.

Deferred tax assets and liabilities are recognized for the future tax consequences of differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. These assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years when those temporary differences are expected to be recovered or settled. The impact of changes in tax rates on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date. Valuation allowances are established when necessary to reduce deferred tax assets to amounts expected to be realized.

F-26

When the Company incurs losses for income tax purposes, it assesses the probability of future taxable income based on budgeted forecasts. These forecasts are adjusted to account for non-taxable income and expenses and specific rules on the use of unused credits and tax losses. If the forecasts indicate that sufficient future taxable income will not be available to deduct the temporary differences, a deferred tax asset is not recognized for all deductible temporary differences.

Related Party Transactions

The Company identifies and accounts for related party transactions, disclosing them in accordance with ASC 850, Related Party Disclosures, and other relevant ASC standards. Parties are considered related to the Company if they, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include the principal owners of the Company, its management, members of the immediate families of the principal owners and management, and other parties with which the Company may engage in transactions if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests.

Recent Accounting Pronouncements

The Company is classified as an “emerging growth company” (EGC) under the Jumpstart Our Business Startups Act of 2012 (the JOBS Act). This classification allows EGCs to delay adopting new or revised accounting standards issued after the enactment of the JOBS Act until these standards apply to private companies. The Company has chosen to delay the adoption of these new or revised accounting standards.

The Company is classified as a “smaller reporting company” (SRC) under the Securities and Exchange Commission (SEC) regulations. This classification allows SRCs to provide scaled disclosures in their SEC filings, including reduced financial statement and executive compensation disclosure requirements. The Company has elected to take advantage of these scaled disclosure requirements to simplify its reporting processes.

In December 2019, the FASB issued ASU No. 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes. This guidance amends ASC 740 and addresses several areas including: 1) the evaluation of step-up tax basis of goodwill when there is not a business combination, 2) a policy election to not allocate taxes on a separate entity basis to entities not subject to income tax, 3) accounting for tax law changes or rates during interim periods, 4) ownership changes from equity method investment to subsidiary or vice versa, 5) elimination of exceptions to intra-period allocation when there is a gain in discontinued operations and a loss from continuing operations, and 6) the treatment of franchise taxes that are partially based on income. The amendments in this update are effective for the Company for fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. The Company adopted the amendment, and it did not have a material impact on the financial statements.

In October 2021, the FASB issued ASU 2021-08, Accounting for Contract Assets and Contract Liabilities from Contracts with Customers (Topic 805). This ASU requires an acquirer in a business combination to recognize and measure contract assets and liabilities (deferred revenue) from acquired contracts using the revenue recognition guidance in ASC 606. At the acquisition date, the acquirer applies the revenue model as if it had originated the acquired contracts. The ASU is effective for annual periods beginning after December 15, 2023, including interim periods within those fiscal years. Adoption of the ASU should be applied prospectively, and early adoption is permitted, including adoption in an interim period. The Company adopted ASU 2024-03, which is required to be applied prospectively. The adoption did not have a material impact on the Company’s financial statements.

F-27

The Company evaluated the impact of ASU 2024-03, issued by the FASB in March 2024, which provides updated guidance on the accounting and disclosure requirements for equity-classified preferred stock and similar instruments. The standard clarifies presentation and disclosure requirements, including redemption features, dividend terms, and settlement provisions. The Company determined that its adoption did not have a material effect on the Company’s financial statements or related disclosures.

Apart from as mentioned above, management does not believe that other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the Company’s balance sheets, statements of operations, or cash flows.

2.	Accrued Expenses

A summary of accrued expenses is as follows:

	As of March 31, 2025	As of December 31, 2024

Accounting fees	$2,550	$9,550
Legal fees	-	-
Tax fees	25	25
Total Accrued Expenses	$2,575	$9,575

3.	Other Current Assets

Our other current assets are the listing expenses in relation to our initial public offering. They are recorded as an asset on the balance sheet until the IPO is successfully completed.

A summary of other current assets is as follows:

	As of March 31, 2025	As of December 31, 2024
Deferred IPO Expenses:
Legal fees	$300,025	$200,025
Underwriting fees	110,000	110,000
Other IPO related expenses	80,768	57,840
Other Current Asset	$490,793	$367,865

F-28

4.	Lease

On January 1, 2025, the Company assumed an office lease from Duraviva Pharma Inc. (“Duraviva”), a New York corporation under common control, through a lease assignment agreement. The lease term extends through August 31, 2026. The Company classified the lease as an operating lease. Upon adoption of ASC 842, the Company recognized right-of-use asset and corresponding lease liability for its operating lease.

The following summarizes information about the Company’s lease as of March 31, 2025 and December 31, 2024.

	As of March 31, 2025	As of December 31, 2024

Amount recognized in the balance sheets

Right-of-use assets	$90,868	$-
Operating lease liabilities	91,176	-

Amount recognized in the income statements

Operating lease expense	$17,404

Cash paid for amounts included in the measurement of lease liabilities

Operating lease expense	$17,096	$-

Lease commitment

2025	$51,971	$-
2026	46,957	-
Total future minimum lease payments	$98,928	$-
less imputed interest	(7,752)	-
Present value of lease liabilities	91,176	-

Supplement information

Discount rate	11%	n.a.

Remaining lease term	17 months	n.a.

F-29

5.	Income Taxes

Due to the Company’s net losses and the valuation allowance provided on the related deferred tax assets, there were no provisions for income taxes for the three months ended March 31, 2025, and 2024.

The difference between the income tax expense of zero shown in the statements of operations and pre-tax book net loss times the federal statutory rate of 21% for the three months ended March 31, 2025, and 2024, are summarized as follows:

	For the Three Months Ended March 31,
	2025	2024
Pre-tax book loss	$(28,892)	$(83,390)
Permanent differences:
Impairment loss	-	-
Change in valuation allowance	28,892	83,390
Total tax expense	$-	$-

Deferred income tax assets as of March 31, 2025 and December 31, 2024, are as follows:

	As of March 31, 2025	As of December 31, 2024
Net operating losses carry forwards	158,979	$130,087
Others	-	-
Total deferred tax assets	158,979	130,087
Less valuation allowance	(158,979)	(130,087)
Total deferred tax assets	$-	$-

In assessing the realization of deferred tax assets, management evaluates whether it is more likely than not that some or all of these assets will not be realized. The ultimate realization of deferred tax assets depends on generating future taxable income during the periods when these temporary differences become deductible.

Based on the available objective evidence, management believes it is more likely than not that the net deferred tax assets will not be realizable. Accordingly, the Company has applied a full valuation allowance against its net deferred tax assets as of March 31, 2025 and December 31, 2024. The net change in the total valuation allowance between March 31, 2025 and December 31, 2024, was an increase of $28,892.

F-30

The Company is subject to U.S. federal and state income tax examinations by the Internal Revenue Service (IRS) and relevant state tax authorities. The Company is incorporated in the state of Nevada, which does not impose a corporate income tax.

The Company’s policy is to recognize interest and penalties accrued on any unrecognized tax benefits as a component of income tax expense. As of March 31, 2025 and December 31, 2024, the Company did not have any significant uncertain tax positions or unrecognized tax benefits. Additionally, as of March 31, 2025 and December 31, 2024, the Company has federal net operating loss carryforwards of $760,031 and $622,449, respectively, for tax purposes.

6.	Related Party Transactions

On June 17, 2024, following the completion of Reincorporation, the Company entered into an Asset Purchase Agreement and Plan of Reorganization (the “Asset Purchase Agreement”) with Duraviva. Duraviva is a related party, as the majority shareholders, including its President and members of the President’s immediate family, are also majority shareholders, officers, and directors in both entities. On the same day, the Company closed the transactions outlined in the Asset Purchase Agreement (the “Closing”).

At the Closing, Duraviva transferred and assigned to the Company four provisional patent applications, eight research and development animal studies and reports, and the rights to use these studies for further research and development, clinical, and commercial purposes (collectively, the “IP Assets”). In exchange for the transfer and assignment of the IP Assets, a cash consideration of $630,000, and a non-cash consideration of $100,000, which together constituted substantially all of Duraviva’s assets, the Company issued an aggregate of 23,400,000 shares of common stock, adjusted retroactively for the reverse stock split, to Duraviva’s shareholders, proportionate to their ownership in Duraviva.

Of the total consideration, $150,000 was recognized by the Company during the three months ended March 31, 2024, prior to the Closing. This amount was recorded in “Stock to be issued” on the Company’s balance sheet and was subsequently reclassified to common stock upon the Closing in June 2024.

In January 2025, Duraviva also assigned its office lease to the Company. The terms of the lease, including the original lease end date, remained unchanged upon reassignment. The Company accounted for the lease under ASC 842 as an operating lease. Please refer to Note 4 Lease.

In February 2025, the Company received a $200,000 loan from an existing shareholder to support ongoing costs related to its initial public offering. The loan accrues simple interest at an annual rate of 4.34%, with both principal and interest due at maturity in May 2027. During the three months ended March 31, 2025, total interest incurred was $1,356.

F-31

7.	Shareholders’ Equity

Common Stock

The Company is authorized to issue 475,000,000 shares of common stock at $0.0001 per share. As of December 31, 2023, the Company had issued 600,000 shares of common stock after retroactively adjusting for the five-for-three reverse stock split approved on November 19, 2024. Each share entitles the holder to one vote, in person or by proxy, on any matter requiring stockholder action. Holders of common stock are entitled to receive, if any, dividends or other distributions.

During the year ended December 31, 2024, the Company issued 23,400,000 shares of common stock at par value, adjusted retroactively for the reverse stock split, to Duraviva’s shareholders in exchange for the transfer and assignment of the IP Assets and a consideration of $730,000.

No shares of common stock were issued during the three months ended March 31, 2025.

Reverse Stock Split

Effective November 19, 2024, the Board of Directors approved a three-for-five reverse stock split of the Company’s issued and outstanding shares of common stock for shareholders of record as of the same date. The par value of $0.0001 per share remains unchanged.

As a result of the reverse stock split, all share and per-share amounts have been retroactively adjusted for all periods presented to reflect the reverse stock split. This includes adjustments to the Company’s common stock issued as of March 31, 2025, and shares issued during the year ended December 31, 2024.

Preferred Stock

The Company is authorized to issue 25,000,000 shares of preferred stock at $0.0001 per share. The Company’s Board of Directors also has the authority to issue additional preferred stock in one or more classes or series.

On June 14, 2024, the Company’s Board of Directors approved the issuance of 1,000,000 shares of Series A Super Voting Preferred Stock (“Series A Preferred Stock”) at the par value of $0.0001 per share. These shares grant the holders 40% of the total voting power of the Company’s equity voting stock. Holders of the Series A Preferred Stock do not possess any rights to dividends.

No shares of preferred shares were issued during the three months ended March 31, 2025.

8.	Subscriptions Received – Shares to be Issued

During the year ended December 31, 2019, the company had subscriptions received of $200,000 in cash for 0.1% of total issued and outstanding common shares to be issued as soon as practicable after the successful completion of its initial public offering, subject to the Company’s compliance with all applicable laws and regulations concerning the issuance of these shares. The status of this subscription has not changed as of March 31, 2025.

9.	Subsequent Events

The Company has evaluated subsequent events through the date when the financial statements were issued.

In May 2025, the Company received a $200,000 loan from an existing shareholder to support ongoing costs related to its initial public offering. The loan accrues simple interest at an annual rate of 4.34%, with both principal and interest due at maturity in May 2027.

F-32

PRELIMINARY PROSPECTUS

3,750,000 Shares of Common Stock

to be sold by the Company

Through and including           , 2025 (the 25th day after the date of this prospectus), all dealers effecting transactions in Selling Stockholder Shares, whether or not participating in this offering, may be required to deliver a prospectus. This delivery requirement is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

[RESALE PROSPECTUS ALTERNATE PAGE]

The information in this preliminary prospectus is not complete and may be changed. Neither we nor the Selling Stockholders may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 18, 2025

PRELIMINARY PROSPECTUS

CURANEX PHARMACEUTICALS INC

Up to 1,750,000 Selling Stockholder Shares to be sold by the Selling Stockholders.

This prospectus related to the resale of up to 1,750,000 shares, par value US$0.0001 per share (the “Selling Stockholder Shares” of Curanex Pharmaceuticals Inc, a Nevada corporation, by the stockholders named in this prospectus (the “Selling Stockholders”). We will not receive any of the proceeds from the sale of the Selling Stockholder Shares by any of the Selling Stockholders. Furthermore, the underwriters will neither underwrite the sale of the Company Shares in the underwritten primary offering nor receive any compensation from the sale of the Selling Stockholder Shares by the Selling Stockholders.

The resale of the Selling Stockholder Shares is conditioned upon the successful completion of the sale of the Shares by the Company in the underwritten primary offering and the listing of the Shares on the Nasdaq Capital Market. Following listing of our Shares on the Nasdaq, the per share public offering price of the Selling Stockholder Shares to be sold by the Selling Stockholders will be at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices. The registration of the Selling Stockholder Shares does not mean that the Selling Stockholders will offer or sell any of the Selling Stockholder Shares. In addition, we will pay all fees and expenses incident to the registration of the Selling Stockholder Shares. The Selling Stockholders may offer their shares from time to time directly or through one or more broker-dealers or agents at market prices prevailing at the time of sale. For additional information on the possible methods of sale that may be used by the Selling Stockholder, you should refer to the section of this prospectus entitled “Selling Stockholders—Selling Stockholders Plan of Distribution”.

Prior to this Offering, there has been no public market for the Company’s shares of Common Stock. The Company expects that the initial public offering price will be US$4.00 per share, the lower end of the estimated offering price range of $4.00 and $6.00 per share. The Company intends to list the Shares of the Company on the Nasdaq Capital Market under the symbol “CURX” However, there is no assurance that the initial public offering will be closed and that the Company Shares will be trading on Nasdaq Capital Market.

Curanex is an “emerging growth company” under applicable U.S. federal securities laws and is eligible for reduced public company reporting requirements.

Upon the completion of the primary underwritten Offering, the Company will have 27,750,000 Shares of Common Stock issued and outstanding or 28,312,500 if the underwriters exercise in full the over-allotment option. The Company’s founders, Dian Ying Jing and Chang Liu, together with our Chief Executive Officer and President, Jun Liu, all of whom are members of the same family, beneficially own approximately 80% of the outstanding shares of Common Stock as of the date of this prospectus and will own approximately 69.3% of our outstanding voting stock after the underwritten Offering, assuming the underwriters do not exercise their over-allotment option. They also beneficially own 100% of Series A Preferred Stock (“Series A Preferred Stock”) as of the date of this prospectus that provide them with 40% of the voting power of our equity voting stock.

Neither the United States Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

[RESALE PROSPECTUS ALTERNATE PAGE]

You should rely only on the information contained in this prospectus or in any related free-writing prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus or in any related free-writing prospectus. We are offering to sell, and seeking offers to buy, the Shares only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is current only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the Selling Stockholder Shares.

We have not taken any action to permit a public offering of the Shares outside the United States or to permit the possession or distribution of this prospectus or any filed free writing prospectus outside the United States. Persons outside the United States who come into possession of this prospectus or any filed free writing prospectus must inform themselves about and observe any restrictions relating to the offering of the Shares and the distribution of this prospectus or any filed free writing prospectus outside the United States.

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[RESALE PROSPECTUS ALTERNATE PAGE]

THE OFFERING

Issuer	Curanex Pharmaceuticals Inc

Securities Being Offered by the Selling Stockholders	Up to 1,750,000 Selling Stockholder Shares

Offering Price

Since there is currently no public market established for our securities, the Selling Stockholders may sell the Selling Stockholder Shares at a fixed price of $4.00 per share, the anticipated assumed offering price at which we sell our Shares in our Initial Public Offering pursuant to the registration statement of which this prospectus is a part.

Once, and if, our Shares of Common Stock are listed on the Nasdaq Capital Market and there is an established market for these resale shares, the Selling Stockholders may sell the Selling Stockholder Shares from time to time at the market price prevailing on the Nasdaq Capital Market at the time of offer and sale, or at prices related to such prevailing market prices or in negotiated transactions or a combination of such methods of sale directly or through brokers.

Voting Rights	Each Share is entitled to one vote.

Use of Proceeds	We will not receive any proceeds from the sale of the Selling Stockholder Shares.

Risk Factors	See “Risk Factors” and other information included in the Public Offering Prospectus for a discussion of factors you should carefully consider before deciding to invest in the Selling Stockholder Shares.

Listing	The Company plans to have the Shares listed on the Nasdaq Capital Market under the symbol “CURX.” The Shares will not be listed on any other stock exchange or on any automated quotation system.

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[RESALE PROSPECTUS ALTERNATE PAGE]

SELLING STOCKHOLDERS

The table below presents information regarding the Selling Stockholders and the Selling Stockholder Shares that they may offer from time to time under this prospectus. This table is prepared based on information supplied to us by the Selling Stockholders and reflects holdings as of the date of this prospectus. For purposes of the table below, the term “Offering” means the offering and sale by the Selling Stockholders named below of up to 1,750,000 shares of Common Stock.

The number of shares in the column “Total Number of Shares to be Offered for Selling Stockholder Account” represents all of the Shares that each Selling Stockholder may offer under this Resale Prospectus. The Selling Stockholders may sell some, all, or none of their shares offered by this prospectus. We do not know how long the Selling Stockholders will hold their shares before selling them, and we currently have no agreements, arrangements, or understandings with any of the Selling Stockholders regarding the sale of any of the shares.

Each of the Selling Stockholder named below acquired the shares identified in the column “Shares Owned Prior to this Offering” on June 17, 2024, upon the closing of the Asset Purchase Agreement, pro rata to each such Selling Stockholder’s ownership in Duraviva Pharma Inc.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the Commission under the Exchange Act and includes shares of the Common Stock of the Company with respect to which each Selling Stockholder has the voting and investment power. Under such rules, beneficial ownership includes any shares over which the individual has sole or shared voting power or investment power as well as any shares that the individual has the right to acquire within 60 days after the date of this table. We had an aggregate of 24,000,000 Shares of Common Stock outstanding as of the date of this prospectus.

Name of Selling Stockholder	Shares Owned Prior to this Offering	Total Number of Shares to be Offered for Selling Stockholder Account	Total Shares to be Owned Upon Completion of the Offering	Percentage Owned Prior to Completion of the Offering	Percentage to be Owned Upon Completion of the Offering (2)
CLE Capital Group LP(1)	1,167,660	1,050,000	117,660	4.9%	*
Shuang Song	725,400	300,000	425,400	3.0%	1.5%
Jianping Xu	678,600	400,000	278,600	2.8%	1.0%

Less than 1%.

(1) Mr. Freddie Mei is the sole manager of CLE Capital Group LP and, in the capacity, has the authority to make investment and voting decisions with regard to the shares held by CLE Capital Group LP.

(2) Assumes that all Selling Stockholder Shares offered by the Selling Stockholders are sold after the closing of the underwritten primary Offering.

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SELLING STOCKHOLDERS PLAN OF DISTRIBUTION

We are registering the Selling Stockholder Shares to permit the resale of the Selling Stockholder Shares by the Selling Stockholders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale of the Selling Stockholder Shares. We will bear all fees and expenses incident to the registration of the Selling Stockholder Shares in the registration statement of which this prospectus forms a part. The Selling Stockholder Shares will not be sold through the Representative in this initial public Offering, nor will it receive any compensation from the sale of the Selling Stockholder Shares.

The Selling Stockholders may sell all or a portion of the Selling Stockholder Shares beneficially owned by them and offered hereby from time to time directly or through one or more broker-dealers or agents or in the over-the-counter market at market prices prevailing at the time of sale. If the Selling Stockholder Shares are sold through broker-dealers, the Selling Stockholders will be responsible for any commissions or agent’s commissions. The Selling Stockholder Shares may be sold in one or more transactions at prevailing market prices at the time of the sale. However, the Selling Stockholders will not sell any Selling Stockholder Shares until after the closing of the underwritten primary Offering. These sales may be effected in transactions, which may involve crosses or block transactions:

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;
●	in the over-the-counter market;
●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;
●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	short sales;
●	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;
●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
●	a combination of any such methods of sale; or
●	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus. However, the Selling Stockholders will not sell any Selling Stockholder Shares until after the closing of the primary underwritten initial public offering.

Under applicable rules and regulations under the Securities Exchange Act, as amended (the “Exchange Act”), any person engaged in the distribution of the Shares may not simultaneously engage in market making activities with respect to the Shares for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the Selling Stockholder Shares by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act, as amended).

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If any of the Selling Stockholders effects such transactions by Selling Stockholder Shares to or through broker-dealers or agents, such broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from such Selling Stockholders or commissions from purchasers of the Selling Stockholder Shares for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the Selling Stockholder Shares or otherwise, the Selling Stockholders may enter into hedging transactions with broker-dealers, which may, in turn, engage in short sales of the Selling Stockholder Shares in the course of hedging in positions they assume. The Selling Stockholders may also sell Selling Stockholder Shares short and deliver Selling Stockholder Shares covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Selling Stockholders may also loan or pledge Selling Stockholder Shares to broker-dealers that in turn may sell such shares.

The Selling Stockholders may pledge or grant a security interest in some or all of the warrants or Selling Stockholder Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Selling Stockholder Shares from time to time pursuant to an amendment to this prospectus under applicable provision of the Securities Act, amending, if necessary, the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus.

The Selling Stockholders and any broker-dealer participating in the distribution of the Selling Stockholder Shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the Selling Stockholder Shares is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of Selling Stockholder Shares being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the Selling Stockholder Shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the Selling Stockholder Shares may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any of the Selling Stockholders will sell any or all of the Selling Stockholder Shares registered pursuant to the registration statement, of which this prospectus forms a part. We have no agreements, arrangements or understandings with any Selling Stockholders regarding the sale of any of the Selling Stockholder Shares. Other than as security holders of the Company, none of the Selling Stockholders has have any business or familial relationships with the Company, its employees or affiliates within the past three years. The Selling Stockholders are not acting as a conduit for the Company.

The Selling Stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the Selling Stockholder Shares by the Selling Stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the Selling Stockholder Shares to engage in market-making activities with respect to the Selling Stockholder Shares. All of the foregoing may affect the marketability of the Selling Stockholder Shares and the ability of any person or entity to engage in market-making activities with respect to the Selling Stockholder Shares.

Once sold under the registration statement, of which this prospectus forms a part, the Selling Stockholder Shares will be freely tradeable in the hands of persons other than our affiliates.

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[RESALE PROSPECTUS ALTERNATE PAGE]

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of Selling Stockholder Shares by the Selling Stockholders. In addition, the Underwriter will not receive any compensation from the sale of the Shares by the Selling Stockholders. The Selling Stockholders will receive all of the net proceeds from the sales of the Selling Stockholder Shares offered by it under this prospectus. We have agreed to bear the expenses relating to the registration of the Selling Stockholder Shares for the Selling Stockholders.

LEGAL MATTERS

The validity of the Selling Stockholder Shares to be offered by the Selling Stockholders and other certain legal matters as to federal and Nevada law will be passed upon for us by The Crone Law Group, P.C.

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PRELIMINARY RESALE PROSPECTUS

Up to 1,750,000 Selling Stockholder Shares to be Offered by the Selling Stockholders.

              , 2025

You should rely only on the information contained in this Resale Prospectus. No dealer, salesperson or other person is authorized to give information that is not contained in this Resale Prospectus. This Resale Prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this Resale Prospectus is correct only as of the date of this prospectus, regardless of the time of the delivery of this prospectus or the sale of these securities.

Through and including ______, 2025 (the 25th day after the date of this prospectus), all dealers effecting transactions in the Selling Stockholder Shares, whether or not participating in this Offering, may be required to deliver a prospectus. This delivery requirement is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

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PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth an itemization of the various expenses, other than the underwriting discounts and commissions, all of which we will pay, in connection with the issuance and distribution of the securities being registered. All of the amounts shown are estimated except the Securities and Exchange Commission (“SEC”) registration fee and the Financial Industry Regulatory Authority, Inc. (“FINRA”) filing fee.

SEC registration fee	$5,569
FINRA filing fee	$3,087
Nasdaq listing fee	$75,000
Legal fees and expenses	$400,000
Accounting fees and expenses	$600,000
Miscellaneous fees and expenses	$601,975
Total	$1,685,631

Item 14. Indemnification of Directors and Officers

Nevada law provides that a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation (i.e., a “non-derivative proceeding”), by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he or she:

●	Is not liable under Section 78.138 of the Nevada Revised Statutes for breach of his or her fiduciary duties to the corporation; or

●	Acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

In addition, a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor (i.e., a “derivative proceeding”), by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him or her in connection with the defense or settlement of the action or suit if he:

●	Is not liable under Section 78.138 of the Nevada Revised Statute for breach of his or her fiduciary duties to the corporation; or

●	Acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation.

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Under Nevada law, indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

NRS Section 78.747 provides that except as otherwise provided by specific statute, no director or officer of a corporation is individually liable for a debt or liability of the corporation, unless the director or officer acts as the alter ego of the corporation. The court as a matter of law must determine the question of whether a director or officer acts as the alter ego of a corporation.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any non-derivative proceeding or any derivative proceeding, or in defense of any claim, issue or matter therein, the corporation is obligated to indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense.

Further, Nevada law permits a Nevada corporation to purchase and maintain insurance or to make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him or her and liability and expenses incurred by him or her in his or her capacity as a director, officer, employee or agent, or arising out of his or her status as such, whether or not the corporation has the authority to indemnify him or her against such liability and expenses.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

The Company plans to enter into an underwriting agreement in connection with this offering that provides that the underwriter is obligated, under some circumstances, to indemnify the Company’s directors, officers and controlling persons against specified liabilities, including liabilities under the Securities Act.

Item 15. Recent Sales of Unregistered Securities.

Set forth below is information regarding shares of capital stock issued by us since the Company’s inception until the date of this prospectus.

On June 1, 2018, the Company, being organized under the laws of the State of New York, issued 60 shares of common stock, no par value to Dian Ying Jing and 60 shares of common stock, no par value, to her son Chang Liu.

On June 10, 2024, upon the consummation of the Reincorporation, each of Dian Ying Jing and Chang Liu received 300,000 shares of Common Stock of the Company, as the Surviving Corporation, by virtue of merger.

On June 14, 2024, the Company issued an aggregate of 1,000,000 shares of Series A Preferred Stock, as follows: 490,000 shares were issued to Jun Liu, 200,000 shares were issued to Dian Ying Jing and 310,000 shares were issued to Chang Liu.

On June 17, 2024, the Company issued an aggregate of 23,400,000 shares of its Common Stock to the shareholders of Duraviva, pro rata to their ownership in Duraviva, in consideration for $730,000 and the transfer and assignment of the IP Assets from Duraviva to the Company.

The issuance of the capital stock listed above was deemed exempt from registration under Section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder in that the issuance of securities were made to an accredited investor and did not involve a public offering. The recipient of such securities represented its intention to acquire the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

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Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits: Reference is made to the Exhibit Index following the signature pages hereto, which Exhibit Index is hereby incorporated into this Item.

(b) Financial Statement Schedules: All schedules are omitted because the required information is inapplicable or the information is presented in the financial statements and the related notes.

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Jericho, State of New York, on July 18, 2025.

CURANEX PHARMACEUTICALS INC

By:	/s/ Jun Liu
Jun Liu
Chief Executive Officer and President (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jun Liu, as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, proxy and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Jun Liu	Chief Executive Officer, President and Director	July 18, 2025
Jun Liu	(Principal Executive Officer)

/s/ Haiyan Yang	Chief Financial Officer
Haiyan Yang	(Principal Financial and Accounting Officer)	July 18, 2025

/s/ Huijuan Zhong
Huijuan Zhong	Chief Science Officer and director	July 18, 2025

/s/ Ning Zhang
Ning Zhang	Chief Technology Officer	July 18, 2025

/s/ Liqin Xie
Liqin Xie	Chief Operating Officer	July 18, 2025

/s/ Dian Ying Jing	Secretary	July 18, 2025
Dian Ying Jing

/s/ Yong Yan	Director	July 18, 2025
Yong Yan

/s/ Xiaohui Hao	Director	July 18, 2025
Xiaohui Hao

/s/ Helen Hsu	Director	July 18, 2025
Helen Hsu

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EXHIBIT INDEX

Exhibit No.	Description
1.1******	Form of Underwriting Agreement
3.1*	Certificate of Incorporation of the Registrant in the State of New York
3.2*	Certificate of Amendment of the Registrant in the State of New York to change the name from Durand Damiel Health Inc. to Fordman Pharma Inc.
3.3*	Certificate of Amendment of the Registrant in the State of New York to change the name from Fordman Pharma Inc. to Curanex Pharmaceuticals Inc.
3.4*	Amended and Restated Articles of Incorporation of Curanex Pharmaceuticals Inc in the State of Nevada
3.5*	Certificate of Designation of Series A Preferred Stock of the Registrant in the State of Nevada
3.6*	Certificate of Merger filed with the State of New York
3.7*	Articles of Merger filed with the State of Nevada
3.8*	Bylaws of the Registrant in the State of Nevada
3.9***	Certificate of Amendment to Amended and Restated Articles of Incorporation dated November 19, 2024
4.1****	Promissory Note, dated February 4, 2025, issued to Dian Ying Jing in the principal amount of $200,000
4.2*****	Amendment No. 1 to Promissory Note issued February 4, 2025 to Dian Ying Jing
4.3*****	Promissory Note dated May 23, 2025, issued to Dian Ying Jing in the principal amount of $200,000
5.1******	Opinion of The Crone Law Group, P.C., Counsel to Registrant
10.1*	Asset Purchase Agreement and Plan of Reorganization dated June 17, 2024 by and between the Registrant and Duraviva Pharma Inc
10.2*	Agreement of Merger between Curanex Pharmaceuticals Inc., a New York corporation and Curanex Pharmaceuticals Inc, a Nevada corporation, dated June 10, 2024
10.3***	Amended and Restated Subscription Agreement dated as of November 27, 2024, between the Registrant and the investor
10.4**	Incentive Compensation Recovery Policy
23.1******	Consent of Independent Registered Public Accounting Firm
23.2******	Consent of The Crone Law Group, P.C. (included in Exhibit 5.1)
24.1*	Power of Attorney (included on signature page)
107*****	Filing Fee Table

* Incorporated by reference to Registration Statement on Form S-1 filed October 16, 2024.

** Incorporated by reference to Amendment #1 to Registration Statement on Form S-1 filed November 1, 2024

*** Incorporated by reference to Amendment #2 to Registration Statement on Form S-1 filed November 27, 2024

**** Incorporated by reference to Amendment #3 to Registration Statement on Form S-1 filed February 14, 2025

***** Incorporated by reference to Amendment #5 to Registration Statement on Form S-1 filed July 1, 2025

****** Filed herewith.

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